    As filed with the Securities and Exchange Commission on February 5, 1999

                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                              Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [_]
Check the appropriate box:
[X] Preliminary Proxy Statement
[_] Confidential, for Use of the Commission Only (as Permitted by Rule 14a-
    6(e)(2))
[_] Definitive Proxy Statement
[_] Definitive Additional Materials
[_] Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12


                               FOUR MEDIA COMPANY
                 ---------------------------------------------
                (Name of Registrant as Specified In Its Charter)

                 ---------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

  (1) Title of each class of securities to which transaction applies:

  (2) Aggregate number of securities to which transaction applies:

  (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

  (4) Proposed maximum aggregate value of transaction:

  (5) Total fee paid:

[_] Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)( 2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

  (1)  Amount Previously Paid:

  (2)  Form, Schedule or Registration Statement No.:

  (3)  Filing Party:

  (4)  Date Filed:

                         [LOGO OF FOUR MEDIA COMPANY]

                              FOUR MEDIA COMPANY
                           2813 West Alameda Avenue
                           Burbank, California 91505

                               February   , 1999

To Our Stockholders:

   You are cordially invited to attend the special meeting of stockholders of Four Media Company, a Delaware corporation (the "Company"), to be held at
       on March   , 1999 at 9:00 a.m. local time.

   At the special meeting, you will be asked to approve a group of related proposals that provide for, among other things, the issuance and sale of shares (and a warrant to purchase shares) of the Company's common stock to Warburg, Pincus Equity Partners, L.P. (and certain affiliated entities) pursuant to a securities purchase agreement. The Company's Board of Directors has approved the securities purchase agreement, the warrant and certain related transaction documents and believes it is in the best interests of the Company and its stockholders to consummate the transactions contemplated therein. The Board of Directors recommends that stockholders vote FOR the proposals to be considered at the special meeting.

   The enclosed Notice of Special Meeting and Proxy Statement contain details concerning the issuance and sale of the Company's common stock and the other matters to come before the special meeting. We urge you to read and consider these documents carefully. Whether or not you plan to attend the special meeting, please be sure to indicate your vote, sign and date the enclosed proxy card and return it in the enclosed envelope as soon as possible for receipt prior to the special meeting. This will assure that your shares will be represented at the special meeting and voted in accordance with your wishes. Your vote is important, regardless of the number of shares that you own.

                                          Sincerely,



                                          Robert T. Walston
                                          Chief Executive Officer and
                                          Chairman of the Board of Directors

                              FOUR MEDIA COMPANY
                           2813 West Alameda Avenue
                           Burbank, California 91505

                               ----------------

                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                          To Be Held on March  , 1999

                               ----------------

To the Stockholders of Four Media Company:

   A special meeting of stockholders (the "Special Meeting") of Four Media
Company, a Delaware corporation (the "Company"), will be held on March    ,
1999 at 9:00 a.m. local time at        for the following purposes:

   1. To consider and vote upon the following proposals (collectively, the "Proposals") described more fully in the accompanying Proxy Statement which provide for:

     (i) Proposal One: Approval of the issuance to Warburg, Pincus Equity Partners, L.P., Warburg, Pincus Netherlands Equity Partners I, C.V., Warburg, Pincus Netherlands Equity Partners II, C.V. and Warburg, Pincus Netherlands Equity Partners III, C.V. (collectively, "Warburg") of (A) 6,582,607 shares of the common stock of the Company, par value $.01 per share (the "Common Stock"), (B) a warrant to purchase 1,100,000 additional shares of Common Stock and (C) the shares of Common Stock issuable upon the exercise of such warrant, in each case, pursuant to the terms of the Securities Purchase Agreement dated as of January 18, 1999 among the Company and Warburg.

     (ii) Proposal Two: Approval of an amendment to the Company's 1997 Stock Plan (the "Stock Plan") to (A) increase the number of shares of Common Stock authorized for issuance under the Stock Plan from 2,621,464 shares to 6,271,464 shares, (B) change the annual increase in the maximum number of shares authorized for issuance thereunder from five percent of the number of shares of Common Stock outstanding to 650,000 shares and (C) modify the annual stock option award limits for Robert T. Walston, Jeffrey J. Marcketta and John H. Donlon, the Company's Chief Executive Officer, President and Chief Administrative Officer and President--Broadcast, Syndication and Marketing, respectively; and

     (iii) Proposal Three: Ratification of the election of seven directors of the Company, who will be divided into three classes, the initial terms of which will expire in 2000, 2001 and 2002.

   2. To transact such other business as may properly come before the Special Meeting or any adjournment thereof.

   The effectiveness of each of the Proposals is conditioned upon, among other things, the approval of all of the Proposals. Accordingly, failure of the stockholders to approve any one or more of the Proposals will result in the ineffectiveness of all of the Proposals.

   Only stockholders of record at the close of business on February   , 1999
are entitled to notice of, and to vote at, the Special Meeting and at any adjournments or postponements thereof. For ten days prior to the Special Meeting, a complete list of stockholders entitled to vote at the Special Meeting will be available for examination by any stockholder for any purpose germane to the Special Meeting during ordinary business hours at the principal executive offices of Four Media Company located in Burbank, California.

   THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE IN FAVOR OF EACH OF THE PROPOSALS.

                                          By order of the Board of Directors,

                                          Robert T. Walston
                                          Chief Executive Officer and
                                          Chairman of the Board of Directors

Burbank, California
February  , 1999

   Whether or not you plan to attend the Special Meeting in person, you are requested to sign, date and promptly mail the enclosed proxy card in the postage-paid envelope provided so that your stock may be represented at the Special Meeting. If you have returned your proxy card and attend the Special Meeting, you may revoke your proxy and vote in person on all matters submitted at the Special Meeting.

                              FOUR MEDIA COMPANY
                           2813 West Alameda Avenue
                           Burbank, California 91505
                                (818) 840-7000

                               ----------------

              PROXY STATEMENT FOR SPECIAL MEETING OF STOCKHOLDERS
                         To Be Held on March   , 1999
                                   9:00 a.m.

                                  BACKGROUND

   On January 18, 1999, Four Media Company, a Delaware corporation (the "Company"), certain affiliates of the Company and Warburg, Pincus Equity Partners, L.P., Warburg, Pincus Netherlands Equity Partners I, C.V., Warburg, Pincus Netherlands Equity Partners II, C.V. and Warburg, Pincus Netherlands Equity Partners III, C.V. (collectively, the "Purchasers") entered into definitive agreements which provide for, among other things, the sale to the Purchasers of 10.2 million shares of the Company's common stock, par value $.01 per share (the "Common Stock"), comprised of approximately 6.6 million shares to be issued by the Company for $52.7 million and approximately 3.6 million shares to be sold by certain affiliates of the Company for approximately $27.4 million (the "Transaction").

   Pursuant to the Securities Purchase Agreement dated January 18, 1999 (the "Company Purchase Agreement"), the Purchasers will acquire, subject to, among other things, receipt of stockholder, regulatory and bank approval, approximately 6.6 million newly issued shares of Common Stock from the Company for $52.7 million, and will receive a warrant (the "Warrant") to purchase an additional 1.1 million shares of Common Stock at an exercise price of $15.00 per share. These newly issued shares, together with the shares issuable upon
exercise of the warrant (the "Issuance"), represent approximately   % (and
approximately   %, including the 3.6 million shares to be acquired from
certain affiliates of the Company) of the outstanding Common Stock as of
February   , 1999 (the "Record Date").

   Under National Association of Securities Dealers, Inc. ("NASD") Rule 4310(c)(25)(H), companies that are listed on the Nasdaq National Market must obtain stockholder approval prior to issuing shares of common stock (or shares exercisable or convertible into common stock) where such issuance would result in a change of control of the company. Accordingly, because the Issuance will result in a change of control of the Company, the Company must seek stockholder approval for the Issuance.

   In connection with the Transaction, (i) Robert T. Walston, the Company's Chief Executive Officer ("Mr. Walston"), (ii) Jeffrey J. Marcketta, the Company's newly named President and Chief Administrative Officer ("Mr. Marcketta"), (iii) John H. Donlon, the Company's President--Broadcast, Syndication and Marketing ("Mr. Donlon"), (iv) Gavin W. Schutz, the Company's Vice President and Chief Technology Officer ("Mr. Schutz") and (v) Robert Bailey, the Company's Vice President and Director of Marketing ("Mr. Bailey") entered into new employment agreements (the "Employment Agreements") with the Company, in the cases of Messrs. Walston, Donlon, Schutz and Bailey, effective concurrently with the closing of the Transaction and, in the case of Mr. Marcketta, effective as of January 1, 1999. Under the terms of the Employment Agreements and subject to the approval by the Company's stockholders of certain amendments to the Company's 1997 Stock Plan (the "Stock Plan") to, among other things, increase the number of shares available for issuance thereunder, the Company will grant (i) Mr. Walston an option to purchase 2,500,000 shares of Common Stock at an exercise price of $8.00 per share (which is the same price per share paid to the Company by the Purchasers),
(ii) Mr. Donlon an option to purchase 200,000 shares of Common Stock at an exercise price of $8.00 per share, (iii) Mr. Schutz an option to purchase 150,000 shares of Common Stock at an exercise price of $8.00 per share and
(iv) Mr. Bailey an option to purchase 150,000 shares of Common Stock at an exercise price of $8.00 per share. Under the terms of Mr. Marcketta's employment agreement, he received a grant of an option to purchase 500,000 shares of Common Stock at an exercise price of $8.00 per share. Only a portion of the grant to Mr. Marcketta (equal to the number of shares in excess of the annual award limit under the Stock Plan (i.e., 325,000)) is subject to stockholder approval because there were sufficient shares available under the Stock Plan to make such grant. In order to accommodate the Company's new issuance of options to the foregoing officers, the Company is seeking stockholder approval of an amendment to the Stock Plan whereby the number of shares subject to option grants is increased and the foregoing grants are exempted from the current annual award limit.

   After the closing of the Transaction, the Purchasers will have the right, so long as they beneficially own at least 35% of the then outstanding shares of Common Stock, to cause the Company to nominate and use its best efforts to elect individuals designated by the Purchasers to constitute a majority of the members of the Company's Board of Directors (the "Board"). Effective upon the closing of the Transaction and in order to implement the Purchasers' right to nominate and elect a majority of the Board, a new Board will be elected. Accordingly, the Company is requesting that stockholders ratify the election of such new Board.

   In connection with the Transaction, on January 18, 1999, the Purchasers also entered into (i) a Voting Agreement (the "Fleming Voting Agreement") with the Fleming US Discovery Fund III, L.P. and Fleming US Discovery Offshore Fund III, L.P. (collectively, the "Fleming Funds"), (ii) a Voting Agreement (the "Walston Voting Agreement") with Mr. Walston and Technical Services Partners, L.P. ("TSP") and (iii) a Voting and Option Agreement with TSP (the "TSP Voting Agreement," and together with the Fleming Voting Agreement and the Walston Voting Agreement, the "Voting Agreements"). Under the terms of the Voting Agreements, the Fleming Funds and TSP (including Mr. Walston's shares) have agreed to support the Transaction and to vote against any competing transactions that may arise. Under the terms of the relationship between TSP and Mr. Walston, TSP has the right to vote Mr. Walston's shares. To the extent that Mr. Walston acquires new shares of Common Stock prior to the Record Date, he will vote them in support of the Transaction and against any competing transactions that may arise. See "Certain Relationships and Related Transactions--Mr. Walston/TSP Relationship." The Voting Agreements (but not the option granted by TSP described below) will terminate in the event the Company Purchase Agreement is terminated.

   The Fleming Funds, TSP and Mr. Walston beneficially owned as of the Record
Date, in the aggregate, approximately   % of the outstanding shares of Common
Stock. Accordingly, as a result of the Voting Agreements, the votes represented by these shares will be sufficient to constitute a quorum and to approve the Proposals (as defined below).

   Furthermore, in the TSP Voting Agreement, TSP granted the Purchasers an option to purchase approximately 3.1 million shares of Common Stock
(representing approximately      % of the outstanding shares of the Common
Stock as of the Record Date) for approximately $23.4 million. The option is exercisable upon the occurrence of certain events causing the termination of the Company Purchase Agreement.

   The Company's Board has scheduled a Special Meeting of Stockholders to be
held at      on March   , 1999 at 9:00 a.m. local time, or any adjournment
thereof. The Board has sent you this Proxy Statement to solicit your proxy to vote on your behalf at the Special Meeting. Only stockholders of record on the Record Date will be entitled to notice of and to vote at the Special Meeting. The Board is first sending this Proxy Statement and the accompanying form of
proxy to stockholders on or about February   , 1999.

   At the Special Meeting, stockholders will be asked to consider and vote upon the following proposals (the "Proposals"):

  . Approval of the issuance to the Purchasers of (A) 6,582,607 shares of Common Stock, (B) the Warrant to purchase 1,100,000 shares (subject to certain antidilution adjustments) of Common Stock and (C) the shares of Common Stock issuable upon the exercise of the Warrant, in each case pursuant to the Company Purchase Agreement;

  . Approval of an amendment to the Stock Plan to (A) increase the number of shares of Common Stock authorized for issuance thereunder from 2,621,464 shares to 6,271,464 shares, (B) change the annual increase in the maximum number of shares authorized for issuance thereunder from five percent of the number of shares of Common Stock outstanding to 650,000 shares and (C) modify the annual stock option award limits for Messrs. Walston, Marcketta and Donlon as described herein; and

  . Ratification of the election of seven directors of the Company, who will be divided into three classes, the initial terms of which will expire in 2000, 2001 and 2002;

   Stockholders will also be asked to consider and vote upon such other business as may properly come before the Special Meeting or any adjournment thereof.

                              GENERAL INFORMATION

Voting Securities

   Only stockholders of record as of the close of business on the Record Date will be entitled to vote at the Special Meeting and any adjournment thereof.
As of the Record Date, there were             shares of Common Stock issued
and outstanding and       record holders of Common Stock. In addition, as of
the Record Date, there were 150,000 shares of Series A Convertible Preferred Stock, par value $.01 per share (the "Series A Shares"), issued and outstanding, all of which were held by the Fleming Funds. The Series A Shares are entitled to vote on an "as converted" basis, meaning such shares will be entitled to cast 1,500,000 votes based on the current conversion price in effect relating to the Series A Shares.

   Stockholders may vote in person or by proxy. Each stockholder of record as of the Record Date is entitled to one vote for each share of Common Stock held at the Special Meeting (including 1,500,000 votes represented by the Series A Shares). The Company's bylaws (the "Bylaws") provide that a majority of all of the shares of stock entitled to vote, whether present in person or represented by proxy, will constitute a quorum for the transaction of business at the Special Meeting. The affirmative vote of a majority of the shares represented at the Special Meeting and entitled to vote is required to approve each of the Proposals. Executive officers and directors of the Company (other that Mr.
Walston) who owned, in the aggregate, as of the Record Date,   % of the
outstanding Common Stock have indicated an intention to vote in favor of the Proposals. In addition, the Fleming Funds, TSP and Mr. Walston beneficially
owned as of the Record Date, in the aggregate, approximately   % of the
outstanding shares of Common Stock. Accordingly, as a result of the Voting Agreements, the votes represented by these shares will be sufficient to constitute a quorum and to approve the Proposals.

   The effectiveness of each of the Proposals is conditioned upon, among other things, the approval or ratification, as applicable, of all of the Proposals. Accordingly, failure of the stockholders to approve any one or more of the Proposals will result in the ineffectiveness of all of the Proposals.

Solicitation of Proxies

   The Company will bear the cost of soliciting proxies. In addition, the Company will solicit stockholders by mail through its regular employees and will request banks and brokers, and other custodians, nominees and fiduciaries, to solicit their customers who have stock of the Company registered in the names of such persons and will reimburse them for their reasonable, out-of-pocket costs. The Company may use the services of its officers, directors and others to solicit proxies, personally or by telephone, without additional compensation. The Company has retained US Trust Stock Transfer Corporation to act as information agent in connection with the solicitation of proxies. The fees to be paid to such firm for such services are expected to be approximately $2,500, plus reasonable out-of-pocket costs and expenses.

Voting and Revocation of Proxies

   All shares of Common Stock and Series A Shares represented by a proxy properly signed and received at or prior to the Special Meeting, unless subsequently revoked, will be voted in accordance with the instructions thereon. If no choice is indicated on the proxy, the shares of Common Stock and Series A Shares represented by such proxy will be voted in favor of all of the Proposals.

   Only shares affirmatively voted in favor of a Proposal (including properly executed proxies not containing voting instructions) will be counted as favorable votes for such Proposal. The failure to submit a proxy (or to vote in person) or the abstention from voting will have the same effect as a vote against such Proposal. Under Delaware law, shares represented by proxies that reflect abstentions or "broker non-votes" (i.e., shares held by a broker or nominee which are represented at the Special Meeting, but with respect to which such broker or nominee is not empowered to vote on a particular Proposal) will be counted as shares that are present and entitled to vote for purposes of determining the presence of a quorum for the transaction of all business. Because shares with respect to which stockholders abstain are deemed to be present and entitled to vote, abstentions as to any of the Proposals will have the same effect as votes against such Proposals. Broker non-votes, however, will be treated as not voted for purposes of determining approval of the Proposals and will not be counted as votes for or against such Proposals. Proxy holders may, in their discretion, vote shares to adjourn the Special Meeting to solicit additional proxies in favor of such Proposals. However, shares of Common Stock and Series A Shares with respect to which a proxy is signed and returned indicating a vote against any Proposal will not be so voted to adjourn. A stockholder giving a proxy has the power to revoke his or her proxy, at any time prior to the time it is voted, by delivering to the Secretary of the Company a written instrument revoking the proxy or a duly executed proxy with a later date, or by attending the Special Meeting and voting in person.

   The Board is not currently aware of any business to be acted upon at the Special Meeting other than as described herein. If, however, other matters are properly brought before the Special Meeting, the persons appointed as proxies will have discretion to vote or act thereon according to their best judgment, subject to applicable rules of the Securities and Exchange Commission (the "SEC") or Delaware law.

Security Ownership of Certain Beneficial Owners and Management

   The following table contains information as of December 31, 1998 regarding the ownership of Common Stock by (i) all persons who, to the knowledge of the Company, were the beneficial owners of 5% or more of the outstanding shares of Common Stock, (ii) each director and director nominee of the Company, (iii) the Chief Executive Officer and the four other most highly compensated executive officers of the Company as of such date whose salary and bonus for the year ended August 2, 1998 exceeded $100,000 and (iv) all current executive officers and directors of the Company as a group.

                                                                    Shares
                                                                 Beneficially
                                                                   Owned(1)
                                                               -----------------
                                                                Number   Percent
                                                               --------- -------
Name of Beneficial Owners
-------------------------
Technical Service Partners, L.P.(2)........................... 4,552,502  43.9
Robert T. Walston(3).......................................... 1,432,875  13.8
John H. Donlon(4)(5)..........................................   148,384   1.4
Lawrence Chernoff(5)..........................................   144,620   1.4
Gavin W. Schutz(5)(6).........................................   121,406   1.2
Robert Bailey(5)(7)...........................................   121,406   1.2
James Conlon..................................................       --    --
Shimon Topor(2)(5)(8)(9)...................................... 4,552,502  43.9
Edward Kirtman(2)(5)(8)(9).................................... 4,552,502  43.9
Fleming US Discovery Fund III, L.P.
 and Fleming US Discovery Offshore
 Fund III, L.P.(10)........................................... 1,500,000  14.5
Paul Bricault(5)(9)...........................................       --    --
William Amon(9)...............................................       --    --
Thomas Wertheimer(5)(9).......................................       --    --
Sidney Lapidus(11)............................................       --    --
David E. Libowitz(11).........................................       --    --
William C. Scott(11)..........................................       --    --
Jeffrey J. Marcketta(11)......................................       --    --
Eytan Shapiro(11).............................................       --    --
All directors and executive officers as a group
 (11 persons)(9)(12).......................................... 5,088,318  49.1

--------
 (1) Beneficial ownership is determined in accordance with the rules of the SEC. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of Common Stock subject to options held by that person that are currently exercisable or exercisable within 60 days of

     December 31, 1998 at a price less than or equal to the market price are deemed outstanding. Such shares, however, are not deemed outstanding for the purposes of computing the percentage ownership of any other person. Except as indicated in the footnotes to this table and pursuant to applicable community property laws, each stockholder named in the table has sole voting and investment power with respect to the shares set forth opposite such stockholder's name.

 (2) TSP is a limited partnership the general partner of which is Technical Services Holdings Inc. ("Holdings"), a corporation, all of the voting capital stock of which is owned by Steinhardt Partners, L.P. The non-voting capital stock of Holdings is owned by Institutional Partners, L.P., S.P. International S.A., and Steinhardt Overseas Fund, Ltd. The managing general partner of Steinhardt Partners, L.P. is Michael Steinhardt. The principal business address of Steinhardt Partners, L.P. and Messrs. Steinhardt, Topor and Kirtman is 650 Madison Avenue, New York, New York 10022.

 (3) Mr. Walston's address is c/o Four Media Company, 2813 West Alameda Avenue, Burbank, California 91505. In connection with a 1993 acquisition of shares of Common Stock by TSP, Mr. Walston was granted a profit interest in TSP equal to 10% of the excess, if any, by which the distributions (in cash or in kind) from TSP exceed the partners' total investment in TSP plus a return of 9% per annum. As a result of his profit interest in TSP, Mr. Walston beneficially owns 1,432,875 shares of Common Stock.

 (4) Represents 148,384 shares issuable upon exercise of vested options.

 (5) Effective upon the closing of the Transaction, Messrs. Donlon, Chernoff, Schutz, Bailey, Topor, Kirtman, Bricault and Wertheimer will resign from their positions as directors of the Company.

 (6) Represents 121,406 shares issuable upon exercise of vested options.

 (7) Represents 121,406 shares issuable upon exercise of vested options.

 (8) These shares are owned by TSP. Messrs. Topor and Kirtman are executive officers of the general partner of TSP, and general partners of Steinhardt Partners, L.P., the owner of all the voting capital stock of Holdings. Neither Mr. Topor nor Mr. Kirtman own any shares of Common Stock directly, but may be considered the beneficial owner of the securities listed above. However, Messrs. Topor and Kirtman disclaim beneficial ownership of such shares.

 (9) Excludes 100,000 shares of Common Stock issuable upon exercise of stock options granted pursuant to the Company's 1997 Director Option Plan to each of Messrs. Topor, Kirtman, Bricault, Wertheimer and Amon.

(10) Represents the number of shares of Common Stock into which 150,000 Series A Shares currently may be converted. Such information is based on a joint statement on Schedule 13G filed by (i) Fleming US Discovery Fund III, L.P. (the "US Fund"), (ii) Fleming US Discovery Offshore Fund III, L.P. (the "Offshore Fund"), (iii) Fleming US Discovery Partners, L.P. ("Fleming Partners"), the general partner of the US Fund and a general partner of the Offshore Fund, (iv) Fleming US Discovery, LLC ("Discovery"), the general partner of Fleming Partners, (v) Robert Fleming, Inc. ("RFI"), investment advisor to the US Fund and Offshore Fund (collectively, the "Funds"), and (vi) Robert Fleming Holdings, Ltd, the indirect parent of RFI. The principal business address of the Fleming entities is 320 Park Avenue, New York, NY 10036.

(11) Messrs. Lapidus, Libowitz, Scott, Marcketta and Shapiro were each nominated for election to the Board in connection with the Transaction.

(12) Includes 391,196 shares issuable upon exercise of vested options.

Section 16(A) Beneficial Ownership Reporting Compliance

   Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's officers and directors, and persons who own more than ten percent of the Common Stock, to file reports of ownership and changes in ownership with the SEC. Officers, directors and greater than ten percent stockholders are required by regulation of the SEC to furnish the Company with copies of all Section 16(a) forms they file.

   Based solely on its review of forms furnished to the Company and written representations from certain of the directors and officers that no form is required to be filed, the Company believes that no director, officer or beneficial owner of more than ten percent of the Common Stock failed to file on a timely basis reports required pursuant to Section 16(a) of the Exchange Act with respect to the fiscal year ended August 2, 1998.

Use of Proceeds from the Transaction

   The Company entered into the Transaction because it believed that the Transaction provided it with its most attractive opportunity to access desired capital. The Company will use the proceeds from the Purchasers' equity investment in the Company to enhance its ability to serve and support customers in the process of creating and distributing entertainment programming and to continue to make strategic acquisitions, as well as for other general corporate purposes.

Legal Proceedings

   In ATS Acquisition Corp., Inc. v. National Labor Relations Board ("NLRB") Case No. 31-CA-20089, the NLRB, joined by the International Alliance of Theatrical stage employees ("IATSE"), argued that the Company should have bargained with IATSE as a labor law "successor" following the sale of the assets of Compact Video Services ("Compact") to the Company in August 1993. The Company refused to bargain with IATSE, contending that only a broad, company-wide bargaining unit was appropriate. In a decision issued in July 1996, the NLRB ordered the Company to bargain with IATSE on a prospective basis with regard to certain of the Compact bargaining unit employees. Since the NLRB's orders are not self-executing, the NLRB sought enforcement of its order in the United States Court of Appeals. On October 27, 1997, the Ninth Circuit Court of Appeals (the "Ninth Circuit") enforced the NLRB's order and the Company has commenced bargaining with IATSE. However, the National Labor Relations Act does not require the Company to compromise its position in collective bargaining. Moreover, the Ninth Circuit and the NLRB confirmed the Company's position that it lawfully implemented its own wages, benefits and working conditions when it acquired the assets owned by Compact in 1993 and denied the union's request for backpay. The NLRB's bargaining order, therefore, provides for no backpay liability to the Company.

   In Compact Video Services v. National Labor Relations Board, Case NO. 31-CA-20104, the NLRB and IATSE argued that Compact should have timely bargained with IATSE over the effects of the sale of Compact's assets to the Company. Compact lost the original case, which was ultimately enforced by the Ninth Circuit, and owes certain former Compact employees backpay. The amount of backpay varies depending upon numerous legal arguments. While not named in the underlying proceeding, the Company has been named in the compliance phase as a "labor law" successor to Compact. The NLRB and IATSE contend that the Company purchased Compact with knowledge of Compact's failure to bargain with IATSE over the effects of the 1993 asset sale, and, therefore, the Company should be jointly and severally liable with Compact for the backpay. The Company believes it has substantial legal and factual defenses in its favor regarding the issue of successor liability and has asserted those defenses. The Company intends to vigorously defend itself against the imposition of any successor liability associated with an award of damages assessed against Compact in the underlying proceedings.

   In addition, the Company is subject from time to time to litigation arising in the ordinary course of its business, and the Company believes that there is no litigation pending (including the NLRB/IATSE matters referred to above) that would have a material adverse effect on the Company's results of operations or financial condition.

                                   PROPOSALS

   In connection with the Transaction, stockholders are being asked to consider and vote upon the following Proposals:

     (i) Proposal One: Approval of the issuance to the Purchasers of (A) 6,582,607 shares of Common Stock, (B) the Warrant to purchase 1,100,000 additional shares of Common Stock and (C) the shares of Common Stock issuable upon the exercise of the Warrant, in each case pursuant to the terms of the Company Purchase Agreement.

     (ii) Proposal Two: Approval of an amendment to the Stock Plan to (A) increase the number of shares authorized for issuance under the Stock Plan from 2,621,464 shares to 6,271,464 shares, (B) change the annual increase in the maximum number of shares authorized for issuance from five percent of the number of shares of Common Stock outstanding to 650,000 shares and
  (C) modify the annual stock option award limits for Messrs. Walston, Marcketta and Donlon, as described herein; and

     (iii) Proposal Three: Ratification of the election of seven directors of the Company, who will be divided into three classes, the initial terms of which will expire in 2000, 2001 and 2002.

                                  PROPOSAL 1

         APPROVAL OF ISSUANCE OF COMMON STOCK AND A WARRANT UNDER THE
                          COMPANY PURCHASE AGREEMENT

   At the Special Meeting stockholders are being asked to vote upon and approve the issuance to the Purchasers pursuant to the terms of the Company Purchase Agreement of:

  .  6,582,607 shares of Common Stock at a price per share of $8.00;

  . the Warrant to purchase up to 1,100,000 shares (subject to certain antidilution adjustments) of Common Stock at an exercise price of $15.00 per share (subject to certain antidilution adjustments); and

  .  the shares of Common Stock issuable upon exercise of the Warrant.

   The terms of the Company Purchase Agreement, the Warrant and the related agreements with the Purchasers are summarized below.

Description of Transaction

   On January 18, 1999, the Company entered into agreements relating to, among other things: (i) the issuance by the Company to the Purchasers of 6,582,607 shares of Common Stock and a Warrant to purchase up to 1,100,000 shares of Common Stock, (ii) the sale by TSP of 3,119,627 shares of Common Stock to the Purchasers, (iii) the sale by John H. Donlon, Gavin W. Schutz, Robert Bailey and the Estate of John H. Sabin (the "Founders") of 497,766 shares of Common Stock to the Purchasers, (iv) the conversion by the Fleming Funds of all of the Series A Shares owned by them, representing all of the Company's issued and outstanding shares of preferred stock, into an aggregate of 2,250,000 shares of Common Stock; (v) registration rights relating to the Common Stock acquired by the Purchasers and the Fleming Funds, (vi) the voting by the Fleming Funds, Mr. Walston and TSP of their shares of Common Stock in favor of the Proposals and (vii) the Employment Agreements of Messrs. Walston, Marcketta, Donlon, Schutz and Bailey.

   The following descriptions of the various Transaction documents are only summaries thereof and are qualified in their entirety by reference to such documents which are attached hereto or in the Company's Current Report on Form 8-K filed with the SEC on January 20, 1999 (the "8-K").

Company Purchase Agreement

   General. The Company Purchase Agreement, a copy of which is attached as Annex A to this Proxy Statement, provides for the Company to issue, and the Purchasers to purchase, 6,582,607 shares of Common Stock (the "Company Shares") and for the Company to issue a Warrant to purchase 1,100,000 shares of Common Stock and to reserve for issuance the shares of Common Stock issuable upon exercise of the Warrant. Subject to the terms and conditions of the Company Purchase Agreement, the Company will sell the Company Shares and the Warrant to the Purchasers for an aggregate cash purchase price of $52,660,856 (based upon a purchase price of $8.00 per share).

   The Closing Date. The closing of the sale, purchase and issuance of the Company Shares and the Warrant will take place at 10:00 a.m., New York City time, on the third business day after all of the conditions set forth in the Company Purchase Agreement have been satisfied or waived, or at such other date as the Purchasers and the Company agree to in writing (the "Closing Date"). See "Closing Conditions."

   Representations and Warranties. Subject to the following paragraph, the Company Purchase Agreement contains various representations and warranties of the Company to the Purchasers, relating to, among other things: (i) the due organization and valid existence of the Company and its subsidiaries and related corporate matters; (ii) the capitalization of the Company and its subsidiaries; (iii) the due authorization, execution, delivery and performance of the Company Purchase Agreement and certain related documents (the "Transaction Documents"); (iv) the absence of any requirement on the part of the Company or any of its subsidiaries to obtain any consent or approval from any Person or Governmental Entity (each as defined in the Company Purchase Agreement) in connection with the Transaction; (v) the absence of defaults or violations of the Certificate of Incorporation of the Company (the "Certificate of Incorporation") or Bylaws or any order, judgment, rule or regulation of any Governmental Entity with jurisdiction over the Company; (vi) the absence of any default or violation of any indenture, note, credit agreement, loan document, lease, license or other agreement of the Company;
(vii) the accuracy of the Company's SEC filings and its financial statements;
(viii) the absence of undisclosed liabilities; (ix) the absence of violations of any laws, ordinances, or governmental rules or regulations; (x) the absence of any undisclosed pending or threatened litigation; (xi) the absence of any pending or threatened labor strike, dispute, slowdown, stoppage or lockout and compliance with all applicable laws respecting employment and employment practices; (xii) the absence of any violations of or liabilities under the Employee Retirement Income Security Act of 1974, as amended, or the Internal Revenue Code of 1986, as amended (the "Code"), with respect to any employee plan or pension plan to which the Company is obligated to contribute; (xiii) the representation that all FCC Licenses (as defined in the Company Purchase Agreement) are in full force and effect; (xiv) good and marketable title in fee simple to all real property owned by the Company or its subsidiaries and valid and existing leases or subleases for all property leased by the Company or its subsidiaries; (xv) the valid right to use, free and clear of all liens and other encumbrances or claims, all of the intellectual property necessary for the conduct of the business of the Company or any of its subsidiaries;
(xvi) the absence of malfunctions relating to year 2000 matters; (xvii) the accurate, complete and timely filings of all tax returns required by applicable law to be filed by the Company and the payment of all taxes due; (xviii) the approval by the Board of the Transaction so as to render inapplicable the limitations on business combinations contained in Section 203 of the Delaware General Corporation Law and any other applicable state take-over statutes; (xix) the existence of insurance in sufficient amounts covering the Company, its subsidiaries and their respective properties; (xx) the absence of transactions by the Company or its subsidiaries with related parties; (xxi) the absence of agreements among stockholders of the Company to act in concert with respect to their voting or holding of Company securities;
(xxii) the absence of interests of the Company, its subsidiaries, officers and directors in the Company's competitors; (xxiii) the exemption from the registration and prospectus delivery requirements of the Securities Act of 1933, as amended (the "Securities Act") of the offer, issuance and sale of the Company Shares, the Warrant and the shares of Common Stock issuable upon exercise of the Warrant; (xxiv) the absence of claims for brokerage commissions or finder's fees or similar compensation in connection with the transactions contemplated by the Transaction Documents; (xxv) the absence of false statements in this Proxy Statement; (xxvi) the advisability of the Transaction and the recommendation of the Board relating thereto; (xxvii) the Company's receipt of the written fairness opinion of Houlihan Lokey Howard & Zukin ("Houlihan Lokey"); (xxviii) that the Company is not a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code; and (xxix) that to the Company's knowledge, the representations and warranties of (a) TSP in the TSP Voting Agreement, (b) Mr. Walston and TSP, respectively, in the Walston Voting Agreement and (c) Fleming Funds in the Fleming Voting Agreement are, in each such case, true and correct in all material respects.

   The foregoing representations and warranties are subject, in certain cases, to specified exceptions and qualifications, including without limitation, those exceptions that are disclosed to the Purchasers in the written schedules delivered by the Company to the Purchasers pursuant to the Company Purchase Agreement. In many instances the representations and warranties given by the Company are subject to the qualification that the applicable representation or warranty would not fail to be true and correct unless it would have a Material Adverse Effect. For purposes of the Company Purchase Agreement, "Material Adverse Effect" means any material adverse effect on the business, assets, liabilities, properties (including intangible properties) or condition (financial or otherwise) of the Company and its subsidiaries, taken as a whole.

   The Company Purchase Agreement also includes certain representations and warranties by the Purchasers, including representations and warranties regarding: the due organization, good standing and authority of each Purchaser to execute and deliver the Transaction Documents and to consummate the transactions contemplated therein; the absence of conflict between the execution, delivery and performance of the Transaction Documents with the Purchasers' Certificates of Limited Partnership and the Partnership Agreements (as defined in the Company Purchase Agreement) or with any other agreements of the Purchasers; the receipt of all required consents and approvals for the transactions contemplated; and representations that the Purchasers are "accredited investors" (as defined in Rule 501(a) of the Securities Act) who are not acquiring the Company Shares and the Warrant with a view to resale, transfer or distribution, without prejudice to the Purchasers' right at all times to sell or otherwise dispose of all or any part of such securities under a registration under the Securities Act or under an exemption from said registration available under the Securities Act.

   Conduct of the Business Pending the Closing. The Company has agreed that, except as contemplated by the Transaction Documents, unless the Purchasers will otherwise agree in writing, the Company will and will cause its subsidiaries to carry on their respective businesses in the usual, regular and ordinary course in substantially the same manner as previously conducted, and will, and will cause its subsidiaries to, use their reasonable best efforts to preserve intact their present business organizations, keep available the services of their present officers and employees and preserve their relationships with customers, suppliers and others having business dealings with them. The Company has agreed to, and will cause its subsidiaries to, maintain insurance coverage consistent with prior practice, maintain and keep its properties and equipment in good repair and working order, and perform its obligations under all contracts and commitments.

   Subject to the following paragraph, the Company has further agreed that, among other things, it will not, nor will it permit any of its subsidiaries to: (i) sell, pledge or transfer or agree to sell, pledge or transfer any capital stock owned by it; (ii) amend its charter or other organizational documents; (iii) split, combine or reclassify its outstanding capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for shares of capital stock, or declare, set aside or pay any dividend or other distribution payable in cash, stock or property; (iv) directly or indirectly redeem, purchase or otherwise acquire or agree to redeem, purchase or otherwise acquire any shares of its capital stock; (v) issue, deliver, sell or encumber or agree to issue, deliver, sell or encumber any additional shares of, or stock appreciation rights or rights of any kind to acquire any shares of, its capital stock of any class, or any options, rights or warrants to acquire, or securities convertible into, shares of capital stock; (vi) acquire, lease, or dispose or agree to acquire, lease or dispose of any capital assets or any other assets; (vii) incur additional indebtedness or encumber or grant a security interest in any asset or enter into any transaction; (viii) incur any liability or obligation, or contribute any asset, to a subsidiary of the Company; (ix) acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial equity interest in, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof material to the Company and its subsidiaries taken as a whole; (x) adopt, enter into, terminate or amend any bonus, profit sharing, compensation, severance, termination, stock option, pension, retirement, deferred compensation, employment or other employee benefit plan agreement, trust, fund or other arrangement for the benefit or welfare of any director, officer or current or former employee; (xi) increase in any manner the compensation or fringe benefits of any director, officer or employee except for normal increases in the ordinary course of business; (xii) pay any benefit not provided under any existing plan or arrangement; (xiii) grant any awards or make any payments under any bonus, incentive, performance or other compensation plan or arrangement or employee benefit plan; (xiv) take any action to fund or in any other way secure the payment of compensation or benefits under any employee plan, agreement, contract or arrangement or employee benefit plan; (xv) make any investments in non-investment grade securities; (xvi) make any change in its accounting policies or procedures;
(xvii) make any material tax election or settle any tax claim or assessment; or (xviii) adopt, enter into, amend or terminate any contract, agreement, commitment or arrangement to do any of the foregoing.

   The foregoing covenants are subject, in certain cases, to specified exceptions and qualifications, including without limitation, those exceptions that are disclosed to the Purchasers in the written schedules delivered by the Company to the Purchasers pursuant to the Company Purchase Agreement.

   Takeover Proposals. The Company Purchase Agreement limits the Company's ability to negotiate a Takeover Proposal (as defined below) with any third party. The Company must notify the Purchasers immediately, but in any event within 24 hours, if any proposals, inquiries or expressions of interest are received by, any information is requested from, or any negotiations or discussions are sought to be initiated or continued with the Company or its representatives, in each case in connection with any Takeover Proposal or the possibility or consideration by a third party of making a Takeover Proposal ("Takeover Proposal Interest") indicating, in connection with such notice, the name of the Person indicating such Takeover Proposal Interest and the terms and conditions of any proposals or offers. The Company Purchase Agreement provides that the Company may not (i) initiate, solicit or encourage, or take any action to facilitate (including by furnishing information) the making of, any offer or proposal which constitutes or is reasonably likely to lead to any Takeover Proposal; (ii) enter into any agreement with respect to any Takeover Proposal; or (iii) in the event of an unsolicited Takeover Proposal for the Company, engage in negotiations or discussions with, or provide any information or data to any Person (subject to certain express exceptions) relating to any Takeover Proposal, except in connection with a Superior Proposal.

   As used in the Company Purchase Agreement, "Takeover Proposal" means any tender or exchange offer involving the Company, any proposal for a merger, consolidation or other business combination involving the Company, any proposal or offer to acquire in any manner a greater than 15% equity interest in, or a significant portion of the business or assets of, the Company (other than immaterial or insubstantial assets or inventory in the ordinary course of business or assets held for sale), any proposal or offer with respect to the Company or any proposal or offer with respect to any other transaction similar to any of the foregoing with respect to the Company other than pursuant to the transactions to be effected pursuant to the Purchase Agreements.

   Notwithstanding the foregoing restrictions on solicitation, prior to the Closing Date, the Company may furnish information concerning its business, properties or assets to any Person pursuant to appropriate confidentiality agreements, and may negotiate and participate in discussions and negotiations with such Person concerning a Superior Proposal (provided that the Company will not agree to any exclusive right to negotiate with the Company).

   As used in the Company Purchase Agreement, the term "Superior Proposal" refers to such transaction that takes place after the date of the Company Purchase Agreement by an entity or group, without any action prohibited by the Company Purchase Agreement having been taken by the Company or any of its officers, directors, employees, investment bankers, attorneys, accountants or other agents, and that is a bona fide written proposal submitted to the Company and relating to any such transaction that the Board determines, in good faith, after receiving written advice from a nationally recognized investment banking firm, is more favorable to the Company and its stockholders than the transactions contemplated by the Company Purchase Agreement and which is not conditioned upon receiving additional financing not fully committed at such time. To be considered a Superior Proposal, a Takeover Proposal must also be such that in the opinion of the Board, after receiving advice from outside legal counsel to the Company, the failure to provide such information or access or to engage in such discussions or negotiations with the entity or group which has submitted such a transaction for the Board's consideration would cause the Board to breach its fiduciary duties to the Company's stockholders under applicable law.

   The Company further agrees that neither the Board nor any committee thereof will (i) withdraw or modify, or propose to withdraw or modify, in a manner adverse to the Purchasers, the approval or recommendation by the Board or any such committee of the Transaction Documents; (ii) approve or recommend, or propose to approve or recommend, any Takeover Proposal; or (iii) enter into any agreement with respect to any Takeover Proposal, except in connection with a Superior Proposal.

   Within one business day following a determination by the Board, in good faith, after receiving written advice from a nationally recognized investment banking firm, that a bona fide written Takeover Proposal is a Superior Proposal, the Company will notify the Purchasers of the receipt of such proposal. The Company will promptly provide to the Purchasers any nonpublic information regarding the Company provided to any other party which was not previously provided to the Purchasers. Upon the advice of Company's outside counsel, the Board may inform the Company's stockholders that it no longer believes that the transactions contemplated by the Company Purchase Agreement are advisable and that it no longer recommends approval (a "Subsequent Determination"), but only after the fifth business day following Purchaser's receipt of written notice advising the Purchasers that the Board has received a Superior Proposal specifying the material terms and conditions of such Superior Proposal (including a copy thereof with all accompanying documentation), identifying the Person making such Superior Proposal and stating that it intends to make a Subsequent Determination. After providing such notice, the Company will provide a reasonable opportunity to the Purchasers to make such adjustments in the terms and conditions of the Company Purchase Agreement and/or any of the Transaction Documents as would enable the Board to proceed with its recommendation to its stockholders without a Subsequent Determination.

   At any time after five business days following notification to the Purchasers of the Company's intent to make a Subsequent Determination and if the Company is otherwise in compliance with the Company Purchase Agreement, the Board may terminate the Company Purchase Agreement and enter into an agreement with respect to a Superior Proposal, provided that the Company will, concurrently with terminating the Company Purchase Agreement, pay or cause to be paid to the Purchasers the Termination Fee/Expense Reimbursement (defined in "Effect of Termination" below). Provided that the Company Purchase Agreement has not previously been terminated in accordance with its terms, the Company is required to submit the Proposals to the Company's stockholders, whether or not the Board makes a Subsequent Determination.

   Additional Covenants of the Parties. The Company Purchase Agreement also contains certain additional covenants of the parties including covenants relating to, among other things, (i) access by the Purchasers to all financial, operating and other data and information of the Company and adherence by the Purchasers to the Confidentiality Agreement, dated March 10, 1998, between Warburg, Pincus Ventures, L.P. and the Company; (ii) the preparation by the Company and filing with the SEC of this Proxy Statement and the making of all necessary filings applicable to the Purchasers and the Company under the Securities Act, the Exchange Act, applicable blue sky and similar securities laws; (iii) the convening by the Company of a meeting of holders of its capital stock for the purpose of considering and taking actions to approve the Proposals; (iv) the preparation and filing by the Company and the Purchasers of notifications under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act") in connection with the transactions contemplated under the Company Purchase Agreement; (v) the filing by the Company, its subsidiaries and the Purchasers of all necessary applications with the FCC for obtaining FCC Approval (each as defined in the Company Purchase Agreement); (vi) maintenance by the Company of liability insurance coverage with respect to each of the Company's and its subsidiaries' respective directors and officers; (vii) restrictions upon the resale of the Company Shares, the Warrant or the Common Stock issuable upon exercise of the Warrant; (viii) provisions for board nominees and independent directors providing that for so long as the Purchasers own beneficially (within the meaning of Rule 13d-3 under the Exchange Act) at least 35% of the then outstanding shares of Common Stock, the Company will nominate and use its best efforts to elect and to cause to remain as directors on the Board such number of individuals as the Purchasers may designate as will constitute a majority of the Board; and for so long as the Purchasers own beneficially 30% or more but less than 35% of the then outstanding shares of Common Stock, the Company will nominate and use its best efforts to elect and to cause to remain as directors on the Board the greater of (a) three individuals as designated by the Purchasers and (b) such number of individuals as the Purchasers may designate not exceeding the product (rounded upward or downward to the nearest whole number) obtained by multiplying the number of seats on the Board by the quotient obtained by dividing (1) the number of shares of Common Stock then owned by the Purchasers by (2) the total number of shares of Common Stock then outstanding (the "Applicable Percentage"); and for so long as the Purchasers own beneficially 20% or more but less than 30% of the then outstanding shares of Common Stock, the Company will nominate and use its best efforts to elect and to cause to remain as directors on the Board the greater of (x) two individuals as designated by the Purchasers and (y) the product (rounded upward or downward to the nearest whole number) obtained by multiplying the number of seats on the Board by the Applicable Percentage; and for so long as the Purchasers own beneficially 10% or more but less than 20% of the then outstanding shares of Common Stock, the Company will nominate and use its best efforts to elect and to cause to remain as directors on the Board the greater of (I) one individual as designated by the Purchasers and (II) the product (rounded upward or downward to the nearest whole number) obtained by multiplying the number of seats on the Board by the Applicable Percentage;
(ix) the making of a Section 338(h)(10) election, if determined to be in the Company's best interests, in respect of the Company's acquisition of MSCL, Inc. on September 15, 1998; and (x) the Company's use of its reasonable best efforts to have a new agreement with TVN Entertainment Corporation executed on terms reasonably satisfactory to the Purchasers.

 Closing Conditions.

   All Parties. Pursuant to the Company Purchase Agreement, the respective obligations of each of the Company and the Purchasers to effect the transactions contemplated by the Company Purchase Agreement are subject to the satisfaction on or prior to the Closing Date of each of the following conditions: (i) the Proposals will have been approved and adopted by the requisite vote of the stockholders; (ii) the Company will have obtained FCC Approval; provided, however, that the Company and the Purchasers may, by mutual agreement prior to Closing, agree to effect the transactions contemplated by the Company Purchase Agreement upon the adoption of decisions by the FCC or its bureaus for the transfer of control of the FCC Licenses to the Purchasers whether or not any appeal or request for reconsideration or review of any such decisions is pending or the time for filing such appeal or request or for any sua sponte action by the FCC with similar effect has expired; (iii) any waiting period or extension thereof under the HSR Act applicable to the transactions contemplated by the Transaction Documents will have expired or been terminated; (iv) a Company incentive bonus plan will have been approved by the Board; and (v) no preliminary or permanent injunction or other order by any federal or state court in the United States which prevents the consummation of the transactions contemplated by the Company Purchase Agreement will have been issued and remain in effect.

   Purchaser Closing Conditions. The obligations of the Purchasers to effect the transactions contemplated by the Company Purchase Agreement are subject to the satisfaction on or prior to the Closing Date of the following additional conditions, any one or more of which may be waived in writing by the
Purchasers: (i) the representations and warranties of the Company, without regard to any Material Adverse Effect qualification or any other materiality qualification contained in any such representation and warranty, will be true and correct in all respects on and as of the Closing Date, with the same force and effect as if made on and as of the Closing Date, unless the failure of such representations and warranties to be true and correct would not reasonably be expected to result in, individually or in the aggregate, a Material Adverse Effect upon the Company, materially impair the Company's ability to consummate the transactions contemplated under the Transaction Documents or materially delay such transactions or impose a material limitation on the ability of the Purchasers to effectively acquire, hold or exercise any rights of ownership with respect to the Company Shares, the Warrant or the Common Stock issuable upon exercise of the Warrant; (ii) the Company has performed or complied with in all material respects all agreements, conditions and covenants required by the Transaction Documents to be performed or complied with by it on or before the Closing Date, unless, solely with respect to the covenants described under "--Conduct of the Business Pending the Closing" above, the failure to comply of such would not reasonably be expected to result in, individually or in the aggregate, a Material Adverse Effect upon the Company, materially impair the Company's ability to consummate the transactions contemplated under the Transaction Documents or materially delay such transactions or impose a material limitation on the ability of the Purchasers to effectively acquire, hold or exercise any rights of ownership with respect to the Company Shares, the Warrant or the Common Stock issuable upon exercise of the Warrant; (iii) the Purchasers will have received a certificate, dated the Closing Date, signed by each of the President and the Chief Executive Officer of the Company, certifying that the foregoing conditions (i) and (ii) have been fulfilled; (iv) all permits, consents, authorizations, approvals, waivers, registrations, qualifications, designations and declarations required of the Company pursuant to the Company Purchase Agreement will have been timely obtained and all filings and notices will have been submitted, unless such failures to obtain or submit would not reasonably be expected to result in, individually or in the aggregate, a Material Adverse Effect upon the Company, materially impair the Company's ability to consummate the transactions contemplated under the Transaction Documents or materially delay such transactions or impose a material limitation on the ability of the Purchasers to effectively acquire, hold or exercise any rights of ownership with respect to the Company Shares, the Warrant or the Common Stock issuable upon exercise of the Warrant; (v) the Purchasers will have received from legal counsel to the Company an opinion, dated the Closing Date, as to certain specified matters; (vi) the Company and the Purchasers will have executed the Purchasers' Registration Rights Agreement (as defined below); (vii) the options and irrevocable proxies granted by Walston, the Fleming Funds and TSP, respectively, pursuant to the Voting Agreements will be in full force and effect and none of the parties thereto (other than the Purchasers or any of their Affiliates) will be in material breach thereof; (viii) the transactions contemplated by the Preferred Stock Conversion and Stockholders Agreement (the "Conversion Agreement") and the Stock Purchase Agreement, dated as of January 18, 1999, by the Purchasers and TSP (the "TSP Purchase Agreement") will be consummated concurrently with the consummation of the transactions contemplated by the Company Purchase Agreement; (ix) the Credit Agreement (as defined in the Company Purchase Agreement) will have been amended on terms reasonably acceptable to the Purchasers; (x) neither the Board nor any committee thereof will have amended, modified, rescinded or repealed the approval by the Board of the Company Purchase Agreement and the transactions contemplated thereby pursuant to which the limitations on business combinations contained in Section 203 of the Delaware General Corporation Law were rendered inapplicable, and neither the Board nor any committee thereof will have adopted any other resolutions in connection with the Company Purchase Agreement and the transactions contemplated thereby inconsistent with such approval of the transactions contemplated thereby; (xi) the Lock-up Agreements (as defined in the Company Purchase Agreement) will have been terminated by all parties thereto; and (xii) the Company will have entered into employment agreements with certain key employees of the Company, other than the living Founders, on terms reasonably acceptable to the Purchasers.

   Company Closing Conditions. The obligations of the Company to effect the transactions contemplated by the Company Purchase Agreement are subject to the satisfaction of the following additional conditions on or before the Closing Date, any one or more of which may be waived in writing by the Company: (i) the representations and warranties of the Purchasers, without regard to any Material Adverse Effect or any other materiality qualification contained in any such representation or warranty, will be true and correct on and as of the Closing Date, with the same force and effect as if made on and as of the Closing Date, unless the failure of such representations and warranties to be true and correct would not reasonably be expected to result in, individually or in the aggregate, a Material Adverse Effect on the ability of the Purchasers to consummate the transactions contemplated under the Transaction Documents or materially delay such transactions; (ii) the

Purchasers will have performed and complied in all material respects with all agreements, conditions and covenants contained in the Transaction Documents which are required to be performed or complied with by them prior to or on the Closing Date; and (iii) the Company will have received a certificate from the Purchasers, dated the Closing Date, signed by a duly authorized representative of the Purchasers, certifying that the foregoing conditions (i) and (ii) have been fulfilled.

   Termination. The Company Purchase Agreement may be terminated at any time prior to the Closing, whether before or after approval of the Proposals by the requisite vote of the stockholders at the Company Vote: (i) by mutual written consent of the Board and the Purchasers; (ii) by the Purchasers if any of the conditions set forth above under "the Purchasers Closing Conditions" have not been satisfied or waived by the Purchasers at such time as such condition is no longer capable of satisfaction, including the failure to obtain any required approval of the Company's stockholders, or by the Company if any of the conditions set forth above under "Company Closing Conditions" have not been satisfied or waived by Company at such time as such condition is no longer capable of satisfaction, including the failure to obtain any required approval of the Company's stockholders; (iii) by either the Company or the Purchasers if any Governmental Entity will have issued a final permanent and unappealable order enjoining or otherwise prohibiting the consummation of the transactions contemplated by the Company Purchase Agreement; (iv) by the Purchasers if, without any material breach by the Purchasers of their obligations under the Transaction Documents, the transaction contemplated by the Company Purchase Agreement will not have been consummated on or before June 30, 1999 (the "Expiration Date"), unless the sole reason for the failure to consummate the transactions contemplated by the Company Purchase Agreement by such date is the nonfulfillment of conditions with respect to FCC Approval, in which case the Expiration Date will be extended to September 30, 1999 (the "Extended Expiration Date"); (v) by the Company if, without any material breach by Company of their obligations under the Transaction Documents, the transaction contemplated by the Company Purchase Agreement will not have been consummated on or before the Expiration Date or the Extended Expiration Date, if applicable; (vi) by the Company if (a) there will be a material breach of any of the Purchasers' representations, warranties or covenants in any of the Transaction Documents, which breach cannot be or has not been cured within 10 days of the receipt of written notice thereof or (b) to allow the Company to enter into an agreement in accordance with a Superior Proposal, provided that the Company makes simultaneous payment to the Purchasers of the Termination Fee/Expense Reimbursement in immediately available funds; (vii) by the Purchasers if there has been a material breach of any of the Company's representations, warranties, covenants or agreements set forth in any of the Transaction Documents, which breach cannot be or has not been cured within 10 days of the receipt of written notice thereof; (viii) by the Purchasers, if the Board will withdraw, modify or change its recommendation or approval in respect of the Company Purchase Agreement or the Proposals in a manner adverse to the Purchasers, or the Board will have recommended any proposal other than by the Purchasers in respect of a Takeover Proposal, or the Company will have exercised a right with respect to a Superior Proposal and will, directly or through its representatives, continue discussions with any third party concerning such Takeover Proposal for more than 15 business days after the receipt of such Takeover Proposal, or a Takeover Proposal that is publicly disclosed will have been commenced or communicated to the Company which contains a proposal as to price and the Company will not have rejected such proposal within 15 business days from the date such takeover proposal was communicated to the Company, or any Person or group other than the Purchasers or their respective subsidiaries or Affiliates (as defined in the Company Purchase Agreement) will have become the beneficial owner of more than 15% of the outstanding shares of Common Stock, provided, however, that with regard to a Person that owns more than 15% of the outstanding shares of Common Stock on the date of the Company Purchase Agreement, the provision will be triggered by such Person becoming the beneficial owner of an additional 5% of the outstanding shares of Common Stock (either on a primary of fully diluted basis); or (ix) by the Purchasers if the Company or its representatives take any actions in violation of the Company's obligations under the Company Purchase Agreement with regard to acquisition proposals, solicitation or the withdrawal of Board recommendation.

   Effect of Termination. If (a) the Purchasers will have terminated the Company Purchase Agreement pursuant to subsection (viii) or subsection (ix) under "Termination" above, (ii) the Purchasers will have terminated this Agreement pursuant to subsection (vii) under "Termination" above and following the date of the Company Purchase Agreement but prior to such termination there will have been a Takeover Proposal Interest or (iii) the Company will have terminated the Company Purchase Agreement pursuant to subsection (vi)(b) under "Termination" above, then in any such case the Company will pay simultaneously with such termination if pursuant to subsection (vi)(b) under "Termination" above and promptly, but in no event later than two business days after the date of such termination or event if pursuant to subsections (vii), (viii) or
(ix) under "Termination" above, to the Purchasers (A) a termination fee of $2,250,000 and (B) reimbursement of up to $750,000 of actual and documented costs and expenses incurred by the Purchasers in connection with the transactions contemplated by the Transaction Documents (the "Termination Fee/Expense Reimbursement") which amounts will be payable by wire transfer of immediately available funds to such account as the Purchasers may designate in writing to the Company.

   Any election by the Company to pay, or by the Purchasers to receive, the Termination Fee/Expense Reimbursement will constitute full settlement of any and all liabilities of the Company for damages under the Company Purchase Agreement in respect of a termination of such Agreement pursuant to a section thereof giving rise to the payment of a Termination Fee/Expense Reimbursement and will be the sole measure of damages with respect thereto.

   Expenses. If the transactions contemplated by the Company Purchase Agreement are consummated, the Company will pay to the Purchasers (a) the lesser of (x) $500,000 or (y) the total of all costs, fees and expenses incurred by the Purchasers in connection with the Transaction Documents (the "Purchasers' Expenses"), plus (b) in the event that the Purchasers' Expenses exceed $500,000, 50% of any such excess, provided that the Company's reimbursement obligations will in no event exceed $1,000,000. Such monies will be payable on the Closing Date by wire transfer of immediately available funds to such account as the Purchasers may designate in writing to the Company.

   Recovery of Fees. Any party to the Company Purchase Agreement who obtains a final judgment in a court of competent jurisdiction for the payment of damages by another party thereto for a breach of the Company Purchase Agreement will be entitled to recover reasonable attorneys' fees and court costs incurred in connection with the obtaining of such judgment.

   Amendment. The Company Purchase Agreement may be amended by the parties at any time before or after approval thereof by the stockholders of the Company, but, after such approval, no amendment will be made which materially adversely affects the rights of such stockholders, without the further approval of such stockholders voting as specified in the Company Purchase Agreement. The Company Purchase Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties to the Company Purchase Agreement.

TSP Purchase Agreement

   General. The TSP Purchase Agreement, a copy of which is attached as Exhibit
99.3 to the 8-K, provides that TSP will sell to the Purchasers 3,119,627 shares of Common Stock (the "TSP Shares") for an aggregate cash purchase price of $23,397,203 (based upon a purchase price of $7.50 per share).

   The Closing Date. The closing of the sale and purchase will take place at 10:00 a.m., New York City time, on the third business day after all of the conditions set forth in the TSP Purchase Agreement have been satisfied or waived, or at such other date as the Purchasers and TSP will agree to in writing, in any such case simultaneously with the closing of the transactions contemplated by the Company Purchase Agreement (the "TSP Closing Date"). See "--Closing Conditions of the Parties" and "--Additional Closing Conditions of the Purchasers."

   Representations and Warranties. The TSP Purchase Agreement contains various representations and warranties of TSP to the Purchasers relating to, among other things: (i) the due organization, valid existence and good standing of TSP; (ii) the due authorization, execution, delivery and performance of the TSP Purchase

Agreement and the TSP Voting Agreement (the "TSP Transaction Documents");
(iii) the beneficial ownership by TSP and its good title to all of the TSP Shares free and clear of any mortgage, pledge, hypothecation, rights of others, claim, security interest, charge, encumbrance, title defect, title retention agreement, voting trust agreement, interest, option, lien, charge or similar restriction or limitation; (iv) the exclusive power of TSP to vote the TSP Shares and, pursuant to an agreement with Mr. Walston, the 1,432,875 shares beneficially owned by Mr. Walston (the "Walston Shares"); (v) no beneficial ownership by TSP, directly or indirectly, of any securities of the Company other than the TSP Shares and the Walston Shares, and no option, warrant or other right of TSP to acquire other shares, and no obligation or right of TSP to vote any shares other than the Walston Shares; (vi) the absence of defaults that would result in the creation of liens on any of the TSP Shares and the absence of violations of TSP's Certificate of Limited Partnership or Partnership Agreement, or of any contract, commitment, agreement, understanding, arrangement or restriction of any kind to which TSP is a party, or any order, judgment, rule or regulation of any Governmental Entity with jurisdiction over TSP; (vii) the absence of violations of laws in connection with the execution, delivery and performance by TSP of the TSP Purchase Agreement; (viii) disclosure in the SEC Reports or in the Company Purchase Agreement of all agreements, contracts, transfers of assets or liabilities or other commitments or transactions, whether or not entered into in the ordinary course of business, to or by which the Company or any of its subsidiaries on the one hand, and TSP or any of its affiliates on the other hand, are or have been a party or are otherwise bound or affected, that are currently pending or in effect or involve continuing liabilities and obligations material to the Company or any of its subsidiaries taken as a whole; (ix) the inapplicability of Section 5 of the Securities Act to the sale of the TSP Shares; and (x) the absence of any claims for brokerage commissions or finder's fees or similar compensation in connection with the transactions contemplated by the TSP Purchase Agreement based on any arrangement made by or on behalf of TSP.

   The foregoing representations and warranties are subject, in certain cases, to specified exceptions and qualifications, including, without limitation, those exceptions that are disclosed to the Purchasers in the written schedules delivered by TSP to the Purchasers pursuant to the TSP Purchase Agreement.

   The TSP Purchase Agreement also contains certain representations and warranties by the Purchasers relating to, among other things: the due organization, good standing and authority of each Purchaser to execute and deliver the TSP Transaction Documents to which it is a party and to consummate the transactions contemplated therein; the absence of conflict between the execution, delivery and performance of the TSP Purchase Agreement with the Purchasers' Certificates of Limited Partnership and the Partnership Agreements or with any other agreements of the Purchasers; the receipt of all required consents and approvals for the transactions contemplated; and representations that the Purchasers are acquiring the TSP Shares for their own accounts for investment and not with a view towards the resale, transfer or distribution thereof, without prejudice to the Purchasers' right at all times to sell or otherwise dispose of all or any part of such securities under a registration under the Securities Act or under an exemption from said registration available under the Securities Act.

   Covenants of the Parties. The TSP Purchase Agreement provides that (i) TSP will perform and comply with all agreements and covenants contained in the TSP Voting Agreement which are required to be performed or complied with by TSP prior to or on the TSP Closing Date; (ii) during the term of the TSP Purchase Agreement, TSP will not tender into any tender or exchange offer or otherwise sell, transfer, pledge, assign, hypothecate or otherwise dispose of, or encumber with any Lien, any of the TSP Shares, acquire any shares of Common Stock or other securities of the Company, deposit the TSP Shares into a voting trust, enter into a voting agreement or arrangement with respect to the TSP Shares or grant any proxy or power of attorney with respect to the TSP Shares or enter into any contract, option or other arrangement or undertaking with respect to the direct or indirect acquisition or sale, transfer, pledge, assignment, hypothecation or other disposition of any interest in or the voting of any shares of Common Stock or any other securities of the Company;
(iii) if required under the HSR Act, the Purchasers will use their best efforts to file as soon as practicable notifications under the HSR Act, in connection with the transactions contemplated in the TSP Purchase Agreement and to respond as promptly as practicable to all inquiries and requests received from any State Attorney General or other Governmental Entity in connection with antitrust matters relating to the transactions contemplated by this TSP Purchase Agreement;

and (iv) each party will promptly give notice to the other party upon becoming aware of the occurrence or impending or threatened occurrence, of any event which would cause any of its representations or warranties to be untrue on the TSP Closing Date or cause a breach of any covenant and will use its best efforts to prevent or promptly remedy the same.

   Closing Conditions of the Parties. The obligations of the Purchasers and of TSP to effect the transactions contemplated by the TSP Purchase Agreement are generally similar to the obligations of the Purchasers and of the Company to effect the transactions contemplated by the Company Purchase Agreement discussed under "--Company Purchase Agreement--Closing Conditions" above.

   Additional Closing Conditions of the Purchasers. The obligations of the Purchasers to effect the transactions contemplated by the TSP Purchase Agreement are further subject to the following waivable conditions: the Purchasers will have received from legal counsel to TSP an opinion, dated the TSP Closing Date, as to certain specified matters; and the transactions contemplated by the Company Purchase Agreement will be consummated concurrently on the TSP Closing Date.

   Termination. The events giving rise to the termination of the TSP Purchase Agreement are generally similar to the events discussed under "--Company Purchase Agreement--Termination" above.

   Effect of Termination. In the event of termination of the TSP Purchase Agreement, written notice thereof will forthwith be given to the other parties specifying the provision pursuant to which such termination is made, and the TSP Purchase Agreement will forthwith become null and void and there will be no liability (except for willful breaches) on the part of the Purchasers or TSP or their respective officers, directors or partners.

   Recovery of Fees. Any party to the TSP Purchase Agreement who obtains a final judgment in a court of competent jurisdiction for the payment of damages by another party thereto for a breach of the TSP Purchase Agreement will be entitled to recover reasonable attorneys' fees and court costs incurred in connection with the obtaining of such judgment.

   Amendment. The TSP Purchase Agreement may be amended by the parties thereto by an instrument in writing signed on behalf of each of the parties to the TSP Purchase Agreement.

Founders Purchase Agreement

   General. The Stock Purchase Agreement dated January 18, 1999 (the "Founders Purchase Agreement"), a copy of which is attached as Exhibit 99.4 to the 8-K, provides for the Founders to exercise on the Closing Date their stock options (the "Options") to acquire an aggregate of 497,766 shares of Common Stock (the "Founders Shares") and to sell those shares to the Purchasers for an aggregate cash purchase price of $3,982,128 (based upon a purchase price of $8.00 per share).

   The Closing Date. The closing of the sale and purchase will take place at 10:00 a.m., New York City time, on the third business day after all of the conditions set forth in the Founders Purchase Agreement have been satisfied or waived, or at such other date as the Purchasers and the Founders will agree to in writing, in any such case simultaneously with the closing of the transactions contemplated by the Company Purchase Agreement and the TSP Purchase Agreement (the "Founders Closing Date"). See "--Closing Conditions of the Parties and--Additional Closing Conditions of the Purchasers."

   Representations and Warranties. The Founders Purchase Agreement contains various representations and warranties of each Founder to the Purchasers relating to, among other things: (i) the requisite power and authority to execute and deliver the Founders Purchase Agreement and the Founders Employment Agreements (as defined below and, together with the Founders Purchase Agreement, the "Founders Transaction Documents") and to consummate the transactions contemplated in the Founders Transaction Documents by each of the Founders, and, if not an individual, the taking of all necessary action to authorize the execution, delivery and performance of the Founders Transaction Documents; (ii) the beneficial ownership by each of the Founders of and possession of good title to, all of the Founders Shares designated in the Founders Purchase Agreement as being owned by such Founder, free and clear of any mortgage, pledge, hypothecation, rights of others, claim, security interest, charge, encumbrance, title defect, title retention agreement, voting trust agreement, interest, option, lien, charge or similar restriction or limitation; (iii) direct or indirect beneficial ownership by such Founder of any securities of the Company is limited to the Founders Shares and Options and does not include any option, warrant or other right to acquire any securities of the Company that are or may by their terms become entitled to vote or any securities that are convertible or exchangeable into or exercisable for any securities of the Company that are or may by their terms become entitled to vote, nor is such Founder subject to any contract, commitment, arrangement, understanding or relationship (whether or not legally enforceable), other than the Founders Purchase Agreement, that allows or obligates him or it to vote or acquire any securities of the Company; (iv) the exclusive power of such Founder to vote the Founders Shares listed next to his or its name in the Founders Purchase Agreement and the representation that no proxy has been granted to any other Person to vote such Founders Shares; (v) the due execution, delivery and performance of the Founders Purchase Agreement by such Founder; (vi) the absence of defaults that would result in the creation of liens on any of the Founders Shares and the absence of violations of any contract, commitment, agreement, understanding, arrangement or restriction of any kind to which the Founder is a party, or any injunction, judgment, writ, decree, order or ruling applicable to such Founder; (vii) that
Section 5 of the Securities Act will not be applicable to the sale of the Founders Shares; and (viii) the absence of any claims for brokerage commissions or finder's fees or similar compensation in connection with the transactions contemplated by the Founders Purchase Agreement based on any arrangement made by or on behalf of the Founder.

   The Founders Purchase Agreement also includes certain representations and warranties by the Purchasers, including representations and warranties regarding: the due organization, good standing and authority of each Purchaser to execute and deliver the Founders Purchase Agreement and the related agreements and to consummate the transactions contemplated therein; the absence of conflict between the execution, delivery and performance of the Founders Purchase Agreement with the Purchasers' Certificate of Limited Partnership and the Partnership Agreement or with any other agreements of the Purchasers; the receipt of all required consents and approvals for the transactions contemplated; and representations that the Purchasers are acquiring the Founders Shares for their own accounts for investment and not with a view towards the resale, transfer or distribution thereof, without prejudice to the Purchasers' right at all times to sell or otherwise dispose of all or any part of such securities under a registration under the Securities Act or under an exemption from said registration available under the Securities Act.

   The foregoing representations and warranties are subject, in certain cases, to specified exceptions and qualifications, including, without limitation, those exceptions that are disclosed to the Purchasers in the written schedules delivered by the Founders to the Purchasers pursuant to the Founders Purchase Agreement.

   Covenants of the Parties. The Founders Purchase Agreement provides that (i) the Founders will not exercise the Options until Closing, provided, that simultaneous with the Closing, the Founders will exercise the Options in full;
(ii) during the term of the Founders Purchase Agreement, the Founders will not tender into any tender or exchange offer or otherwise sell, transfer, pledge, assign, hypothecate or otherwise dispose of, or encumber with any Lien (as defined in the Founders Purchase Agreement), any of the Options or the Founders Shares, acquire any shares of Common Stock or other securities of the Company, deposit the Founders Shares into a voting trust, enter into a voting agreement or arrangement with respect to the Founders Shares or grant any proxy or power of attorney with respect to the Founders Shares or enter into any contract, option or other arrangement or undertaking with respect to the direct or indirect acquisition or sale, transfer, pledge, assignment, hypothecation or other disposition of any interest in or the voting of any shares of Common Stock or any other securities of the Company; (iii) if required under the HSR Act, the Purchasers will use their best efforts to file as soon as practicable notifications under the HSR Act in connection with the transactions contemplated in the Founders Purchase Agreement and to respond as promptly as practicable to all inquiries and requests received from any State Attorney General or other Governmental Entity in connection with antitrust matters relating to the transactions contemplated by the Founders Purchase Agreement; and (iv) each party will promptly give notice to the other party upon becoming aware of the occurrence or impending or threatened occurrence, of any event which would cause any of its representations or warranties to be untrue on the Founders Closing Date or cause a breach of any covenant and will use its best efforts to prevent or promptly remedy the same.

   Closing Conditions of the Parties. The obligations of the Purchasers and of the Founders to effect the transactions contemplated by the Founders Purchase Agreement are generally similar to the obligations of the Purchasers and of the Company to effect the transactions contemplated by the Company Purchase Agreement discussed under "--Company Purchase Agreement--Closing Conditions" above.

   Additional Closing Condition of the Purchasers. The obligations of the Purchasers to effect the transactions contemplated by the Founders Purchase Agreement are further subject to the following waivable condition: the transactions contemplated by the Company Purchase Agreement and the Founders Purchase Agreement will be consummated concurrently on the Founders Closing Date.

   Termination. The events giving rise to the termination of the Founders Purchase Agreement are generally similar to the events discussed under "-- Company Purchase Agreement--Termination" above.

   Effect of Termination. In the event of termination of the Founders Purchase Agreement, written notice thereof will forthwith be given to the other parties specifying the provision pursuant to which such termination is made, and the Founders Purchase Agreement will forthwith become null and void and there will be no liability (except for willful breaches) on the part of the Purchasers or the Founders or their respective officers, directors or partners.

   Recovery of Fees. Any party to the Founders Purchase Agreement who obtains a final judgment in a court of competent jurisdiction for the payment of damages by another party thereto for a breach of the Founders Purchase Agreement will be entitled to recover reasonable attorneys' fees and court costs incurred in connection with the obtaining of such judgment.

   Amendment. The Founders Purchase Agreement may be amended by the parties thereto by an instrument in writing signed on behalf of each of the parties to the Founders Purchase Agreement.

Warrant

   General. The Warrant, a copy of which is attached as Annex B to this Proxy Statement and incorporated by reference herein, when exercised, will entitle the holder thereof to receive up to 1,100,000 shares of Common Stock (the "Warrant Shares"), at an exercise price of $15.00 per share, subject to adjustment (the "Exercise Price"). The number of Warrant Shares purchasable upon exercise of the Warrant and the Exercise Price are subject to adjustment as described below under "--Adjustments." As of the Record Date, assuming the Warrant was issued and exercisable, the Purchasers would be entitled to
purchase shares of Common Stock representing approximately   % of the Common
Stock (in addition to the   % of Common Stock then owned by the Purchasers) on
a fully diluted basis (assuming exercise of all outstanding warrants, options and conversion of all Series A Shares). The Warrant will be exercisable at any time on or after the Closing Date (the "Issue Date"). Unless exercised, the Warrant will automatically expire on the seventh anniversary of the Issue Date (the "Expiration Date").

   The Warrant may be exercised by a holder thereof by surrendering to the Company the Warrant, with the form of subscription at the end thereof executed by such holder, together with payment of the Exercise Price equal to the Purchase Price (as defined in the Warrant) multiplied by the number of shares being purchased pursuant to such exercise. Payment of the Exercise Price may be made (i) in cash, by certified or official bank check, or by wire transfer,
(ii) by surrender to the Company for cancellation of securities of the Company having a Market Price (as defined below) on the date of exercise equal to the Exercise Price or (iii) by a combination of the methods described in clauses
(i) and (ii) above. In lieu of exercising the Warrant, the holder may elect to receive a payment equal to the difference between (i) the Market Price multiplied by the number of shares as to which the payment is then being elected and (ii) the Exercise Price with respect to such shares, payable by the Company to the holder only in shares of Common Stock valued at the Market Price on the date of exercise. The Warrant may be exercised for less than the full number of shares of Common Stock, in which case the number of shares receivable upon the exercise of the Warrant as a whole, and the sum payable upon the exercise of the Warrant as a whole, is proportionately reduced. If the holder exercises the Warrant in part, a new warrant certificate will be issued for the remaining number of Warrant Shares. As soon as practicable after the exercise of the Warrant and payment of the Exercise Price, and in any event within ten days thereafter, the Company, at its expense, will cause to be issued in the name of and deliver to the holder a certificate or certificates for the number of fully paid and non-assessable shares or other securities or property to which such holder is entitled upon exercise. No fractional Warrant Shares will be issued upon exercise of the Warrant. Instead, the Company will pay to the holder of the Warrant at the time of exercise an amount in cash equal to the current value of such fraction to be computed based on the Market Price of the Common Stock.

   Anti-Dilution Provisions and Other Adjustments. The number of Warrant Shares purchasable upon exercise of Warrant and the Exercise Price will be subject to adjustment in certain events occurring after the Issue Date, including: (i) the issue or sale of Common Stock for consideration per share less than Market Price per share on the date the Company fixes the issuance or sales price, (ii) subdivisions of outstanding Common Stock or issuances of stock dividends on the outstanding Common Stock by the Company, (iii) the grant, issuance or sale of any options, convertible securities or rights to purchase property to all holders of Common Stock or (iv) certain other events that could have the effect of depriving a holder of the Warrant of the benefit of all or a portion of the purchase rights evidenced by the Warrant.

   In the event the Company declares a dividend upon the Common Stock payable otherwise than out of earnings or earned surplus (a "Liquidating Dividend"), then, as soon as possible after the exercise of the Warrant, the Company will pay to the person exercising such Warrant an amount equal to the aggregate value at the time of such exercise of all Liquidating Dividends, including, but not limited to, the Common Stock which would have been issued at the time of such earlier exercise and all other securities which would have been issued with respect to such Common Stock by reason of stock splits, stock dividends, mergers or reorganizations, or for any other reason.

   The Warrant will not be subject to adjustment in the event Common Stock is issued, issuable or deemed outstanding to any person pursuant to any stock option, stock purchase or similar plan or arrangement for the benefit of employees, consultants or directors of the Company or its subsidiaries in effect as of the date of the Warrant's issuance or pursuant to option, warrants and conversion rights in existence on the date of the Warrant's issuance.

   "Market Price" means the average closing price of a share of Common Stock for the 15 consecutive trading days preceding such day on the principal national securities exchange on which the shares of Common Stock or securities are listed or admitted to trading or, if not listed or admitted to trading on any national securities exchange, the average of the reported bid and asked prices during such 15 trading day period in the over-the-counter market as furnished by the National Quotation Bureau, Inc., or, if such firm is not then engaged in the business of reporting such prices, as furnished by any member of the National Association of Securities Dealers, Inc. selected by the Company or, if the shares of Common Stock or securities are not publicly traded, the Market Price for such day will be the fair market value thereof determined jointly in good faith by the Board and the holder of the Warrant; provided, however, that if such parties are unable to reach agreement within a reasonable period of time, the Market Price will be determined in good faith by the independent investment banking firm selected jointly by the Company and the holder of the Warrant or, if that selection cannot be made within 15 days, by an independent investment banking firm selected by the American Arbitration Association in accordance with its rules.

   In the case of any capital reorganization or reclassification of the capital stock of the Company, or consolidation or merger of the Company with another corporation or the sale of all or substantially all of the assets of the Company to another corporation (individually, an "Event"), then, as a condition of such Event, the holder of the Warrant has the right to acquire and receive upon exercise of the Warrant such shares of stock, securities, cash or other property issuable or payable (as part of the Event) with respect to or in exchange for such number of outstanding shares of Common Stock as would have been received upon exercise of the Warrant at the Exercise Price then in effect. Any such Event will not occur until any successor corporation (other than the Company) assumes the foregoing obligations by written instrument. Furthermore, in the event that any such Event is made to and accepted by more than 50% of the outstanding shares of Common Stock, then such Event will not occur unless, prior to such Event's consummation, the holder of the Warrant is given a reasonable opportunity to then elect to receive upon exercise of the Warrant either the stock, securities or assets then issuable or previously issued with respect to the Common Stock in accordance with such offer.

   Reservation of Shares. The Company will at all times reserve and keep available out of its authorized but unissued stock, solely for issuance and delivery upon the exercise of the Warrant, such number of its duly authorized shares of Common Stock as from time to time will be issuable upon the exercise of the Warrant and all other similar Warrants at the time outstanding.

Conversion Agreement

   The Conversion Agreement, a copy of which is attached as Exhibit 99.5 to the 8-K, provides for the conversion by the Fleming Funds on the Closing Date (the "Conversion") of all 150,000 shares of the Series A Shares owned by them into an aggregate of 2,250,000 shares of Common Stock (subject to appropriate adjustments for stock splits, dividends and combinations and other similar recapitalizations) and the issuance by the Company to the Fleming Funds of the 2,250,000 shares of Common Stock in respect of such Conversion. As of the date hereof, the Series A Shares are convertible into 1,500,000 shares of Common Stock.

   Under the terms of the Conversion Agreement, each of the Fleming Funds waives any and all of its rights, benefits and claims under the Certificate of Designation of Series A Convertible Preferred Stock (the "Certificate of Designation") and any other document or agreement, to any and all adjustments to the Conversion Price (as defined in the Certificate of Designation) to which it would or may otherwise have been or be (now or in the future) entitled as a result of the execution, delivery and performance of the Transaction Documents. Furthermore, each of the Fleming Funds waives any and all of its rights, benefits and claims under the Preferred Purchase Agreements, the Stockholders' Agreement, the Registration Rights Agreement (as those terms are defined in the Conversion Agreement) and any other agreement to which the Company and the Fleming Funds are parties to which it would or may otherwise have been or be (now or in the future) entitled as a result of the execution, delivery and performance of the Transaction Documents, including without limitation preemptive rights and registration rights with respect to the issuance of the Company Shares and the Warrant to the Purchasers, and hereby consents to the execution, delivery and performance of the Transaction Documents; provided, however, that the foregoing waiver will be null and void ab initio on and after the date the Conversion Agreement is terminated.

   For so long as the Fleming Funds own at least 50% of the shares of Common Stock that are issued to them under the Conversion Agreement, then (i) subject to and in accordance with certain other terms and conditions in the Conversion Agreement, in the event that either Mr. Walston or the Purchasers (together with Mr. Walston, the "Transferors" and each a "Transferor") propose to transfer any shares of Common stock owned by them (the "Transferor Shares") to any person (the "Transferee"), as a condition to such transfer, the Transferor(s) will cause the Transferee to offer (the "Inclusion Offer") to purchase from each of the Fleming Funds, at each such Fleming Fund's option, up to that number of shares of Common stock (the "Inclusion Shares") owned by such Fleming Fund on the same terms and conditions as are applicable to the Transferor Shares (including any consideration to be received by the Transferor(s) in the form of bonuses, consulting fees, noncompetition payments, pursuant to employment arrangements or similar arrangements), except that neither Fleming Fund will be required to provide any representation, warranty or other undertaking other than with respect to its ownership of, and authority to transfer, the Inclusion Shares owned by it free of any liens or encumbrances (which will, in any event, include customary organizational representations with respect to each of the Fleming Funds, customary representations with respect to required consents and customary representations with respect to all of the other matters represented by the Fleming Funds in Sections 2.1 and 2.2 of the Conversion Agreement), (ii) from and after the Closing Date, the Fleming Funds will, collectively, have the right, but not the obligation, to nominate via written notice, in the aggregate, one individual (the "Nominee") reasonably acceptable to the Company to stand for election to the Board. The Company (A) will cause such Nominee to be nominated for election to the Board (x) at each annual meeting of stockholders of the Company (or any special meeting of stockholders convened for the purpose (which need not be the sole purpose) of electing directors) or
(y) in connection with any solicitation of written consents by the Company undertaken for the purpose (which need not be the sole purpose) of electing directors and (B) will use its reasonable best efforts to secure the election of such Nominee and (iii) the Company will provide to the Fleming Funds, generally as soon as practicable, a consolidated monthly balance sheet of the Company and its subsidiaries; consolidated statements of operations, stockholders' equity and cash flows of the Company and its subsidiaries for the portion of the fiscal year ended with the end of such month; any other materials furnished to the Company's lenders under the Credit Agreement; copies of any special or interim audit reports or management or comment letters with respect to the Company or its subsidiaries; and copies of the annual budget and business plan of the Company.

   The Conversion Agreement will terminate upon the termination of the Company Purchase Agreement or such later date as all parties thereto agree.

Registration Rights Agreements

   The Company will also enter into separate Registration Rights Agreements on the Closing Date with (i) the Purchasers (the "Purchasers' Registration Rights Agreement") and (ii) the Fleming Funds (the "Fleming Registration Rights Agreement" and together with the Purchasers' Registration Rights Agreement, collectively, the "Registration Rights Agreements"). Under the terms of the Registration Rights Agreements, both the Purchasers and the Fleming Funds have three demand registrations, except that, in the case of the Purchasers, if the Purchase Agreements have been terminated, but the Purchasers have, nonetheless, elected to exercise their option to purchase the Option Shares pursuant to the Option Agreement (as those terms are defined in the Registration Rights Agreements), then the Purchasers will be entitled to only two demand registrations. Additionally, the Company is not obligated to effect a demand registration if the Registrable Securities (as defined in the Registration Rights Agreements) requested by all such holders of Registrable Securities ("holders") demanding that their Registrable Securities be registered pursuant to such request have an anticipated aggregate public offering price (before any underwriting discounts and commissions) of less than, in the case of the Purchasers, $15,000,000, and, in the case of the Fleming Funds, $9,000,000. Pursuant to the Registration Rights Agreements, the Purchasers and the Fleming Funds are also entitled to unlimited "piggyback" registration rights to include their Registrable Securities, subject to certain limitations, in certain registrations initiated by the Company for its own account or pursuant to the foregoing requests, or otherwise.

   Except as provided in the Registration Rights Agreements, or unless otherwise consented to in writing by the holders, in the Registration Rights Agreements the Company agrees that it will not grant to any person or entity registration rights with respect to any equity securities of the Company, or any securities convertible, exchangeable or exercisable for or into such securities, other than "piggyback" registration rights subordinate to the registration rights granted to the holders under the Registration Rights Agreements and other registration rights granted, subject to certain limitations, in connection with the Company's acquisition of a complementary business. Pursuant to the Registration Rights Agreements, the Company will have the right, which it may utilize once every 12 month period, to defer requests for registration for a period not to exceed 135 days if such registration would materially interfere with a business or financial transaction of substantial importance to the Company (other than an underwritten public offering of its securities). The Company also has the right to postpone requests for registrations for up to 90 days in order to file a registration statement for a primary offering of its Common Stock; provided, however, that in such event the holders requesting such registration have the option of continuing to exercise its request for registration, in which event such request will continue to be treated as a demand registration for such holders and they will be treated pari passu with the Company in such registration in all respects. The Company's rights to postpone a request for registrations as described above will be limited to an aggregate period per request which does not exceed six months. The Registration Rights Agreements contain customary indemnification and contribution provisions relating to the exercise by the holders of their registration rights thereunder.

Voting Agreements

   The Voting Agreements, copies of which are attached as Exhibits 99.6, 99.7 and 99.8 to the 8-K, provide that the Fleming Funds and TSP will vote or cause to be voted all of their respective shares of the Common Stock (including, in the case of TSP, Mr. Walston's shares) (a) in favor of the Proposals and the transactions contemplated thereby and (b) against (i) any Takeover Proposal,
(ii) any action or agreement that would result in a breach in any respect of any covenant, agreement, representation or warranty of the Company under the Company Purchase Agreement and (iii) the following actions (other than the other transactions contemplated by the Company Purchase Agreement): (x) any extraordinary corporate transaction, such as a merger, consolidation or other business combination involving the Company or its subsidiaries; (y) a sale, lease or transfer of a substantial amount of assets of the Company or one of its subsidiaries, or a reorganization, recapitalization, dissolution or liquidation of the Company or its Subsidiaries; (z) (A) any change in a majority of the persons who constitute the Board as of January 18, 1999; (B) any change in the present capitalization of the Company or any amendment of the Certificate of Incorporation or Bylaws of the Company, as amended through the date hereof; (C) any other material change in the Company's corporate structure or business; or (D) any other action that, in the case of each of the matters referred to in clauses (iii)(A), (B) and (C) is intended, or could reasonably be expected, to impede, interfere with, delay, postpone, or adversely affect the transactions contemplated by this Agreement and the Company Purchase Agreement.

   Under the terms of the relationship between TSP and Mr. Walston, TSP has the right to vote Mr. Walston's shares. To the extent that Mr. Walston acquires new shares of Common Stock prior to the Record Date, he will vote them in support of the Transaction and against any competing transactions that may arise. See "Certain Relationships and Related Transactions--Mr. Walston/TSP Relationship."

   As discussed above, the Fleming Funds, TSP and Mr. Walston beneficially
owned as of the Record Date, in the aggregate, approximately    % of the
outstanding shares of Common Stock. Accordingly, as a result of the Voting Agreements, the votes represented by these shares will be sufficient to constitute a quorum and to approve the Proposals.

   Furthermore, the Fleming Funds, Mr. Walston and TSP have also agreed that they will not, directly or indirectly, (i) solicit, initiate or encourage submission of proposals or offers from any Person relating to, or that could reasonably be expected to lead to, a sale or transfer of any of the shares of Common Stock or a Takeover Proposal or (ii) participate in any negotiations or discussions regarding, or furnish to any other Person any information with respect to, or otherwise cooperate in any way with, or assist or participate in, facilitate or encourage, any effort or attempt by any other Person to do or seek a sale or transfer of any of the shares of Common Stock or a Takeover Proposal. The Fleming Funds, Mr. Walston and TSP have further agreed to advise the Purchasers immediately in writing of the receipt of request for information or any inquiries or proposals relating to a sale or transfer of any of the shares of Common Stock or a Takeover Proposal.

   For so long as the Purchasers are entitled to nominate directors to the Board under the Company Purchase Agreement, Walston has agreed to vote all of the shares of Common Stock owned by him, whether owned on the Closing Date or thereafter, in favor of any nominees of the Purchasers for election to the Board. In exchange for such voting covenants by Mr. Walston, the Purchasers have agreed to vote all of the shares of Common Stock owned by them, whether on the Closing Date or thereafter, in favor of Mr. Walston for election to the Board for so long as he remains the Company's Chief Executive Officer pursuant to the terms of his new employment agreement.

   For so long as the Purchasers are entitled to nominate directors to the Board under the Company Purchase Agreement, the Fleming Funds have agreed to vote all of their shares of Common Stock owned by them, whether owned on the Closing Date or thereafter, in favor of any nominees of the Purchasers for election to the Board. In exchange for such voting covenants by the Fleming Funds, the Purchasers agreed to vote all of the shares of Common Stock owned by them, whether on the Closing Date or thereafter, in favor of the Fleming Funds's nominee for election to the Board for so long as the Fleming Funds are entitled, pursuant to the Conversion Agreement, to designate a director for election to the Board.

   The Voting Agreements (but not the option granted to TSP described below) will terminate upon the earliest to occur of (i) the termination of the Company Purchase Agreement, (ii) the Closing Date, (iii) the mutual agreement of the Fleming Funds, the Company, Mr. Walston and/or the Purchasers, as the case may be, to so terminate and (iv) the Expiration Date (or, if applicable, the Extended Expiration Date).

   In the TSP Voting Agreement, TSP granted the Purchasers an irrevocable option to purchase for cash all of the approximately 3.1 million shares of
Common Stock beneficially owned by TSP (representing approximately   % of the
outstanding shares of Common Stock as of the Record Date) at a price equal to $7.50 per share (the "Per Share Amount"). In the event of stock dividends, stock splits, recapitalizations, combinations, exchanges of shares or the like, the Per Share Amount and the Exercise Price will be appropriately adjusted. The Purchasers may exercise the option, in whole but not in part, after the occurrence of the following "Trigger Events:" (a) the Company Purchase Agreement is terminated under circumstances that could entitle the Purchasers to the Termination Fee/Expense Reimbursement (as defined in Section 10.2(b) of the Company Purchase Agreement), (b) a tender or exchange offer for some or all of the shares of Common Stock has been publicly proposed to be made or has been made by another person, or (c) it has been publicly disclosed or the Purchasers have otherwise learned that (i) any person or "group" (as defined in Section 13(d)(3) of the Exchange Act), other than the Purchasers, has acquired or proposed to acquire beneficial ownership of more than 20% of any class or series of capital stock of the Company (including the Common Stock), through the acquisition of stock, the formation of a group or otherwise, or has been granted any option, right or warrant, conditional or otherwise, to acquire beneficial ownership of more than 20% of any class or series of capital stock of the Company other than as disclosed in a Schedule 13D or 13G on file with the SEC on December 31, 1998, (ii) any such person or group which, prior to December 31, 1998, had filed a Schedule 13D or 13G with the SEC has acquired or proposed to acquire beneficial ownership of additional shares of any class or series of capital stock of the Company, through the acquisition of stock, the formation of a group or otherwise, constituting 5% or more of any such class or series, or has been granted any option, right or warrant, conditional or otherwise, to acquire beneficial ownership of additional shares of any class or series of capital stock of the Company (including the Common Stock) constituting 5% or more of any such class or series; (iii) any person (other than the Purchasers) has filed a Notification and Report Form under the HSR Act, or made a public announcement reflecting an intent to acquire the Company or any assets or securities of the Company; or
(iv) any person or group (other than the Purchasers) has entered into or offered to enter into a definitive agreement or an agreement in principle with respect to a merger, consolidation or other business combination with the Company.

   The option under the TSP Voting Agreement will terminate upon the earliest to occur of: (i) the consummation of the transactions contemplated by the Company Purchase Agreement, (ii) the termination of the Company Purchase Agreement other than upon or during the continuance of a Trigger Event; or
(iii) September 30, 1999 (or if, at the expiration of such period the option cannot be exercised by reason of any applicable judgment, decree, order, law or regulation, ten business days (as defined in the Company Purchase Agreement) after such impediment to exercise has been removed or has become final and not subject to appeal, but in no event later than December 31,
1999).

Opinion of Financial Advisor to the Company

   Houlihan Lokey was engaged by the Company to render an opinion to the Board as to the fairness of the Transaction from a financial point of view to the Company and the public stockholders of the Company. On January 18, 1999, Houlihan Lokey delivered its written opinion (the "Houlihan Lokey Opinion") addressed to the Board to the effect that, as of the date of such opinion, and based upon and subject to the assumptions, limitations and qualifications set forth in the Houlihan Lokey Opinion, the Transaction is fair, from a financial point of view, to the Company and the public stockholders of the Company.

   A COPY OF THE HOULIHAN LOKEY OPINION IS ATTACHED AS ANNEX C TO THIS PROXY STATEMENT AND INCORPORATED BY REFERENCE HEREIN. THE COMPANY'S STOCKHOLDERS ARE URGED TO READ THE HOULIHAN LOKEY OPINION IN ITS ENTIRETY FOR ASSUMPTIONS MADE, PROCEDURES FOLLOWED, OTHER MATTERS CONSIDERED AND LIMITATIONS OF THE REVIEW BY HOULIHAN LOKEY. THE HOULIHAN LOKEY OPINION WAS PREPARED FOR THE BOARD AND IS DIRECTED ONLY TO THE FAIRNESS OF THE TRANSACTION, TO THE COMPANY AND THE PUBLIC STOCKHOLDERS OF THE COMPANY AND DOES NOT CONSTITUTE A RECOMMENDATION TO ANY STOCKHOLDER OF THE COMPANY AS TO HOW SUCH STOCKHOLDER SHOULD VOTE AT THE SPECIAL MEETING.

Nasdaq Approval Requirement

   Under NASD Rule 4310(c)(25)(H), companies that are listed on the Nasdaq National Market must obtain stockholder approval prior to issuing shares of common stock (or shares exercisable or convertible into common stock) where such issuance would result in a change of control of the company. Accordingly, because the Transaction will result in a change of control of the Company, the Company must seek stockholder approval for such Transaction.

   THE BOARD OF DIRECTORS BELIEVES PROPOSAL 1 TO BE IN THE BEST INTERESTS OF THE COMPANY AND ITS STOCKHOLDERS AND RECOMMENDS A VOTE "FOR" APPROVAL OF PROPOSAL 1 AND EACH OF THE OTHER PROPOSALS.

                                  PROPOSAL 2

                  AMENDMENT TO THE COMPANY'S 1997 STOCK PLAN

General

   The Company established the Stock Plan, a copy of which is attached as Annex D to this Proxy Statement and incorporated by reference herein, to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to employees and consultants of the Company and its subsidiaries and to promote the success of the Company's business. The Stock Plan provides for the granting to employees (including officers and employee directors) of incentive stock options, nonstatutory stock options and stock purchase rights ("SPRs"). A total of 1,650,000 shares of Common Stock was initially reserved for issuance under the Stock Plan. Beginning in 1997, on August 1 of each year, such number was increased by a number of shares equal to five percent of the Company's outstanding Common Stock as of such date. As of the date of this Proxy Statement, 2,621,464 shares are authorized for issuance under the Stock Plan.

  Subject to stockholder approval of this Proposal 2, the Stock Plan will be amended as follows:

  . the number of shares authorized for issuance under the Stock Plan will be increased to 6,271,464 shares;

  . the annual increase in the number of shares authorized for issuance under the Stock Plan will be changed from five percent of the number of shares of Common Stock outstanding to 650,000 shares; and

  . the stock option award limit under the Plan will be modified with respect to Messrs. Walston, Marcketta and Donlon to allow for the grant of options to such individuals in the amount of 2,500,000, 500,000 and 200,000 shares, respectively. See "Amendment to the Stock Plan" below.

   The Stock Plan is administered by the Board or a committee designated by the Board (the "Administrator") which is authorized to select from among the eligible participants the individuals to whom options and SPRs are to be granted and to determine the number of shares to be subject thereto and the terms and conditions thereof. The Administrator is also authorized to adopt, amend and rescind rules relating to the administration of the Stock Plan. Options and SPRs granted under the Stock Plan are not generally transferable by the optionee except by will or by the laws of descent and distribution, and are exercisable during the lifetime of the optionee only by such optionee. Generally, options granted under the Stock Plan must be exercised within thirty days of the end of an optionee's status as an employee of the Company, or within twelve months after such optionee's termination by death or disability, but in no event later than the expiration of the option term. The exercise price of all incentive and nonstatutory stock options granted under the Stock Plan is determined by the Administrator. With respect to any owner of 10% or more of the Company's outstanding capital stock ( a "10% Stockholder"), the exercise price of any incentive stock option granted must equal at least 110% of the fair market value of the grant date. The exercise price of the incentive stock options for all other employees must be no less than 100% of the fair market value per share on the grant date. The maximum term of an option granted under the Stock Plan may not exceed ten years from the date of the grant (five years in the case of an incentive stock option granted to a 10% Stockholder). In the case of SPRs, unless the Administrator determines otherwise, the Company will have a repurchase option exercisable upon the voluntary or involuntary termination of the purchaser's employment with the Company for any reason (including death of disability). Such repurchase option lapses at a rate determined by the Administrator. The purchase price for shares repurchased by the Company is the original price paid by the purchaser and may be paid by cancellation of any indebtedness of the purchaser to the Company.

Amendment to the Stock Plan

   On January 17, 1999, the Board approved, subject to stockholder approval, an amendment to the Stock Plan (the "Amendment"), a copy of which is attached as Annex E to this Proxy Statement and incorporated by reference herein, to increase the maximum aggregate number of shares of Common Stock authorized for issuance thereunder from 2,621,464 to 6,271,464 (the "Available Shares"). The Board also approved a change to the annual increase of the maximum number of shares authorized for issuance under the Stock Plan from five percent of the number of shares of Common Stock outstanding to 650,000 shares. Such annual increase would occur on January 1 of each year, beginning January 1, 2000.

   With respect to option grants under the Stock Plan, the Amendment provides that, of the Available Shares, a maximum of 3,200,000 shares may be subject to Special Options (as defined below) granted pursuant to certain new employment agreements. For purposes of the Amendment, "Special Options" means options granted to Messrs. Walston, Marcketta and Donlon (collectively, the "Executives"), pursuant to those certain employment agreements, dated as of January 1, 1999, between the Company and each of the Executives.

   The Amendment also exempts the Special Options from the annual award limit of 175,000 shares for the Company's 1999 fiscal year.

Certain Federal Income Tax Consequences

   The tax consequences of the Stock Plan under current federal law are summarized in the following discussion which deals with the general tax principles applicable to the Stock Plan, and is intended for general information only. The discussion is based on the Code, regulations thereunder, rulings, and decisions now in effect, all of which are subject to change either prospectively or retroactively. The summary does not discuss all aspects of federal income taxation that may be relevant to a particular participant in light of his or her personal investment circumstances. In addition, the tax consequences described below are subject to the limitations of Section 162(m) of the Code ("Section 162(m)"), as discussed in further detail below. Alternative minimum tax and state and local income taxes are not discussed. The following tax information summary is not tax advice. EACH PARTICIPANT SHOULD CONSULT HIS OR HER OWN TAX ADVISOR AS TO THE SPECIFIC TAX CONSEQUENCES TO HIM OR HER OF PARTICIPATION IN THE STOCK PLAN.

   Nonstatutory Stock Options. For federal income tax purposes, an optionee generally will not realize taxable income on the grant of a nonstatutory stock option under the Stock Plan, but will realize ordinary income, and the Company generally will be entitled to a deduction, upon the exercise of a nonstatutory stock option. The amount of income generally realized (and the amount generally deductible by the Company) will be equal to the excess, if any, of the fair market value of the shares on the date of exercise over the aggregate exercise price paid for the shares. An optionee's initial basis for the stock for purposes of determining his or her gain or loss upon a subsequent disposition of the shares generally will be the amount paid for such shares plus the amount of ordinary income realized as a result of the exercise of the option, and any subsequent gain or loss will generally be taxable as capital gain or loss.

   The tax consequences resulting from the exercise of a nonstatutory stock option through the surrender of already-owned shares of Common Stock are uncertain. In published rulings, the Internal Revenue Service (the "IRS") has taken the position (i) that to the extent an equivalent number of shares is acquired upon such exercise, the optionee will realize no gain and the optionee's basis in the shares acquired will equal the optionee's basis in the surrendered shares, and (ii) that to the extent any additional shares are acquired upon such exercise, the optionee will realize ordinary income in the amount of their then fair market value taxable under the rules described above (as if no amount had been paid for such shares) and the optionee's basis in the additional shares will equal such fair market value.

   Incentive Stock Options. An optionee generally will not realize taxable income upon either the grant or exercise of an incentive stock option, and the Company will not be allowed a deduction for federal income tax purposes; however, the amount by which the fair market value of the shares on the date of exercise exceeds the exercise price will be an "item of tax preference" for the optionee. Generally, upon the sale or other taxable disposition of the shares of Common Stock acquired upon exercise of an incentive stock option, the optionee will realize income taxable as capital gains in an amount equal to the excess, if any, of the amount realized in such disposition over the option exercise price, provided that no disposition of the shares has taken place within either (a) two years from the date of grant of the incentive stock option or (b) one year from the date of exercise. If the shares of Common Stock are sold or otherwise disposed of before the end of the one-year and two-year periods specified above, the difference between the incentive stock option exercise price and the fair market value of the shares on the date of exercise generally will be taxable as ordinary income; the balance of the amount realized from such disposition, if any, generally will be taxed as capital gain. If the shares of Common Stock are disposed of before the expiration of the one-year and two-year periods and the amount realized is less than the fair market value of the shares at the date of exercise, the optionee's ordinary income generally is limited to the excess, if any, of the amount realized in such disposition over the option exercise price paid. If the shares of Common Stock are disposed of before the expiration of the one-year and two-year holding periods specified above, the Company (or other employer corporation) generally will be entitled to a tax deduction with respect to an incentive stock option only to the extent the optionee has ordinary income upon the sale or other disposition of the shares of Common Stock.

   The tax consequences resulting from the exercise of an incentive stock option through the surrender of already-owned shares of Common Stock are uncertain. In published rulings and proposed regulations, the IRS has taken the position that generally the optionee will realize no income upon such stock-for stock exercise, regardless of whether the shares were acquired upon the exercise of a nonstatutory stock option or a statutory stock option (e.g., an incentive stock option). However, if an optionee surrenders shares of Common Stock acquired upon the exercise of an incentive stock option and such surrendered shares have not been held for the required holding periods specified above, the optionee may realize ordinary income under the rules described above. Thus, with respect to a stock-for-stock exercise, (i) to the extent an equivalent number of shares is acquired by the optionee upon the exercise of an incentive stock option, the optionee's basis in such number of shares will equal the optionee's basis in the surrendered shares increased by any ordinary income realized by the optionee, and (ii) to the extent any additional shares are acquired upon such exercise, the optionee's basis in such additional shares will be zero. Any sale or other disposition of such acquired shares within the one-year or two-year periods specified above will be viewed as a disposition of the shares with the lowest basis first.

   Stock Purchase Rights. Unless an election is made under Section 83(b) of the Code, no taxable income will be realized by a participant and no tax deduction will be available to the Company upon the grant of an SPR or the purchase of restricted stock ("Restricted Stock") pursuant to such SPR. However, any dividends received by the participant with respect to shares of Restricted Stock will be treated as compensation taxable to the participant as ordinary income and the Company generally will be entitled to a corresponding deduction for compensation expense for any dividends paid prior to the termination of the restrictions on the shares. Upon the termination of the restrictions on the Restricted Stock, the participant will realize taxable income, and the Company generally will be entitled to a corresponding deduction for compensation expense, in an amount equal to the excess of the then fair market value of the shares over the amount paid for them. If an election is made under Section 83(b) of the Code, the participant will realize ordinary income at the date of issuance in an amount equal to the excess of the fair market value of the shares at that date over the purchase price, and the Company will be entitled to a deduction in the same amount.

   Section 162(m) Limitation. In general, under Section 162(m), income tax deductions of publicly-held corporations may be limited to the extent total compensation (including base salary, annual bonus, stock option exercises and non-qualified benefits paid in 1994 and thereafter) for certain executive officers exceeds $1,000,000 (less the amount of any "excess parachute payments" as defined in Section 280G of the Code) in any taxable year of the corporation. However, under Section 162(m), the deduction limit does not apply to certain "performance-based compensation" which is paid based upon the attainment of objective financial performance goals which are established by an independent compensation committee pursuant to business criteria, the material terms of which are adequately disclosed to, and approved by, stockholders of the corporation and which meets certain other requirements. In addition, under a special rule for stock options, stock options will satisfy the "performance-based compensation" exception if the awards are made by a qualifying compensation committee, the plan sets the maximum number of shares that can be granted to any person within a specified period and the compensation is based solely on an increase in the stock price after the grant date (i.e., the option exercise price is equal to or greater than the fair market value of the stock subject to the award on the grant date).

   The Company has attempted to structure the Stock Plan in such a manner that the remuneration attributable to stock options and SPRs granted thereunder will not be subject to the $1,000,000 limitation. The Company has not, however, requested a ruling from the IRS or an opinion of counsel regarding this issue. This discussion will neither bind the IRS nor preclude the IRS from adopting a contrary position.

   The Company recommends that participants under the Stock Plan consult their personal tax advisors with respect to the tax aspects of option and SPR grants and exercises and the subsequent disposition of shares purchased on exercise of options or SPRs.

Amended Plan Benefits

   The following table sets forth the benefits which will be received by each of the persons set forth below upon the effectiveness of the Amendment and the Employment Agreements.

                               NEW PLAN BENEFITS
               (Four Media Company 1997 Stock Plan, as amended)

                                                          Number of Units
                                                            (Options to
                                             Dollar Value Purchase Shares
   Name and Position                            ($)(A)    of Common Stock)
   -----------------                         ------------ ----------------
   Robert T. Walston
      Chairman & Chief Executive Officer....                 2,500,000
   Jeffrey J. Marcketta
      President & Chief Administrative
      Officer...............................                   500,000
   John H. Donlon
      President--Broadcast, Syndication and
      Marketing.............................                   200,000(B)
   Gavin W. Schutz
      Vice President & Chief Technology
      Officer...............................                   150,000(C)
   Robert Bailey
      Vice President & Director of
      Marketing.............................                   150,000(D)
   Executive Group..........................                 3,500,000
   Non-Executive Director Group.............     --                --
   Non-Executive Officer Employee Group.....     --                --

--------
(A) Based upon the difference between the exercise prices of such options and the value of the underlying shares of Common Stock as of the Record Date.

(B) Does not include options to purchase 44,515 shares of Common Stock previously granted to the executive. See "Executive Compensation--Option Exercises and Fiscal 1998 Year-End Values."

(C) Does not include options to purchase 36,422 shares of Common Stock previously granted to the executive. See "Executive Compensation--Option Exercises and Fiscal 1998 Year-End Values."

(D) Does not include options to purchase 36,422 shares of Common Stock previously granted to the executive. See "Executive Compensation--Option Exercises and Fiscal 1998 Year-End Values."

   THE BOARD OF DIRECTORS BELIEVES PROPOSAL 2 TO BE IN THE BEST INTERESTS OF THE COMPANY AND ITS STOCKHOLDERS AND RECOMMENDS A VOTE "FOR" APPROVAL OF PROPOSAL 2 AND EACH OF THE OTHER PROPOSALS.

                                  PROPOSAL 3

                             ELECTION OF DIRECTORS

   At the Special Meeting, stockholders are being asked to consider and vote upon the ratification of the election of seven directors of the Company who will be divided into three classes, the initial terms of which will expire in 2000, 2001 and 2002. After the expiration of the initial terms, directors for each class will be elected at the annual meeting of stockholders held in the year in which the term for such class expires and will serve thereafter for three years.

   The following table sets forth information concerning the persons who are expected to serve as directors of the Company following consummation of the Transaction.

                                                                         Term
             Name                     Principal Occupation          Age Expires
             ----                     --------------------          --- -------
 Sidney Lapidus(1)...........  Managing Director of an affiliate     61  2002
                                of the Purchasers
 David E. Libowitz(1)........  Managing Director of an affiliate     36  2002
                                of the Purchasers
 William C. Scott(1).........  Chief Executive Officer and           63  2000
                                Chairman of the Board
                                of Panavision Inc.
 Robert T. Walston...........  Chief Executive Officer               40  2002
 Jeffrey J. Marcketta........  President and Chief Administrative    43  2001
                                Officer
 William Amon................  Senior Tax Partner with Deloitte &    49  2000
                                Touche
 Eytan Shapiro(2)............  General Partner and director of an    39  2001
                                affiliate of the
                                Fleming Funds

--------
(1) Messrs. Lapidus, Libowitz and Scott were nominated for election by the Purchasers. Under the Company Purchase Agreement, the Purchasers are entitled to nominate a majority of the Board. However, the Purchasers have elected to only nominate three people at this time.

(2) Mr. Shapiro was nominated for election to the Board by the Fleming Funds pursuant to the Conversion Agreement.

   Ratification of the above named persons as directors of the Company is subject to the affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote at the Special Meeting.

Biographical Information

 Class I Directors (Initial Terms Expire 2000)

   William C. Scott was the Chairman and Chief Executive Officer of Panavision Inc. from 1988 until December 31, 1998. From 1972 until 1987, Mr. Scott was President and Chief Operating Officer of Western Pacific Industries Inc., a company listed on the New York Stock Exchange. Prior to 1972, Mr. Scott was a Group Vice President of Cordura Corporation (a business information company) for three years, a Vice President of Booz Allen & Hamilton Inc. (a management consulting firm) for five years and an owner/operator of several small businesses for eight years. Currently, Mr. Scott is non-executive Chairman of Telecast Communications, Ltd. Mr. Scott is also a director of Panavision Inc. and Edison Control Corporation.

   William Amon is a Senior Tax Partner with Deloitte & Touche LLP's Los Angeles practice and has served as a Director of the Company since December 1997. He is an adjunct professor of tax at the Golden Gate University Masters of Tax Program and a frequent speaker on issues effecting corporate taxation and merger and acquisition transactions. A member of the California Bar Association, the American Bar Association, and the American Institute of Certified Public Accountants, he is also a subcommittee member of the American Bar Association tax committee for affiliated corporations and a member of the Los Angeles International Tax Forum. He was recently selected as one of North America's Top Tax Advisers for 1998/99 by the International Tax Review.

 Class II Directors (Initial Terms Expire 2001)

   Jeffrey J. Marcketta has worked for ten years as an executive in the entertainment services industry. For nearly six years, Mr. Marcketta served as the Executive Vice President and Chief Financial Officer of Panavision Inc. For two years before that, Mr. Marcketta was the President of Panavision Europe based in London, England where he was responsible for the general management and expansion of Panavision's European operations. During the preceding two years he served as Vice President of Corporate Development assisting the CEO in the restructuring and nationalization of Panavision's worldwide business operations. Before joining Panavision, Mr. Marcketta worked for Ernst & Young LLP for almost ten years, the last three of which were spent as a principal in the Mergers and Acquisition Consulting Group of the New York office.

   Eytan Shapiro is a general partner of Fleming US Discovery Fund III, L.P. and a Director of Fleming Capital Management. Mr. Shapiro joined the Fleming group in 1985, initially employed by Jardine Fleming; he transferred to Fleming Capital Management in February 1992.

 Class III Directors (Initial Terms Expire 2002)

   Sidney Lapidus is a Managing Director of E.M. Warburg, Pincus & Co., LLC ("EMW LLC"), an affiliate of the Purchasers. Mr. Lapidus has been associated with EMW LLC or its predecessor since 1967. Mr. Lapidus serves on the board of directors of Caribiner International, Lennar Corporation, Knoll, Inc., Grubb & Ellis Company, Journal Register Company and Information Holdings, Inc., as well as several privately held companies.

   David E. Libowitz is a Managing Director of EMW LLC and has been associated with EMW LLC or its predecessor since 1991. Mr. Libowitz serves on the board of directors of Caribiner International and Information Holdings, Inc.

   Robert T. Walston is the founder of the Company and has served as its Chairman and Chief Executive Officer since August 1993. From 1991 until he founded the Company, Mr. Walston served as a Vice President and Director of Steinhardt Group, Inc. where he directed the firm's sourcing and financial analysis of acquisitions of middle market companies. From 1988 to 1991, Mr. Walston was a Vice President of Dean Witter Reynolds, Inc. where he worked on merger and acquisition assignments and debt and equity offerings. Mr. Walston received a BBA from Baylor University and an MBA from the University of Texas at Austin.

   Proxies will be voted for or against the nominees in accordance with the specifications marked thereon. If no such specification is made, proxies will be voted in favor of the nominees. Management knows of no reason why any of the nominees should be unable or unwilling to serve. However, if any nominee(s) should for any reason be unable or unwilling to serve, proxies will be voted for the election of such other person(s) for the office of director as management may recommend in the place of such nominee(s).

Board and Committee Meetings

   During the fiscal year ended August 2, 1998, the Board held four meetings and took action by unanimous written consent six times. No director serving on the Board in fiscal year 1998 attended fewer than 75% of such meetings of the Board and the Committee on which he serves.

   The Company's Compensation Committee reviews and approves the compensation and benefits for the Company's executive officers, administers the Company's stock option and other benefit plans and makes recommendations to the Board regarding such matters. The Compensation Committee is currently comprised of Messrs. Kirtman, Wertheimer and Amon. Upon consummation of the Transaction, the Compensation Committee is expected to be comprised of Messrs. Libowitz and Shapiro. During the fiscal year ended August 2, 1998, the Compensation Committee held no meetings and took action by unanimous written consent two times.

   The Company's Audit Committee recommends the selection of auditors for the Company and reviews the results of the audits and other reports and services provided by the Company's independent auditors. The Audit Committee is currently comprised of Messrs. Topor, Bricault and Amon. Upon consummation of the Transaction, the Audit Committee is expected to be comprised of Messrs. Libowitz, Scott and Amon. During the fiscal year ended August 2, 1998, the audit committee held two telephonic meetings.

Compensation of Directors

   The Company's non-employee directors are not paid a fee for attending board or committee meetings; however, all directors are reimbursed for reasonable expenses incurred in attending such meetings.

   In addition, the Company's 1997 Director Option Plan (the "Director Plan") provides for an automatic grant of an option to purchase 100,000 shares of Common Stock to each non-employee director upon his becoming a non-employee director. One-quarter of the shares subject to the option will vest one year after the date of grant and each additional one-quarter will vest at the end of each year thereafter, provided that the optionee continues to serve as a director on such dates. Subsequent to the closing of the Transaction, each non-employee director (other than Mr. Amon) will be entitled to an initial grant of 10,000 options and subsequent annual grants of 4,500 options. Each grant will be fully vested when made. The exercise price of the options are and will be 100% of the fair market value per share of the Common Stock on the date of the grant of the option.

   THE BOARD OF DIRECTORS BELIEVES PROPOSAL 3 TO BE IN THE BEST INTERESTS OF THE COMPANY AND ITS STOCKHOLDERS AND RECOMMENDS A VOTE "FOR" APPROVAL OF PROPOSAL 3 AND EACH OF THE OTHER PROPOSALS.

                            EXECUTIVE COMPENSATION

Compensation of Executive Officers

   The following table sets forth information concerning the compensation during fiscal years ended August 2, 1998, August 3, 1997 and August 4, 1996 of the Company's Chief Executive Officer and the four other most highly compensated executive officers of the Company as of August 2, 1998 whose salary and bonus for the year ended August 2, 1998 exceeded $100,000.

                          Summary Compensation Table

                                  Annual                                     Long-Term
                               Compensation                                Compensation
                              ------------------                           -------------
   Name and Principal                            Other Annual  All Other      Awards
        Position         Year  Salary     Bonus  Compensation Compensation Option Shares
   ------------------    ---- --------    ------ ------------ ------------ -------------
Robert T. Walston....... 1998 $276,538(2) $  --      $(1)         $ --         $ --
 Chairman and            1997  240,000       --       (1)           --           --
 Chief Executive Officer 1996  240,000       --       (1)           --           --
John H. Donlon.......... 1998  253,493       --       (1)           --           --
 President               1997  253,493       --       (1)           --           --
                         1996  253,493       --       (1)           --           --
Gavin W. Schutz......... 1998  175,000       --       (1)           --           --
 Vice President and      1997  175,000       --       (1)           --           --
 Chief Technology
  Officer                1996  175,000    40,000      (1)           --           --
Robert Bailey........... 1998  175,000       --       (1)           --           --
 Vice President and      1997  145,673       --       (1)           --           --
 Director of Marketing   1996  125,000    40,000      (1)           --           --
James T. Conlon......... 1998  150,000       --       (1)           --           --
 Vice President and      1997  145,073       --       (1)           --           --
 Director of
  International
  Operations             1996  125,000    40,000      (1)           --           --

--------
(1) Total amount of personal benefits paid to this executive officer during the fiscal year was less than the lessor of (i) $50,000 or (ii) 10% of such executive officer's total reported salary and bonus.

(2) $16,538 of Mr. Walston's 1997 compensation was paid in 1998.

Employment Agreements

 Existing Agreements

   Prior to the Transaction, the Company had previously entered into employment agreements with Messrs. Walston, Donlon, Schutz and Bailey. Each of the employment agreements with Messrs. Donlon and Bailey is for a term extending through September 1999. Each of the employment agreements with Messrs. Walston and Schutz is for a term extending through September 1999. Under the terms of these agreements, Messrs. Walston, Donlon, Schutz and Bailey are entitled to receive annual salaries of $260,000, $253,493, $175,000 and $175,000, respectively. In the event of termination without cause, Messrs. Walston, Donlon, Schutz and Bailey are entitled to receive the full amount of compensation payable under the original terms of their respective employment agreements for the remaining term of such agreements, and in the event of disability, the full amount of compensation payable for the lesser of six months or the remaining terms of such agreements.

New Agreements

 Walston Employment Agreement

   The Company entered into an Employment Agreement (the "Walston Agreement") with Mr. Walston, dated as of January 1, 1999, pursuant to which Mr. Walston will serve as Chief Executive Officer of the

Company, and, if so elected, as Chairman of the Board. The Walston Agreement provides for a five year term of employment. Mr. Walston's annual base salary under the Walston Agreement is $500,000, subject to review no less frequently than annually for increase in the discretion of the Board. In addition, Mr. Walston is eligible to participate in an incentive bonus plan to be established and administered by the Compensation Committee of the Board. The Walston Agreement provides that Mr. Walston is also entitled to participate in such group welfare benefit plans as the Company may make available to its other senior executives at a level consistent with his position.

   In addition, the Walston Agreement provides that Mr. Walston will, subject to approval of the Amendment by the Company's stockholders, be granted an option (the "Walston Option") to purchase 2,500,000 shares of Common Stock at an exercise price of $8.00 per share. The Walston Option has a ten year term and vests cumulatively in five equal annual installments beginning on the first anniversary of the date of grant, provided that Mr. Walston continues in the employment of the Company through the applicable vesting date. Notwithstanding the foregoing, all shares covered by the Walston Option will vest and become exercisable upon the occurrence of any of the following events: (i) a Termination Without Cause (as defined in the Walston Agreement),
(ii) a Termination With Good Reason (as defined in the Walston Agreement),
(iii) a Change in Control (as defined in the Walston Agreement) of the Company, or (iv) a termination due to Mr. Walston's death or Disability (as defined in the Walston Agreement). In the event that Mr. Walston incurs a termination of employment for any reason other than a Termination With Cause (as defined in the Walston Agreement) or resignation without good reason, any vested portion of the Walston Option will remain exercisable until the tenth anniversary of the date of grant. In the event that Mr. Walston incurs a Termination With Cause or resigns without good reason, any vested portion of the Walston Option will remain exercisable for 90 days following the date of such termination.

   Pursuant to the Walston Agreement, the Company will provide Mr. Walston, as of the Closing Date, with an unsecured loan in the amount of $2,000,000 (the "Executive Loan") at an interest rate of 4.59% per annum, compounded semi-annually. The Executive Loan will automatically be fully forgiven, and Mr. Walston will have no payment obligation with respect thereto, if (i) Mr. Walston incurs a Termination Without Cause or a Termination With Good Reason during his employment term, or (ii) a Change in Control of the Company occurs during the employment term, or (iii) the Company achieves $327 million or more in Gross Operating Revenues (as defined in the Walston Agreement) during the period beginning on the fourth anniversary of the date of the Walston Agreement and ending on the fifth anniversary of the date of the Walston Agreement (the "Measurement Period"), or (iv) the Company achieves $87 million or more in Consolidated EBITDA (as defined in the Walston Agreement) during the Measurement Period, or (v) following the expiration of the Measurement Period, the Board determines that the Executive Loan will be forgiven. In the event that Mr. Walston incurs a Termination With Cause, the Executive Loan will automatically become immediately due and payable. Mr. Walston is required to repay the outstanding balance of the Executive Loan, if any, and any accrued interest thereon no later than thirty (30) days following the date of the fifth anniversary of the date of the Walston Agreement.

   The Walston Agreement also provides that Mr. Walston is entitled to all fringe benefits and perquisites made available by the Company to its senior executives, including first-class airline travel for travel related to the Company's business.

   In the event that Mr. Walston incurs a Termination Without Cause or a Termination With Good Reason during the employment term, the Company will pay him his unpaid salary through the date of termination and will continue to pay him his base salary (as in effect on the date of termination) and provide him with medical benefits, in each case for the remainder of the employment term. In the event that Mr. Walston dies or becomes Disabled, the Company will pay him his unpaid salary through the date of termination and will continue to pay him (or his legal representative) his base salary (as in effect on the date of termination) for the lesser of (i) six months or (ii) the remainder of the employment term, subject to reduction by amounts payable to him under the Company's insurance plans.

   In addition, the Walston Agreement provides that in consideration of the severance payments described above, Mr. Walston agrees that he will not disclose confidential information of the Company and, for so long as he is entitled to compensation under the Walston Agreement, he will not compete with the Company or solicit its business or customers. Mr. Walston also agrees that, for a period of two years following his termination of employment, he will not solicit the Company's employees.

   The Walston Agreement also provides that until the Closing Date, the terms of Mr. Walston's employment will be governed by his prior employment agreement with the Company. Upon the Closing Date, such prior agreement will be deemed terminated and the Walston Agreement will be deemed effective as of January 1, 1999. At that time, the Company will pay Mr. Walston an amount equal to the difference between his base salary under the prior agreement and his base salary under the Walston Agreement for the period between January 1, 1999 and the Closing Date. In addition, the Walston Agreement provides that if the Closing Date does not occur by December 31, 1999, then the Walston Agreement will automatically terminate without obligation by either party thereunder.

Marcketta Employment Agreement

   The Company entered into an Employment Agreement (the "Marcketta Agreement") with Mr. Marcketta, dated as of January 1, 1999, pursuant to which Mr. Marcketta will serve as President and Chief Administrative Officer of the Company. The Marcketta Agreement provides for a five year term of employment. Mr. Marcketta's annual base salary under the Marcketta Agreement is $350,000, subject to review no less frequently than annually for increase in the discretion of the Board. In addition, Mr. Marcketta is eligible to participate in an incentive bonus plan to be established and administered by the Compensation Committee of the Board. The Marcketta Agreement provides that Mr. Marcketta is also entitled to participate in such group welfare benefit plans as the Company may make available to its other senior executives at a level consistent with his position.

   In addition, the Marcketta Agreement provides that Mr. Marcketta will, subject to approval of the Amendment by the Company's stockholders, be granted an option (the "Marcketta Option") to purchase 500,000 shares of Common Stock at an exercise price of $8.00 per share. To the extent the Amendment is not approved, Mr. Marcketta will be granted options equal to the amount of the annual award limit under the Stock Plan (i.e., 175,000 options). The Marcketta Option vests cumulatively in five equal annual installments beginning on the first anniversary of the date of grant, provided that Mr. Marcketta continues in the employment of the Company through the applicable vesting date. Notwithstanding the foregoing, all shares covered by the Marcketta Option will vest and become exercisable upon the occurrence of any of the following events: (i) a Termination Without Cause (as defined in the Marcketta Agreement), (ii) a Termination With Good Reason (as defined in the Marcketta Agreement), (iii) a Change in Control (as defined in the Marcketta Agreement) of the Company, or (iv) a termination due to Mr. Marcketta's death or Disability (as defined in the Marcketta Agreement). In the event that Mr. Marcketta incurs a termination of employment for any reason other than a Termination With Cause (as defined in the Marcketta Agreement) or resignation without good reason, any vested portion of the Marcketta Option will remain exercisable for 12 months following the date of such termination. In the event that Mr. Marcketta incurs a Termination With Cause or resigns without good reason, any vested portion of the Marcketta Option will remain exercisable for 90 days following the date of such termination.

   The Marcketta Agreement also provides that Mr. Marcketta is entitled to all fringe benefits and perquisites made available by the Company to its senior executives at his level, including first-class airline travel for travel related to the Company's business.

   In the event that Mr. Marcketta incurs a Termination Without Cause or a Termination With Good Reason during the employment term, the Company will pay him his unpaid salary through the date of termination and will continue to pay him his base salary (as in effect on the date of termination) and provide him with medical benefits, in each case for the remainder of the employment term. In the event that Mr. Marcketta dies or becomes Disabled, the Company will pay him his unpaid salary through the date of termination and will continue to pay him (or his legal representative) his base salary (as in effect on the date of termination) for the lesser of (i) six months or (ii) the remainder of the employment term, subject to reduction by amounts payable to him under the Company's insurance plans.

   In addition, the Marcketta Agreement provides that in consideration of the severance payments described above, Mr. Marcketta agrees that he will not disclose confidential information of the Company and, for so long as he is entitled to compensation under the Marcketta Agreement, he will not compete with the Company or solicit its business or customers. Mr. Marcketta also agrees that, for a period of two years following his termination of employment, he will not solicit the Company's employees.

Founders Employment Agreements

   The Company entered into Employment Agreements (each, a "Founders Employment Agreement"), each dated as of January 1, 1999, with each of Mr. Donlon, Mr. Schutz and Mr. Bailey. Pursuant to the respective Founders Employment Agreement, Mr. Donlon will serve as President--Broadcast, Syndication and Manufacturing of the Company, Mr. Schutz will serve as Vice President and Chief Technology Officer of the Company, and Mr. Bailey will serve as Executive Vice President of Marketing and Business Development of Broadcast, Syndication and Manufacturing of the Company. Each of the Founders Employment Agreements provides for a five year term of employment.
Mr. Donlon's annual base salary under his Founders Employment Agreement is $325,000; Mr. Schutz's annual base salary under his Founders Employment Agreement is $275,000; and Mr. Bailey's annual base salary under his Founders Employment Agreement is $225,000. In addition, each of Mr. Donlon, Mr. Schutz and Mr. Bailey is eligible to participate in an incentive bonus plan to be established and administered by the Compensation Committee of the Board. The Founders Employment Agreements provide that Mr. Donlon, Mr. Schutz and
Mr. Bailey are also entitled to participate in such group welfare benefit plans as the Company may make available to its other senior executives at a level consistent with their respective positions.

   In addition, the Founders Employment Agreements provide that each of Mr. Donlon, Mr. Schutz and Mr. Bailey will, subject to approval of the Amendment by the Company's stockholders, be granted an option (each, a "Founders Option") to purchase shares of Common Stock at an exercise price of $8.00 per share. Subject to such stockholder approval, Mr. Donlon will be granted a Founders Option to purchase 200,000 shares, Mr. Schutz will be granted a Founders Option to purchase 150,000 shares, and Mr. Bailey will be granted a Founders Option to purchase 150,000 shares. Each Founders Option vests cumulatively in five equal annual installments beginning on the first anniversary of the date of grant, provided that the respective Founder continues in the employment of the Company through the applicable vesting date. Notwithstanding the foregoing, all shares covered by the Founders Options will vest and become exercisable upon the occurrence of any of the following events: (i) a Termination Without Cause (as defined in the respective Founders Employment Agreement), or (ii) a Termination With Good Reason (as defined in the respective Founders Employment Agreement). In the event that the respective Founder incurs a termination of employment for any reason other than a Termination With Cause (as defined in the respective Founders Employment Agreement) or resignation without good reason, any vested portion of his Founders Option will remain exercisable for 180 days following the date of such termination. In the event that the respective Founder incurs a Termination With Cause or resigns without good reason, any vested portion of his Founders Option will remain exercisable for 90 days following the date of such termination.

   The Founders Employment Agreements also provide that Mr. Donlon, Mr. Schutz and Mr. Bailey are entitled to all fringe benefits and perquisites made available by the Company to its senior executives at their respective level.

   In the event that Mr. Donlon incurs a Termination Without Cause or a Termination With Good Reason during his employment term, the Company will pay him his unpaid salary through the date of termination and will continue to pay him his base salary (as in effect on the date of termination) and provide him with medical benefits, in each case for 24 months. In the event that Mr. Schutz or Mr. Bailey incurs a Termination Without Cause or a Termination With Good Reason during his employment term, the Company will pay him his unpaid salary through the date of termination and will continue to pay him his base salary (as in effect on the date of termination) and provide him with medical benefits, in each case for the lesser of 18 months or the remainder of his employment term. In the event that the respective Founder dies or becomes Disabled (as defined in the respective Founders Employment Agreement), the Company will pay him his unpaid salary through the date of termination and will continue to pay him (or his legal representative) his base salary (as in effect on the date of termination) for the lesser of (i) six months or (ii) the remainder of his employment term, subject to reduction by amounts payable to him under the Company's insurance plans.

   In addition, the Founders Employment Agreements provide that in consideration of the severance payments described above, each of Mr. Donlon, Mr. Schutz and Mr. Bailey agrees that he will not disclose confidential information of the Company and, for so long as he is entitled to compensation under his Founders Employment Agreement, he will not compete with the Company or solicit its business or customers. Each of Mr. Donlon, Mr. Schutz and Mr. Bailey also agrees that, for a period of two years following his termination of employment, he will not solicit the Company's employees.

   The Founders Employment Agreements also provide that until the Closing Date, the terms of each Founder's employment will be governed by his prior employment agreement with the Company. Upon the Closing Date, such prior agreement will be deemed terminated and the Founders Employment Agreements will be deemed effective as of January 1, 1999. At that time, the Company will pay each of Mr. Donlon, Mr. Schutz and Mr. Bailey an amount equal to the difference between his base salary under his prior agreement and his base salary under his Founders Employment Agreement for the period between January 1, 1999 and the Closing Date. In addition, each Founders Employment Agreement provides that if the Closing Date does not occur by September 30, 1999, then each such agreement will automatically terminate without obligation by either party thereunder.

Stock Options Granted in Fiscal 1998

   During fiscal 1998, no options were granted to the persons named in the Summary Compensation Table.

Option Exercises and Fiscal 1998 Year-End Values

   The following table provides the specified information concerning exercises of options to purchase the Common Stock in the fiscal year ended August 2, 1998 and unexercised options held as of August 2, 1998, by the persons named in the Summary Compensation Table. A portion of the shares subject to these options are not yet vested, and thus would be subject to repurchase by the Company at a price equal to the option exercise price, if the corresponding options were exercised before these shares had vested.

                Aggregated Option Exercises In Last Fiscal Year
                       And Fiscal Year-End Option Values

                                                         Number of Securities               Value in Dollars
                                                        Underlying Unexercised         of Unexercised In-the-Money
                                          Value         Options at 8/2/98 (#)               Options at 8/2/98
                         Shares Acquired Realized ---------------------------------- -------------------------------
Name                     on Exercise (#)   ($)    Exercisable(1)(2) Unexercisable(3) Exercisable(2) Unexercisable(4)
----                     --------------- -------- ----------------- ---------------- -------------- ----------------
Robert T. Walston.......       --          --              --               --               --             --
John H. Donlon..........       --          --          148,384           29,677        1,080,977        216,197
Gavin W. Schutz.........       --          --          121,406           24,282          884,443        176,894
Robert Bailey...........       --          --          121,406           24,282          884,443        176,894
James T. Conlon.........       --          --           33,333           66,667              --             --

--------
(1) Options granted in fiscal 1994 outside of the Stock Plan vest over a six year period at a rate of 16.7% per year.
(2) Represents shares that are immediately exercisable and/or vested. Based on the closing price of $7.625 as reported on the Nasdaq National Market, on July 31, 1998, less the exercise price.
(3) Represents shares which are unvested and not immediately exercisable.
(4) Based on the closing price of $7.625 as reported on the Nasdaq National Market, on July 31, 1998, less the exercise price.

Comparative Stock Performance

   The chart below sets forth line graphs comparing the performance of the Common Stock as compared with two peer group indices for the period from February 7, 1997 (the date the initial public offering of the Common Stock was consummated) through July 31, 1998. The first peer group index consists of the common stock of companies that management of the Company believes are most similar in their operations to that of the Company. This peer group includes Panavision, Rainmaker, Laser Pacific Media Corporation, The Todd-AO Corporation, VDI Media, and Video Services Corporation. The second peer group index includes the broader category of all publicly traded companies whose industry sector is defined or listed as motion picture services and includes Activision, Cinar Films, Walt Disney, Hollywood Entertainment, IMAX Corp., King World Productions, Kushner-Locke, Media General, Playboy, Spelling Entertainment, Trimark, Unitel Video and Viacom. The indices assume that the value of the investment in the Common Stock and each company included in the indices was $100 on February 7, 1997 and that dividends were reinvested.

                COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN
                 AMONG FOUR MEDIA COMPANY, INDEX 1 AND INDEX 2

                        PERFORMANCE GRAPH APPEARS HERE

Measurement Period           FOUR MEDIA
(Fiscal Year Covered)        COMPANY        INDEX 1      INDEX 2
---------------------        ----------     -------      -------
Measurement Pt-  2/7/97      $100           $100         $100
FYE   8/4/97                 $105           $ 99         $100
FYE   2/4/98                 $123           $106         $ 89
FYE   7/31/98                $109           $ 97         $ 98

1 Peer Group Index 1 includes: Panavision, Rainmaker, Laser Pacific Media Corporation, The Todd-AO Corporation, VDI Media and Video Services Corporation.

2 Peer Group Index 2 includes: Activision, Cinar Films, Walt Disney, Hollywood Entertainment, IMAX Corp., King World Productions, Kushner-Locke, Media General, Playboy, Spelling Entertainment, Trimark, Unitel Video and Viacom.

   The stock price performance depicted in the above graph is not necessarily indicative of future price performance. The performance graph will not be deemed to be incorporated by reference by any general statement incorporating this Proxy Statement into any filing by the Company under the Securities Act or under the Exchange Act, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed soliciting material or be deemed filed under such Acts.

Compensation Committee Report

   The Compensation Committee of the Board of Directors has furnished the following report on executive compensation. Such report will not be deemed to be incorporated by reference in any general statement incorporating this Proxy Statement into any filing by the Company under the Securities Act or under the Exchange Act, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed soliciting material or be deemed filed under such Act.

   The Compensation Committee was formed to review and approve the compensation and benefits of the Company's executive officers, administer the Company's stock option and other benefit plans and make recommendations to the Board of Directors regarding such matters.

   The Compensation Committee has not yet adopted an overall executive compensation policy, nor has it made compensation decisions with respect to the executive officers. The salaries of the executive officers are set by their respective employment agreements.

   It is anticipated that the Compensation Committee will generally adhere to compensation policies which reflect the belief that (i) the Company must attract and retain individuals with outstanding ability and motivate and reward such individuals for sustained performance; (ii) a substantial portion of an executive's compensation should be at risk based upon the executive's performance and that of the Company; and (iii) within these parameters, levels of compensation should generally be in line with that offered by comparable companies.

   The Compensation Committee's goal with respect to incentive compensation will be to focus executive behavior on the fulfillment of annual and long-term business objectives, and to create a sense of ownership in the Company that causes executive decisions to be aligned with the best interests of the Company's stockholders. The Compensation Committee expects to develop programs designed to meet such goals.

   It is anticipated that the Company's long-term incentive compensation will be provided by grants of stock options under the Stock Plan. The Compensation Committee will assess various factors when considering option grants under the Stock Plan. Such factors will include prevailing norms for the ratio of options outstanding to total shares outstanding; the relative influence each executive officer will have on building stockholder value over the long term; and the amount, vesting and expiration date of each executive officer's outstanding options.

                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

   In considering the recommendation of the Board with respect to the Transaction, stockholders should be aware that certain members of management and of the Board and certain stockholders of the Company have interests in the Transaction that are different from, or in addition to, the interests of the Company's stockholders generally. The Board was aware of such interests and considered them, among other matters, in approving the Transaction.

Certain Employment Agreements

   Effective as of the Closing Date, each of Messrs. Walston, Donlon, Schutz, and Bailey who are currently Chief Executive Officer, President--Broadcast, Syndication and Marketing, Vice President and Chief Technology Officer and Vice President and Director of Marketing, respectively, of the Company, will enter into new employment agreements with the Company. In addition, on January 1, 1999, Mr. Marcketta entered into an employment agreement with the Company providing for his employment as President and Chief Administrative Officer of the Company. For a more detailed discussion of the terms of these employment agreements, see "Executive Compensation--Employment Agreements."

Mr. Walston Option Grant

   In connection with the Transaction, Mr. Walston, the Company's Chief Executive Officer and Chairman of the Board, will receive an option to purchase 2,500,000 shares of Common Stock at an exercise price of $8.00 per share. As of December 31, 1998, Mr. Walston held no options to purchase shares of Common Stock. For a more detailed discussion of the grant of options to Mr. Walston see, "Executive Compensation--Employment Agreements."

Founders Purchase Agreement

   Pursuant to the Founders Purchase Agreement, Messrs. Donlon, Schutz and Bailey, who collectively hold (with The Estate of John H. Sabin) 497,766 shares of Common Stock, have agreed to sell their shares of Common Stock to the Purchasers in the Transaction. For a more detailed description of the terms of such sale see "Proposal 1, Approval of Issuance of Common Stock and a Warrant under the Company Purchase Agreement--Description of the Transaction-- Founders Purchase Agreement."

Preferred Stock Conversion

   Pursuant to the Conversion Agreement, the Fleming Funds will convert the 150,000 shares of Series A Stock currently owned by such Funds into an aggregate of 2,250,000 shares of Common Stock (subject to adjustment). In addition, for so long as the Fleming Funds own at least 50% of the Common Stock issued pursuant to the Conversion Agreement, the Funds will, collectively, have the right to nominate one person to the Company's Board. The Fleming Funds have nominated Eytan Shapiro, a general partner of Fleming US Discovery Fund III, L.P. and a director of Fleming Capital Management, as their director nominee in connection with the Transaction. For a more detailed description of the Conversion Agreement, see "Proposal 1, Approval of Issuance of Common Stock and a Warrant under the Company Purchase Agreement-- Description of the Transaction--Conversion Agreement."

Mr. Walston/TSP Relationship

   In connection with a 1993 acquisition of shares of Common Stock by TSP, Mr. Walston was granted a profit interest in TSP equal to 10% of the excess, if any, by which the distributions (in cash or in kind) from TSP exceed the partners' total investment in TSP plus a return of 9% per annum. As a result of his profit interest in TSP, Mr. Walston beneficially owns 1,432,875 shares of Common Stock. See "General Information--Security Ownership of Certain Beneficial Owners and Management."

Certain Voting Agreements

   The Fleming Funds, TSP and Mr. Walston beneficially owned as of the Record
Date, in the aggregate, approximately   % of the outstanding shares of Common
Stock. Accordingly, as a result of the Voting Agreements, the votes represented by these shares will be sufficient to constitute a quorum and to approve the Proposals. See "Proposal 1, Approval of Issuance of Common Stock and a Warrant under the Company Purchase Agreement--Description of the Transaction--Voting Agreements."

                                 OTHER MATTERS

   As of the date of this Proxy Statement, the Board knows of no matters that will be presented for consideration at the Special Meeting other than as described in this Proxy Statement. If any other matters shall properly come before the Special Meeting or any adjournments or postponements thereof and be voted upon, the enclosed proxy will be deemed to confer discretionary authority in the individuals named as proxies therein to vote the shares represented by such proxy as to any such matters. The persons named as proxies intend to vote or not to vote in accordance with the recommendation of management of the Company.

                      SUBMISSION OF STOCKHOLDER PROPOSALS

   Under the provisions of the Company's Bylaws, stockholder proposals intended to be considered at the Company's 1999 annual meeting, must be received at the Company's principal executive offices no later than August 1, 1999. Additionally, under the rules of the SEC relating to when a company must include a stockholder's proposal in its proxy statement, stockholder proposals intended to be included in the Company's 1999 Proxy Statement must be received at the Company's principal executive offices no later than August 1, 1999.

                                          By Order of the Board of Directors

                                          Robert T. Walston
                                          Chief Executive Officer and
                                          Chairman of the Board of Directors

February  , 1999

                                    ANNEX A

                         SECURITIES PURCHASE AGREEMENT

   SECURITIES PURCHASE AGREEMENT, dated as of January 18, 1999 (this "Agreement"), by and among Four Media Company, a Delaware corporation (the "Company"), Warburg, Pincus Equity Partners, L.P., a Delaware limited partnership, Warburg, Pincus Netherlands Equity Partners I, C.V., a Dutch limited partnership, Warburg, Pincus Netherlands Equity Partners II, C.V., a Dutch limited partnership, and Warburg, Pincus Netherlands Equity Partners III, C.V., a Dutch limited partnership (each, a "Purchaser", and collectively, "Purchasers").

                                  WITNESSETH:

   WHEREAS, Purchasers desire to purchase 6,582,607 shares of common stock, par value $.01 per share, of the Company (such class of common stock, the "Company Common Stock" and the shares of the Company Common Stock being purchased, the "Shares") and a warrant (the "Warrant") to purchase an aggregate of 1,100,000 shares (subject to adjustment) of Company Common Stock from the Company, and the Company desires to issue and sell the Shares and the Warrant to Purchasers, in each case upon the terms and subject to the conditions set forth in this Agreement; and

   WHEREAS, Purchasers and the Board of Directors of the Company (the "Board") have approved the purchase and sale of the Shares and the Warrant, and the other transactions contemplated herein, upon the terms and subject to the conditions set forth herein, and the Board deems such purchase and sale and other transactions to be advisable and in the best interests of the stockholders of the Company; and

   WHEREAS, the Board has resolved to recommend approval of the purchase and sale of the Shares and the Warrant and the other transactions contemplated herein to the holders of all the issued and outstanding shares of Company Common Stock and Series A Convertible Preferred Stock, par value $.01 per share (the "Series A Preferred Stock") of the Company (the Company Common Stock and the Series A Preferred Stock being referred to collectively as the "Capital Stock").

   NOW, THEREFORE, in consideration of the foregoing premises and the representations, warranties, covenants and agreements set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and subject to the terms and conditions set forth herein, the parties hereto hereby agree as follows:

Section 1. Authorization of Common Stock and Warrant

   (a) The Company has authorized the issuance of the Shares for sale, and reserved the Shares for issuance, to Purchasers upon the terms and subject to the conditions of this Agreement.

   (b) The Company has authorized the issuance of the Warrant to Purchasers and reserved for issuance the shares of Company Common Stock issuable upon exercise of the Warrant. The terms of the Warrant are set forth in the Form of Warrant, a copy of which is attached hereto as Exhibit A.

Section 2. Purchase, Sale and Issuance of Common Stock and Warrant

   (a) Subject to the terms and conditions set forth in this Agreement and in reliance upon the Company's and Purchasers' respective representations and warranties set forth below, on the Closing Date (as defined below) the Company shall (i) sell to Purchasers, and Purchasers shall purchase from the Company, the Shares for an aggregate cash purchase price of $52,660,856 (based on a purchase price of $8.00 per share) (the "Purchase Price") and (ii) issue the Warrant to Purchasers. Such sale, purchase and issuance shall be effected on the Closing Date by the Company executing and delivering to Purchasers, duly registered in its name, (i) a duly executed stock certificate or certificates evidencing the Shares and (ii) the duly executed Warrant against delivery by Purchasers to the Company of the Purchase Price by wire transfer of immediately available funds to such account as the Company shall designate prior to the Closing Date.

   (b) The closing of such sale, purchase and issuance (the "Closing") shall take place at 10:00 A.M., New York City time, on the third Business Day after all of the conditions set forth herein have been satisfied or waived, or such other date as Purchasers and the Company shall agree in writing (the "Closing Date"), at the offices of Willkie Farr & Gallagher, 787 Seventh Avenue, New York, New York, or such other location as Purchasers and the Company shall mutually select.

Section 3. Representations and Warranties of the Company

   The Company represents and warrants to Purchasers that:

 3.1. Corporate Organization

   (a) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Attached hereto as Exhibit B and Exhibit C, respectively, are true and complete copies of the Certificate of Incorporation and Bylaws of the Company, as amended through the date hereof (collectively, the "Organizational Documents").

   (b) The Company has all requisite power and authority and has all necessary approvals, licenses, permits and authorization to own, operate or lease its properties and to carry on its business as now conducted. The Company has all requisite power and authority to execute and deliver the Company Transaction Documents and to perform its obligations hereunder and thereunder.

   (c) The Company has filed all necessary documents to qualify to do business as a foreign corporation in, and the Company is in good standing under the laws of, each jurisdiction in which the conduct of the Company's business or the nature of the properties owned or leased by the Company requires such qualification, except where the failure to so qualify or be in good standing would not reasonably be expected to have a material adverse effect on the business, assets, liabilities, properties or condition (financial or otherwise) of the Company and its subsidiaries taken as a whole (a "Company Material Adverse Effect").

 3.2. Subsidiaries

   (a) Schedule 3.2 sets forth (i) the name of each subsidiary of the Company;
(ii) the name of each corporation, partnership, joint venture or other entity (other than such subsidiaries) in which the Company or any of its subsidiaries has, or pursuant to any agreement has the right or obligation to acquire at any time by any means, directly or indirectly, an equity interest or investment; (iii) in the case of each of such corporations described in clauses (i) and (ii) above, (A) the jurisdiction of incorporation, (B) the percentage of each class of voting capital stock owned by the Company or any of its subsidiaries, (C) a description of any contractual limitations on the holder's ability to vote or alienate such securities, (D) a description of any outstanding options or other rights to acquire securities of such corporation, and (E) a description of any other contractual charge or impediment which would limit or impair the Company's or any of its subsidiaries' ownership of such entity or interest or its ability effectively to exercise the full rights of ownership of such entity or interest; and (iv) in the case of each of such unincorporated entities, information substantially equivalent to that provided pursuant to clause (iii) above with regard to corporate entities.

   (b) Each subsidiary of the Company listed on Schedule 3.2 has been duly organized, is validly existing and in good standing under the laws of the jurisdiction of its organization, has the corporate power and authority to own and lease its properties and to conduct its business and is duly registered, qualified and authorized to transact business and is in good standing in each jurisdiction in which the conduct of its business or the nature of its properties requires such registration, qualification or authorization, except where the failure to be so registered, qualified, authorized or in good standing would not reasonably be expected to have a Company Material Adverse Effect. All of the issued and outstanding equity or other participating interests of each subsidiary have been duly authorized and validly issued, are fully paid and non-assessable, and, to the extent owned by the Company as indicated on Schedule 3.2, are owned free and clear of any mortgage, pledge, lien, encumbrance, security interest, claim or equity, except as set forth on Schedule 3.2. Except as set forth on Schedule 3.2, there are no outstanding options, warrants, agreements, conversion rights, preemptive rights or other rights to subscribe for, purchase or otherwise acquire any issued or unissued shares of capital stock of any subsidiary.

 3.3. Capitalization

   (a) The authorized capital stock of the Company consists of 50,000,000 shares of Company Common Stock and 5,000,000 shares of preferred stock, par value $.01 per share ("Company Preferred Stock"), of which 150,000 shares of Company Preferred Stock have been designated as Series A Preferred Stock. As of the close of business on the date one Business Day prior to the date hereof, (i) 10,363,256 shares of Company Common Stock were issued and outstanding, (ii) no shares of Company Common Stock were held in the treasury of the Company, (iii) 150,000 shares of Series A Preferred Stock were issued and outstanding and were held beneficially and of record by the Persons and in the amounts set forth on Schedule 3.3(a), (iv) no shares of Company Preferred Stock were issued or outstanding other than the 150,000 shares of Series A Preferred Stock, (v) 2,621,463.60 shares of Company Common Stock were reserved for issuance under the Company's employee stock option plans listed on
Schedule 3.3(b) in the amounts stated in such schedule and (vi) there were no bonds, debentures, notes or other evidences of indebtedness issued or outstanding having the right to vote on any matters on which the Company's stockholders may vote.

   (b) All the outstanding shares of capital stock of the Company have been duly and validly issued and are fully paid and non-assessable, and were issued in accordance with the registration or qualification requirements of the Securities Act and any relevant state securities laws or pursuant to valid exemptions therefrom. Upon issuance, sale and delivery as contemplated by this Agreement, the Shares will be duly authorized, validly issued, fully paid and non-assessable shares of Company Common Stock, free of all preemptive or similar rights. Upon their issuance in accordance with the terms of the Warrant, the shares of Company Common Stock issuable upon exercise of the Warrant will be duly authorized, validly issued, fully paid and non-assessable shares of Company Common Stock, free of all preemptive or similar rights.

   (c) Except for the conversion rights which attach to the warrants, options and convertible securities which are listed on Schedule 3.3(c) hereto and to the Warrant, on the Closing Date there will be no shares of Company Common Stock or any other equity security of the Company issuable upon conversion or exchange of any security of the Company nor will there be any rights, options or warrants outstanding or other agreements to acquire shares of Company Common Stock or any other equity security of the Company nor will the Company be contractually obligated to purchase, redeem or otherwise acquire any outstanding shares of Company Common Stock or Company Preferred Stock. Except as set forth on Schedule 3.3(c), (i) no stockholder of the Company is entitled to any preemptive or similar rights to subscribe for shares of capital stock of the Company, (ii) the Company has not agreed to register any of its securities under the Securities Act (other than pursuant to the Registration Rights Agreement) and (iii) there are no existing voting trusts or similar agreements to which the Company or any of its subsidiaries is a party with respect to the voting of the capital stock of the Company or any of its subsidiaries.

 3.4. Corporate Proceedings, etc.

   The Company has full corporate power to execute and deliver the Company Transaction Documents, to perform its obligations hereunder and thereunder and, subject to obtaining the necessary approval of the Company Voting Matters (as defined in Section 6.3) to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance of the Company Transaction Documents by the Company and each of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of the Company, subject to the approval of the Company Voting Matters. Except for approval of the Company Voting Matters, no other corporate action on the part of the Company is necessary to authorize the execution, delivery and performance of the Company Transaction Documents by the Company and each of the transactions contemplated hereby and thereby, and upon such execution and delivery, each of the Company Transaction Documents shall constitute a valid and binding obligation of the Company enforceable in accordance with its terms, except that (i) the enforceability hereof and thereof may be subject to applicable bankruptcy, insolvency or other similar laws, now or hereinafter in effect, affecting creditors' rights generally, and
(ii) the availability of the remedy of specific performance or injunctive or other forms of equitable relief may be subject to equitable defenses and would be subject to the discretion of the court before which any proceeding therefor may be brought. The Company has authorized the issuance and delivery of the Shares and the Warrant in accordance with this Agreement and, subject to the issuance of the Warrant, the Company has reserved for issuance the shares of Company Common Stock issuable upon exercise of the Warrant.

 3.5. Consents and Approvals

   Except as set forth on Schedule 3.5 and other than the matters set forth in Sections 6.2, 6.3, 6.4 and 6.5 and any required state blue sky filings in connection with the transactions contemplated hereby, the execution and delivery by the Company of the Company Transaction Documents, the performance by the Company of its obligations hereunder and thereunder and the consummation by the Company of the transactions contemplated hereby and thereby do not require the Company or any of its subsidiaries to obtain any consent, approval or action of, or make any filing with or give any notice to, any corporation, Person, firm, Governmental Entity or public or judicial authority.

 3.6. Absence of Defaults, Conflicts, etc.

   Except as set forth on Schedule 3.6, and assuming the consents and approvals referred to in Section 3.5 and Schedule 3.5 are obtained, the execution and delivery by the Company of the Company Transaction Documents do not, and the fulfillment of the terms hereof and thereof by the Company, and the issuance of the Shares, the Warrant and the Company Common Stock issuable upon exercise of the Warrant will not, result in a breach of any of the terms, conditions or provisions of, or constitute a default under, or permit the acceleration of rights under or termination of, (a) any indenture, mortgage, deed of trust, credit agreement, note or other evidence of indebtedness, or other material agreement of the Company or any of its subsidiaries (collectively the "Key Agreements and Instruments"), (b) the Organizational Documents, or (c) any order, judgment, rule or regulation of any Governmental Entity having jurisdiction over the Company or any of its subsidiaries or over their respective properties or businesses, other than, in the case of clauses
(a) and (c) above, any such breaches, defaults, accelerations or terminations that would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect. No event has occurred and no condition exists which, upon notice or the passage of time (or both), would constitute a default under any Key Agreements and Instruments or in any license, permit or authorization to which the Company or any subsidiary is a party or by which any of them may be bound, other than any such defaults that would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

 3.7. SEC Reports

   (a) The Company has furnished Purchasers with true and complete copies (including all amendments thereof) of its (i) Annual Reports on Form 10-K for the fiscal years ended August 3, 1997 and August 2, 1998 as filed with the SEC, (ii) Quarterly Report on Form 10-Q for the quarter ended November 1, 1998, as filed with the SEC, (iii) proxy statements related to all meetings of its stockholders (whether annual or special) held since February 7, 1997 and
(iv) all other reports filed with, or registration statements declared effective by, the SEC since February 7, 1997, which are all the documents (other than preliminary material) that the Company filed or was required to file with the SEC from that date through the date hereof (clauses (i) through (iv) being referred to herein collectively as the "SEC Reports"). From the date hereof through the Closing Date, the Company will furnish to Purchasers copies of any reports and registration statements to be filed with the SEC (the "Interim SEC Reports") within a reasonable amount of time prior to filing thereof. As of their respective dates, the SEC Reports (or the Interim SEC Reports, as the case may be) complied or will comply, as the case may be, in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC thereunder applicable to such reports and registration statements. As of their respective dates, the SEC Reports (or the Interim SEC Reports, as the case may be) did not and will not, as the case may be, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were, or will be, made, not misleading.

   (b) The audited consolidated financial statements and unaudited interim financial statements of the Company included in the SEC Reports (or to be included in the Interim SEC Reports, as the case may be) comply as to form in all material respects with applicable accounting requirements of the Securities Act or the Exchange Act, as applicable, and with the published rules and regulations of the SEC with respect thereto. The financial statements and the condensed financial statements, as applicable, included in the SEC Reports (or to be included in the Interim SEC Reports, as the case may be) (i) have been prepared in accordance with generally accepted accounting principles ("GAAP") applied on a consistent basis (except as may be indicated therein or in the notes thereto), (ii) present fairly, in all material respects, the financial position of the Company and its subsidiaries as of the dates thereof and the results of their operations and cash flows for the periods then ended subject, in the case of the unaudited interim financial statements, to normal year-end audit adjustments and any other adjustments described therein and the fact that certain information and notes have been condensed or omitted in accordance with the Exchange Act and the rules and regulations promulgated thereunder, and (iii) are in all material respects in agreement with the books and records of the Company and its subsidiaries.

   (c) The Company and its subsidiaries keep proper accounting records in which all material assets and liabilities, and all material transactions, of the Company and its subsidiaries are recorded in conformity with applicable accounting principles. No part of the Company's or any of its subsidiaries' accounting system or records, or access thereto, is under the control of a Person who is not an employee of the Company or such subsidiary (other than the Company's independent auditors and outside legal counsel).

 3.8. Absence of Certain Developments

   Except as disclosed in the SEC Reports filed with the SEC prior to the date hereof or on Schedule 3.8, and except for the transactions contemplated by the Transaction Documents, since August 2, 1998, the Company and its subsidiaries have conducted their business only in the ordinary and usual course in accordance with past practice, and:

     (a) there have not occurred any events or changes (including the incurrence of any liabilities of any nature, whether or not accrued, contingent or otherwise) that have had, or are reasonably likely in the future to have, individually or in the aggregate, a Company Material Adverse Effect; and

     (b) the Company has not taken any action which would have been prohibited under Section 5.2 hereof.

 3.9. Compliance with Law

   (a) Except as set forth on Schedule 3.9, neither the Company nor any of its subsidiaries is in violation of any laws, ordinances, governmental rules or regulations to which it is subject, including without limitation laws or regulations relating to the environment or to occupational health and safety. No expenditures material to the Company and its subsidiaries taken as a whole are or will be required in order to cause the current operations or properties of such entities to comply with any such laws, ordinances, governmental rules or regulations and except as set forth on Schedule 3.9, neither the Company nor any of its subsidiaries has received notice of violation of any law, ordinance, governmental rule or regulation and except as set forth on Schedule 3.9, no investigation or review by any Governmental Entity with respect to the Company or any of its subsidiaries is pending or, to the best of the Company's knowledge, threatened nor has any Governmental Entity indicated an intention to conduct the same.

   (b) Neither the Company or any of its subsidiaries nor, to the Company's knowledge, any of the officers, directors, employees, agents or other representatives of the Company or any of its subsidiaries or any other business entity or enterprise with which the Company or any subsidiary is or has been affiliated or associated, has, directly or indirectly, made or authorized any payment, contribution or gift of money, property, or services, whether or not in contravention of applicable law, (i) as a kickback or bribe to any Person or (ii) to any political organization, or the holder of or any aspirant to any elective or appointive public office except for personal political contributions not involving the direct or indirect use of funds of the Company or any of its subsidiaries.

   (c) The Company and its subsidiaries have, and Schedule 3.9 lists, all licenses, permits, franchises or other governmental authorizations necessary to the ownership of their property or to the conduct of their respective businesses, which if violated or not obtained might have a Company Material Adverse Effect. Neither the Company nor any subsidiary has finally been denied any application for any such licenses, permits, franchises or other governmental authorizations necessary to its business.

 3.10. Litigation

   Except as disclosed in the SEC Reports or on Schedule 3.10, there is no legal action, suit, arbitration or other legal, administrative or other governmental investigation, inquiry or proceeding (whether federal, state, local or foreign) pending or, to the best of the Company's knowledge, threatened against or affecting the Company or any subsidiary or any of their respective properties, assets or businesses which, either alone or in the aggregate, would reasonably be expected to have a Company Material Adverse Effect or prevent or delay the consummation of the transactions contemplated by the Transaction Documents. To the best of the Company's knowledge, there are no facts which might result in or form the basis for any such action, suit, arbitration, investigation, inquiry or other proceeding. Except as set forth on Schedule 3.10, neither the Company nor any subsidiary is subject to any order, writ, judgment, injunction, decree, determination or award of any Governmental Entity.

 3.11. Material Contracts

   Neither the Company nor any of its subsidiaries is in default (or would be in default with notice or lapse of time, or both) under, is in violation (or would be in violation with notice or lapse of time, or both) of, or has otherwise breached, any indenture, note, credit agreement, loan document, lease, license or other agreement, including, without limitation, any Material Contract (as defined below), whether or not such default has been waived, which default, alone or in the aggregate with all other such defaults, would reasonably be expected to have a Company Material Adverse Effect. Schedule
3.11 contains a complete and correct list as of the date hereof of each agreement, contract and commitment of the following types, written or oral, to which the Company or any of its subsidiaries is a party or by which they or any of their assets are bound: (a) mortgages, indentures, security agreements, guarantees, pledges and other agreements and instruments relating to the borrowing of money or extension of credit; (b) employment, severance and consulting agreements (other than any such agreements that are terminable without liability or penalty on 30 days' or less notice); (c) licenses of patent, trademark and other rights relating to any Intellectual Property (as defined below) and any other licenses, permits and authorizations relating to the businesses of the Company and its subsidiaries (whether as licensor or licensee) that involve by their terms a per annum payment in excess of $100,000 or resulted in a payment obligation in excess of $100,000 in the calendar year ended December 31, 1998; and (d) joint venture or partnership contracts or agreements ((a) through (d) collectively, "Material Contracts"). Prior to the date hereof, the Company has delivered to Purchasers or their representatives complete and correct copies of all written Material Contracts together will all amendments thereto, and accurate descriptions of all oral Material Contracts. Each Material Contract is in full force and effect and is binding upon the Company or one of its subsidiaries, as the case may be, and, to the best of the Company's knowledge, is binding upon such other parties, in each case in accordance with its terms. There are no material unresolved disputes involving the Company or any of its subsidiaries under any Material Contract.

 3.12. Absence of Undisclosed Liabilities

   (a) Except as disclosed on Schedule 3.12 and except for indebtedness, obligations or liabilities that are reflected or reserved against as set forth in the SEC Reports (including the notes to the financial statements included therein), neither the Company nor any of its subsidiaries has any debt, obligation or liability (whether accrued, absolute, contingent, liquidated or otherwise, whether due or to become due and whether or not known to the Company) arising out of any transaction entered into at or prior to the Closing, or any act or omission at or prior to the Closing, or any state of facts existing at or prior to the Closing, except (a) for debts, obligations or liabilities incurred in the ordinary course of business since November 1, 1998, none of which (individually or in the aggregate) would reasonably be expected to have a Company Material Adverse Effect and (b) for liabilities and obligations arising under the Transaction Documents.

   (b) Except as disclosed on Schedule 3.12 and except for liabilities that are reflected or reserved against in the most recent financial statements included in the SEC Reports, neither the Company nor any of its subsidiaries has any tax liability with respect to or based upon any transactions or events occurring at or prior to the Closing, including, without limitation, unfunded past service liabilities under any pension, profit sharing or similar plan.

 3.13. Labor Relations and Employment

   (a) Except as set forth on Schedule 3.13(a), (i) there is no labor strike, dispute, slowdown, stoppage or lockout actually pending, or, to the best of the Company's knowledge, threatened against the Company or any of its subsidiaries, and during the past three years there has not been any such action; (ii) to the best of the Company's knowledge, there are no union claims to represent the employees of the Company or any of its subsidiaries; (iii) neither the Company nor any of its subsidiaries is a party to or bound by any collective bargaining or similar agreement with any labor organization, or work rules or practices agreed to with any labor organization or employee association applicable to employees of the Company or any of its subsidiaries;
(iv) none of the employees of the Company or any of its subsidiaries is represented by any labor organization and the Company does not have any knowledge of any current union organizing activities among the employees of the Company or any of its subsidiaries, nor does any question concerning representation exist concerning such employees; (v) the Company and its subsidiaries are, and have at all times been, in compliance with all applicable laws respecting employment and employment practices, terms and conditions of employment, wages, hours of work, occupational safety and health, equal opportunity, collective bargaining and payment of social security and other taxes, and are not engaged in any discriminatory employment practices or unfair labor practices as defined in the National Labor Relations Act or other applicable law, ordinance or regulation; (vi) there is no unfair labor practice charge or complaint against the Company or any of its subsidiaries pending or, to the best of the Company's knowledge, threatened before the National Labor Relations Board or any similar state or foreign agency; (vii) there is no grievance filed, or to the best of the Company's knowledge, threatened to be filed, against the Company or any of its subsidiaries arising out of any collective bargaining agreement or employment agreement or other grievance procedure; (viii) no charges with respect to or relating to the Company or any of its subsidiaries are pending before the Equal Employment Opportunity Commission or any other agency responsible for the prevention of unlawful employment practices; (ix) neither the Company nor any of its subsidiaries has received notice of the intent of any federal, state, local or foreign agency responsible for the enforcement of labor or employment laws to conduct an investigation with respect to or relating to the Company or any of its subsidiaries and no such investigation is in progress;
(x) there are no complaints, lawsuits or other proceedings pending or, to the best of the Company's knowledge, threatened in any forum by or on behalf of any present or former employee of the Company or any of its subsidiaries alleging breach of any express or implied contract of employment, any law or regulation governing employment or the termination thereof or other discriminatory, wrongful or tortious conduct in connection with the employment relationship; and (xi) there has been no "mass layoff" or "plant closing" as defined by the Worker Adjustment and Retraining Notification Act or any similar state or local "plant closing" law with respect to the current or former employees of the Company and its subsidiaries.

   (b) The Company is not aware that any officer or key employee, or that any group of key employees, intends to terminate their employment with the Company or any of its subsidiaries, nor does the Company have a present intention to terminate the employment of any of the foregoing.

 3.14. Employee Benefit Plans

   (a) Schedule 3.14(a) sets forth: (i) all "employee benefit plans", as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and all other material employee benefit arrangements, including, without limitation, any such arrangements providing severance pay, sick leave, vacation pay, salary continuation for disability, retirement benefits, deferred compensation, bonus pay, incentive pay, stock options, hospitalization insurance, medical insurance, life insurance, scholarships or tuition reimbursements, maintained by the Company or any of its subsidiaries or to which the Company or any of its subsidiaries is obligated to contribute thereunder for current or former employees the Company and its subsidiaries (the "Employee Benefit Plans"), and (ii) all "employee pension plans", as defined in Section 3(2) of ERISA, other than any Multiemployer Plan (as defined below), maintained by the Company or any trade or business (whether or not incorporated) which is or has ever been under control or treated as a single employer with the Company under Section 414(b) or (c), of the Code ("ERISA Affiliate") or to which the Company or any ERISA Affiliate has contributed or been obligated to contribute thereunder during the last six years (the "Pension Plans").

   (b) Except as set forth on Schedule 3.14(a), none of the Employee Benefit Plans or Pension Plans is a multiemployer plan, as defined in Section 3(37) of ERISA ("Multiemployer Plan"), and neither the Company nor any ERISA Affiliate has withdrawn in a complete or partial withdrawal from any Multiemployer Plan with respect to which the Company or any ERISA affiliate has any unsatisfied withdrawal liability, nor has any of them incurred any unsatisfied liability due to the termination or reorganization of a Multiemployer Plan.

   (c) Each Employee Benefit Plan that is intended to qualify under Section 401 of the Code and the trust maintained pursuant thereto is exempt from federal income taxation under Section 501 of the Code, and nothing has occurred with respect to the operation of any such Employee Benefit Plan that could cause the loss of such qualification or exemption or the imposition of any liability, penalty or tax under ERISA or the Code.

   (d) All contributions (including all employer contributions and employee salary reduction contributions) required to have been made under any of the Employee Benefit Plans or Pension Plans or by law (without regard to any waivers granted under Section 412 of the Code) to any funds or trusts established thereunder or in connection therewith have been made by the due date thereof (including any valid extension), and all contributions for any period ending on or before the Closing Date which are not yet due will have been paid or accrued on or prior to the Closing Date. No accumulated funding deficiencies exist in any of the Employee Benefit Plans or Pension Plans subject to Section 412 of the Code.

   (e) There is no "amount of unfunded benefit liabilities" within the meaning of Section 4001(a)(18) of ERISA in any of the Pension Plans which are subject to Title IV of ERISA. Each of the Pension Plans are fully funded in accordance with the actuarial assumptions used by the PBGC to determine the level of funding required in the event of the termination of the Pension Plans.

   (f) Neither the Company nor any ERISA Affiliate has terminated any Pension Plan subject to Title IV of ERISA with respect to which it has incurred any material outstanding liability, or incurred any material outstanding liability under Section 4062 of ERISA to the PBGC or to a trustee appointed under
Section 4042 of ERISA. All premiums due the PBGC with respect to the Pension Plans have been paid. Neither the Company nor any ERISA Affiliate has engaged in any transaction described in Section 4069 of ERISA.

   (g) There has been no "reportable event" within the meaning of Section 4043 of ERISA with respect to any Pension Plans subject to Title IV of ERISA which would require the giving of notice or any other event requiring disclosure under Section 4041(c)(3)(C) or 4063(a) of ERISA.

   (h) There has been no violation of ERISA or the Code with respect to the filing of applicable reports, documents and notices regarding the Employee Benefit Plans with the Secretary of Labor or the Secretary of the Treasury or the furnishing of required reports, documents or notices to the participants or beneficiaries of the Employee Benefit Plans which could result in a material liability to the Company.

   (i) True, correct and complete copies of the following documents, with respect to each of the Employee Benefit Plans and Pension Plans, have been delivered to Purchasers by the Company or are publicly available: (i) all plans and related trust documents, and amendments thereto; (ii) the most recent Forms 5500; (iii) the last IRS determination letter; (iv) summary plan descriptions; (v) the most recent actuarial report relating to the Employee Benefit Plans and Pension Plans; and (vi) written descriptions of all non-written agreements relating to the Employee Benefit Plans.

   (j) There are no pending actions, claims or lawsuits which have been asserted or instituted against the Employee Benefit Plans, the assets of any of the trusts under such plans or the plan sponsor or the plan administrator, or against any fiduciary of the Employee Benefit Plans with respect to the operation of such plans (other than routine benefit claims), nor does the Company have knowledge of facts which could form the basis for any such claim or lawsuit.

   (k) All amendments and actions required to bring the Employee Benefit Plans and Pension Plans into conformity in all material respects with all of the applicable provisions of ERISA, the Code and other applicable laws have been made or taken except to the extent that such amendments or actions are not required by law to be made or taken until a date after the Closing Date.

   (l) The Employee Benefit Plans have been maintained, in all material respects, in accordance with their terms and with all provisions of ERISA and the Code (including rules and regulations thereunder) and other applicable federal and state laws and regulations, and neither the Company, any of its subsidiaries, nor, to the best of the Company's knowledge, any "party in interest" or "disqualified person" with respect to the Employee Benefit Plans has engaged in a "prohibited transaction" within the meaning of Section 406 of ERISA or 4975 of the Code. No fiduciary has any liability for breach of fiduciary duty or any other failure to act or comply in connection with the administration or investment of the assets of any Employee Benefit Plan.

   (m) None of the Employee Benefit Plans provide retiree life or retiree health benefits except as may be required under Section 4980B of the Code or
Section 601 of ERISA or applicable state law and at the expense of the participant or the participant's beneficiary. The Company and the ERISA Affiliates have at all times complied with the notice and health care continuation requirements of Section 4980B of the Code and Sections 601 through 608 of ERISA.

   (n) Except as set forth on Schedule 3.14(n), none of the execution and delivery of the Company Transaction Documents, the consummation of the transactions contemplated hereby and thereby or any other transactions involving the Company, Purchasers and/or any of the Company's stockholders will (i) result in any payment becoming due to any employee (current, former or retired) of the Company or any of its subsidiaries, (ii) increase any benefits otherwise payable under any Employee Benefit Plan, (iii) result in the acceleration of the time of payment or vesting of any benefits under any Employee Benefit Plan, (iv) qualify as a "change of control" or similar event under any Employee Benefit Plan or (v) result in any payment becoming due to any employee that may be nondeductible under Section 162(m) or Section 280G of the Code.

   (o) Except as set forth on Schedule 3.14(o), no stock or other security issued by the Company or any Affiliate forms or has formed a material part of the assets of any Employee Benefit Plan or Pension Plan.

 3.15. FCC Matters

   (a) A complete and accurate list of the FCC Licenses is set forth on
Schedule 3.15. The FCC Licenses are in full force and effect and unimpaired by any condition that could have a Company Material Adverse Effect.

No application, complaint, action or proceeding is pending or, to the best of the Company's knowledge, threatened, that may result in the revocation, modification, non-renewal or suspension of any FCC License or the imposition of any administrative or judicial sanction with respect to any FCC License. Neither the Company, Catalina nor any other subsidiary of the Company has knowledge of any failure of Catalina to comply in all material respects with the terms and conditions of the FCC Licenses, and all applicable rules, regulations and policies of the FCC and requirements of the Communications Act of 1934, as amended.

   (b) The equipment which is operated pursuant to the FCC Licenses is operated in all material respects in compliance with the rules, regulations and policies of the FCC and requirements of the Communications Act of 1934, as amended.

   (c) Neither the Company, Catalina nor any other subsidiary of the Company is aware of any facts or circumstances that are likely to prevent or delay prompt FCC Approval.

 3.16. Real Property

   (a) Schedule 3.16(a) contains a complete and accurate list of all real property owned in whole or in part, directly or indirectly, by the Company or its subsidiaries (the "Owned Real Property"). The Company has good and marketable title in fee simple to all of the Owned Real Property, free and clear of all liens, encumbrances, charges, mortgages, judgments and hypothecations, whether recorded or unrecorded. None of the Owned Real Property is subject to any right or option of any other Person to purchase or lease or otherwise obtain title to or an interest in such real property. No Person other than the Company or any of its subsidiaries has any right to use, occupy or lease any of the Owned Real Property or Leased Real Property (as defined in subsection (b) of this Section 3.16). Schedule 3.16(a) contains an accurate and complete list of all Owned Real Property leased in whole or in part by the Company as landlord. True and complete copies of all leases including all modification and amendments thereto listed on Schedule 3.16(a) have been delivered to Purchasers. All of the buildings, improvements, structures and appurtenances situated on the Owned Real Property are owned by the Company or one if its subsidiaries and are in all material respects in good operating condition, normal wear and tear excepted. Except as set forth on Schedule 3.16(a), no condemnation proceeding or similar proceeding is pending or, to the best of the Company's knowledge, threatened that would preclude or impair the use of any such property or any improvement thereon by the Company or any of its subsidiaries for the purpose for which it is currently used. There is no material latent or patent structural, mechanical or other significant defect, soil condition or deficiency in any of the improvements located on any of the Owned Real Property or, to the best of the Company's knowledge, the Leased Real Property.

   (b) Schedule 3.16(b) lists all real property leased by the Company or its subsidiaries as well as the commencement and expiration dates of all leases relating thereto (the "Leased Real Property"). True and complete copies of all leases listed on Schedule 3.16(b) have been delivered to Purchasers. The Company or one of its subsidiaries has a valid and existing lease or sublease for each property subsumed within the Leased Real Property. All leases covering any of the Leased Real Property are valid and enforceable by the Company or one of its subsidiaries, as the case may be, in accordance with their respective terms, are in full force and effect, and have not been modified, supplemented or terminated except as set forth on Schedule 3.16(b), and there is not under any such lease any default by the Company or one of its subsidiaries or, to the best of the Company's knowledge, by any landlord or lessor under any such lease. All third party consents required in respect of the Owned Real Property or Leased Real Property in order to consummate the transactions contemplated by the Company Transaction Documents have been obtained. The facilities and real properties covered by the Leased Real Property and included in the Owned Real Property constitute all of the facilities and real properties presently used by the Company or its subsidiaries.

   (c) Any increase in real property taxes due to the acquisition of Owned Real Property by the Company is reflected in the most recent financial statements included in the SEC Reports. If the values of the Owned Real Property for purposes of California property taxes are reassessed as of the Closing Date to their fair market values as of the Closing Date, such reassessment will not result in a material increase in the assessed values of such property. Schedule 3.16(c) accurately states the assessed values for purposes of California property taxes of the Owned Real Property.

 3.17. Condition of Properties

   Except as would not reasonably be expected to have a Company Material Adverse Effect, all facilities, machinery, equipment, fixtures, vehicles and other properties owned, leased or used by the Company and its subsidiaries are in good operating condition and repair, are reasonably fit and usable for the purposes for which they are being used, are adequate and sufficient for the Company's or such subsidiary's business and conform in all material respects with all applicable ordinances, regulations and laws.

 3.18. Environmental Matters

   (a) Except as set forth on Schedule 3.18 and except as would not reasonably be expected to have a Company Material Adverse Effect:

     (i) The Company and its subsidiaries (i) are in substantial compliance with all Environmental Laws; (ii) have obtained all necessary Environmental Permits, all of which are in full force and effect; and (iii) are in substantial compliance with all terms and conditions of such Environmental Permits.

     (ii) Neither the Company nor any of its subsidiaries has violated or done any act which could give rise to liability under, or have otherwise failed to act in a manner which would expose any of them to liability under, any Environmental Law.

     (iii) No Hazardous Material has been released, spilled, discharged, dumped, disposed of, or otherwise come to be located in, at, beneath or near any of the Owned Real Property or Leased Real Property including properties formerly owned, operated or otherwise controlled by the Company or any of its subsidiaries (during the period of the Company's or such subsidiaries' ownership, operation or control thereof) in such manner as would reasonably be expected to result in environmental liability to the Company or any of its subsidiaries.

     (iv) There have been and are no: (i) aboveground or underground storage tanks; (ii) surface impoundments for Hazardous Materials; or (iii) friable asbestos or asbestos containing materials or polychlorinated biphenyl ("PCB") or PCB-containing equipment, located within any portion of the Owned Real Property or Leased Real Property.

     (v) No liens have been placed upon any Owned Real Property or Leased Real Property in connection with any actual or alleged liability under any Environmental Law.

     (vi) Neither the Company nor any of its subsidiaries has received any written notice, claim, demand, suit or request for information from any Governmental Entity or private entity with respect to any liability or alleged liability under any Environmental Law, nor has any entity previously owned, operated, or otherwise controlled by the Company or its subsidiaries whose liability, in whole or in part, may be attributed to the Company or any of its subsidiaries, received any such notice, claim, demand, suit or request for information; neither the Company nor any of its subsidiaries has ongoing negotiations with or agreements with any Governmental Entity or other Person or entity relating to any Remedial Action or other claim arising under or related to any Environmental Law.

     (vii) Neither the Company nor any of its subsidiaries has disposed, or arranged for the disposal, of any Hazardous Materials at any facility that is or has ever been the subject of investigation or response action under the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. (S) 9601 et seq. ("CERCLA"), Resource Conservation and Recovery Act, 42 U.S.C. (S) 6901 et seq. ("RCRA"), or any state law of similar effect.

     (viii) The Company has provided to Purchasers all environmental studies and reports pertaining to the Owned Real Property or Leased Real Property including properties formerly owned, operated or otherwise controlled by the Company or any of its subsidiaries and the improvements thereon that they are aware of, have commissioned or have in their possession. To the best of the Company's knowledge, such studies and reports do not contain any inaccuracies resulting from, in whole or in part, any material misrepresentation of the Company.

With respect to the following owned Real Property and Leased Real Property the above representations and warranties are unqualified with respect to Company Material Adverse Effect: 3611 North San Fernando Road, Burbank, California; 2901 West Alameda Avenue, Burbank, California; 3000 Olympic Boulevard, Santa Monica, California; 100 Universal City Plaza, Building 153, Universal Studios, California; 730 Arizona Avenue, Santa Monica, California; 1318 Lincoln Boulevard, Santa Monica, California.

   For purposes of this Agreement, the following terms shall have the following meanings:

   "Environmental Laws" shall mean any statute, regulation, ordinance, order, decree, agreement, common law duty or other requirement of United States or Singapore law (for the Singapore Leased Real Property only) relating to protection of human health, safety or the environment (including, without limitation, ambient air, surface water, groundwater, wetlands, soil, surface and subsurface strata).

   "Environmental Permits" shall mean all permits, licenses, approvals, authorizations, consents or registrations required under any applicable Environmental Law.

   "Hazardous Materials" shall mean any chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, hazardous materials, hazardous wastes, radioactive materials, petroleum or petroleum products.

   "Remedial Action" shall mean any action required to: (i) clean up, remove or treat Hazardous Materials; (ii) prevent a release or threat of release of any Hazardous Material; (iii) perform pre-remedial studies, investigations or post-remedial monitoring and care; or (iv) cure a violation of Environmental Law.

 3.19. Intellectual Property

   (a) Schedule 3.19(a) sets forth a complete list of registrations/patents or applications therefor pertaining to the Intellectual Property, the dates of application/issuance and the relevant jurisdictions. Except as described on Schedules 3.19(a), (b) or (c), the Company or one of its subsidiaries owns or, to the best of the Company's knowledge, has the valid right to use, free and clear of all liens and other encumbrances or claims of any nature, all of the Intellectual Property necessary for the conduct of the business of the Company or any of its subsidiaries. Except as described on Schedule 3.19(a), (b) or
(c), all Intellectual Property listed on Schedule 3.19(a) is valid, subsisting, unexpired, and enforceable and all renewal fees and other maintenance fees that have fallen due on or prior to the effective date of this Agreement have been paid.

   (b) Except as set forth on Schedule 3.19(b), there is no claim, suit, action or proceeding pending or, to the best of the Company's knowledge, threatened against the Company or one of its subsidiaries: (i) alleging any such conflict or infringement with any third party's proprietary rights; or
(ii) challenging the Company or one of its subsidiaries' ownership or use, or the validity or enforceability of any Intellectual Property that is necessary for the conduct of the business of the Company or any of its subsidiaries. Except as set forth on Schedule 3.19(b), there is no claim, suit, action or proceeding pending or, to best of the Company's knowledge, threatened by the Company or one of its subsidiaries, alleging any third party's intellectual property rights conflict or infringe the Intellectual Property of the Company or one of its subsidiaries.

   (c) Schedule 3.19(c) sets forth a complete and accurate list of all: (i) licenses, sublicenses and other agreements in which the Company or one of its subsidiaries grants rights to any Person to use the Intellectual Property; and
(ii) consents, indemnifications, forbearances to sue, settlement agreements or cross-licensing arrangements relating to the Intellectual Property or the intellectual property of any third party to which the

Company or one of its subsidiaries is a party. Except as set forth on Schedule 3.19(c), neither the Company nor any of its subsidiaries is under any obligation to pay royalties or similar payments in connection with any license, nor will the Company or any of its subsidiaries be, as a result of the execution and delivery of the Company Transaction Documents or the performance of its obligations hereunder or thereunder, in breach of any license, sublicense or other agreement relating to the Intellectual Property.

   (d) Except as set forth on Schedule 3.19(d), no former or present employee, officer or director of the Company or any of its subsidiaries holds any right or title, directly or indirectly, in whole or in part, in or to any Intellectual Property.

   (e) The Company or one of its subsidiaries owns or has the right to use all computer software, software systems and databases and all other information systems currently used in the business of the Company or any of its subsidiaries and necessary for the conduct of the business of the Company or any of its subsidiaries, including, without limitation, all such computer software used in the business of the Company on personal computers by employees of the Company or any of its subsidiaries.

   For purposes of this Agreement, "Intellectual Property" shall mean all of the following, owned or used in the business of the Company or any of its subsidiaries: (i) trademarks and service marks (registered or unregistered), trade dress, trade names and other names and slogans embodying business or product goodwill or indications of origin, all applications or registrations in any jurisdiction pertaining to the foregoing and all goodwill associated therewith; (ii) patents, patentable inventions, discoveries, improvements, ideas, know-how, formula methodology, processes, technology and computer programs, software and databases (including source code, object code, development documentation, programming tools, drawings, specifications and data) and all applications or registrations in any jurisdiction pertaining to the foregoing, including all reissues, continuations, divisions, continuations-in-part, renewals or extensions thereof; (iii) trade secrets, including confidential and other non-public information, and the right in any jurisdiction to limit the use or disclosure thereof; (iv) copyrights in writings, designs, mask works or other works, and applications or registrations in any jurisdiction for the foregoing; (v) database rights; (vi) Internet Web sites, domain names and registrations or applications for registration thereof; (vii) licenses, immunities, covenants not to sue and the like relating to any of the foregoing; (viii) books and records describing or used in connection with any of the foregoing; and (ix) claims or causes of action arising out of or related to infringement or misappropriation of any of the foregoing.

 3.20. Year 2000

   Except as set forth on Schedule 3.20 or in the SEC Reports, or as would not have, individually or in the aggregate, a Company Material Adverse Effect:

     (a) To the best of the Company's knowledge, none of the Computer Software, computer firmware, computer hardware (whether general or special purpose) and other similar or related items of automated, computerized and/or software system(s) that are used or relied on by the Company or any of its subsidiaries in the conduct of their respective businesses will malfunction, cease to function, generate incorrect data, or provide incorrect results when processing, providing, and/or receiving (i) date-related data into and between the twentieth and twenty-first centuries and
  (ii) date-related data in connection with any valid date in the twentieth and twenty-first centuries.

     (b) To the best of the Company's knowledge, none of the products and services sold, licensed, rendered or otherwise provided by the Company or any of its subsidiaries in the conduct of their respective businesses will malfunction, cease to function, generate incorrect data or produce incorrect results when processing, providing and/or receiving (i) date-related data in and between the twentieth and twenty-first centuries and
  (ii) date-related data in connection with any valid date in the twentieth and twenty-first centuries; and the Company and its subsidiaries are not and shall not be subject to liabilities arising from their failure to do so.

   For purposes of this Agreement, "Computer Software" shall mean any and all items, products and systems used in the operation of the business of the Company or its subsidiaries, which incorporate the processing of dates or date-related data (including, but not limited to, representing, calculating, comparing and sequencing) and are operationally material to the business of the Company or its subsidiaries, including, but not limited to, computer systems, infrastructure items, software applications, hardware, and related equipment and utilities including, but not limited to (i) any and all computer programs and applications consisting of sets of statements and instructions to be used directly or indirectly in computer software or firmware whether in source code or object code form, (ii) databases and compilations, including without limitation any and all data and collections of data, whether machine readable or otherwise, (iii) all versions of the foregoing including, without limitation, all screen displays and designs thereof, and all component modules of source code or object code or natural language code therefor, and whether recorded on paper, magnetic media or other electronic or non-electronic device, (iv) all descriptions, flowcharts and other work product used to design, plan, organize and develop any of the foregoing, (v) all documentation including, without limitation, all technical and user manuals and training materials relating to the foregoing, and (vi) Internet domain names and content contained on all World Wide Web sites of the Company or any of its subsidiaries.

 3.21. Tax Matters

   (a) The Company is the common parent of an affiliated group of corporations (within the meaning of Section 1504(a) of the Code) eligible to file consolidated federal income Tax Returns.

   (b) Except as set forth on Schedule 3.21(b), (i) the Company has filed (or joined in the filing of) when due all Tax Returns required by applicable law to be filed with respect to the Company and all Taxes shown to be due on such Tax Returns have been paid; (ii) all such Tax Returns were true, correct and complete as of the time of such filing; (iii) all Taxes relating to periods ending on or before the Closing Date owed by the Company (whether or not shown on any Tax Return) or to which the Company may be liable under Treasury Regulations (S) 1.1502-6 (or analogous state, local, or foreign provisions), as a transferee or successor, by contract or otherwise, by virtue of having been a member of any "affiliated group" (or other group filing on a combined or unitary basis) at any time on or prior to the Closing Date, if required to have been paid, have been paid (except for Taxes which are being contested in good faith); (iv) any liability of the Company for Taxes not yet due and payable, or which are being contested in good faith, has been provided for on the financial statements of the Company included in the SEC Reports in accordance with GAAP; (v) there is no action, suit, proceeding, investigation, audit or claim now pending against, or with respect to, the Company in respect of any Tax or assessment, nor is any claim for additional Tax or assessment asserted by any Tax authority, nor, to the best of the Company's knowledge, is any such assertion threatened; (vi) no claim has been made by any Tax authority in a jurisdiction where the Company does not currently file a Tax Return that it is or may be subject to Tax by such jurisdiction, nor, to the best of the Company's knowledge, is any such assertion threatened; (vii) there is no outstanding request for any extension of time within which to pay any Taxes or file any Tax Returns; (viii) there has been no waiver or extension of any applicable statute of limitations for the assessment or collection of any Taxes of the Company; (ix) no property of the Company is "tax-exempt use property" within the meaning of Section 168(h) of the Code; (x) the Company is not a party to any lease made pursuant to former Section 168(f)(8) of the Internal Revenue Code of 1954 or any analogous state or local provisions; (xi) the Company has not filed any agreement or consent under Section 341(f) of the Code; (xii) the Company is not a party to any agreement, whether written or unwritten, providing for the payment of Taxes, payment for Tax losses, entitlements to refunds or similar Tax matters; (xiii) no ruling with respect to Taxes (other than a request for determination of the status of a qualified pension plan) has been requested by or on behalf of the Company; (xiv) the Company has withheld and paid all material Taxes required to be withheld in connection with any amounts paid or owing to any employee, creditor, independent contractor or other third party; and (xv) there is no security interest on any asset of the Company that arose in connection with a failure (or alleged failure) to pay any Tax. For purposes of this paragraph (except for clause (xvi)), "Company" includes the Company and any of its subsidiaries.

   (c) For purposes of this Agreement, the following terms shall have the following meanings:

   "Code" shall mean the Internal Revenue Code of 1986, as amended.

   "Tax(es)" shall mean any and all federal, state, local, foreign and other taxes, levies, fees, imposts, duties and charges of whatever kind (including any interest, penalties or additions to the tax imposed in connection therewith or with respect thereto), whether or not imposed on the Company, including, without limitation, taxes imposed on, or measured by, income, franchise, profits or gross receipts, and also ad valorem, value added, sales, use, service, real or personal property, capital stock, license, payroll, withholding, employment, social security, workers' compensation, unemployment compensation, utility, severance, production, excise, stamp, occupation, premium, windfall profits, transfer and gains taxes and customs duties.

   "Tax Return(s)" shall mean returns, reports, information statements and other documentation (including any additional or supporting material) filed or maintained, or required to be filed or maintained, in connection with the calculation, determination, assessment or collection of any Tax and shall include any amended returns required as a result of examination adjustments made by the Internal Revenue Service or other Tax authority.

 3.22. Insurance

   The Company and its subsidiaries and their respective properties are insured in such amounts, against such losses and with such insurers as are prudent when considered in light of the nature of the properties and businesses of the Company and its subsidiaries. Schedule 3.22 sets forth a complete and accurate list of the insurance policies of the Company and its subsidiaries as in effect on the date hereof, including in each case the applicable coverage limits, deductibles and the policy expiration dates. No notice of any termination or threatened termination of any of such policies has been received by the Company or any of its subsidiaries and such policies are in full force and effect.

 3.23. Transactions with Related Parties

   Except as set forth on Schedule 3.23 or in the SEC Reports, neither the Company nor any subsidiary is a party to any agreement with any of the Company's directors, officers or, to the best of the Company's knowledge, shareholders or, to the best of the Company's knowledge, any Affiliate or family member of any of the foregoing under which it: (i) leases any real or personal property (either to or from such Person), (ii) licenses real or personal property or Intellectual Property (either to or from such Person),
(iii) is obligated to purchase any tangible or intangible asset from or sell such asset to such Person, (iv) purchases products or services from such Person, (v) has borrowed money from or loaned money to such Person or (vi) permits such Person to use any personal property of the Company or any of its subsidiaries for personal purposes. Except as set forth on Schedule 3.23 or in the SEC Reports, neither the Company nor any subsidiary employs as an employee or engages as a consultant any family member of any of the Company's directors, officers or, to the best of the Company's knowledge, shareholders. To the best of the Company's knowledge and except as set forth on Schedule 3.23, there exist no agreements among shareholders of the Company, except as contemplated by the Company Transaction Documents, to act in concert with respect to their voting or holding of Company securities.

 3.24. Interest in Competitors

   Neither the Company, nor any or its subsidiaries, nor, to the best of the Company's knowledge, any of their respective officers or directors, has any interest, either by way of contract or by way of investment (other than as holder of not more than 2% of the outstanding capital stock of a publicly traded Person) or otherwise, directly or indirectly, in any Person other than the Company and its subsidiaries that (i) provides any services or designs, produces or sells any product or product lines or engages in any activity similar to or competitive with any activity currently proposed to be conducted by the Company or any of its subsidiaries or (ii) has any direct or indirect interest in any asset or property, real or personal, tangible or intangible, of the Company.

 3.25. Private Offering

   Neither the Company nor anyone acting on its behalf shall offer the Shares or the Warrant for issue or sale to, or solicit any offer to acquire any of the same from, anyone so as to bring the issuance and sale of the Shares, the Warrant or the shares of Company Common Stock issuable upon the exercise of the Warrant, or any part thereof, within the provisions of Section 5 of the Securities Act. Based upon the representations of Purchasers set forth in
Section 4, the offer, issuance and sale of the Shares, the Warrant and the shares of Company Common Stock issuable upon exercise of the Warrant are and will be exempt from the registration and prospectus delivery requirements of the Securities Act, and have been registered or qualified (or are exempt from registration and qualification) under the registration, permit or qualification requirements of all applicable state securities laws.

 3.26. Brokerage

   Other than with respect to fees payable to Houlihan, Lokey, Howard & Zukin Capital ("Houlihan Lokey"), there are no claims for brokerage commissions or finder's fees or similar compensation in connection with the transactions contemplated by this Agreement or the other Transaction Documents based on any arrangement made by or on behalf of the Company and the Company agrees to indemnify and hold Purchasers harmless against any costs or damages incurred as a result of any such claim, including with respect to fees payable to Houlihan Lokey. The Company has heretofore furnished to Purchasers true and complete information concerning the financial arrangements between the Company and Houlihan Lokey pursuant to which such firm would be entitled to any payment as a result of the transactions contemplated by the Transaction Documents.

 3.27. Disclosure

   None of the information with respect to the Company or its subsidiaries to be included or incorporated by reference in the proxy statement of the Company, including any amendments or supplements thereto (collectively, the "Company Proxy Statement") to be mailed to the stockholders of the Company in connection with the transactions contemplated by the Transaction Documents will, at the time of the mailing of the Company Proxy Statement and at the time of the Company Vote (as defined in Section 6.3 of this Agreement), contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading; provided, that the foregoing representation shall not be applicable with respect to untrue statements or omissions based upon information furnished to the Company by Purchasers for use therein. The Company Proxy Statement will comply as to form in all material respects with the provisions of the Exchange Act and the rules and regulations thereunder. Prior to the date hereof, the Company has provided or made available to Purchasers or their representatives complete and accurate copies of (i) all unredacted minutes of meetings and written consents of the Board and committees thereof for the period from September 25, 1996 through December 1, 1998 and (ii) all documents and agreements, including any amendments, renewals or modifications thereof, referenced in the schedules to this Agreement.

 3.28. Takeover Provisions Inapplicable

   As of the date hereof and at all times on or prior to the Closing Date, the Board shall have approved the transactions contemplated by this Agreement, including, without limitation, the Additional Purchase Agreements, the Voting and Option Agreement and the Voting Agreements so as to render inapplicable hereto and thereto the limitations on business combinations contained in
Section 203 of the DGCL.

 3.29. Company Action

   The Board (at a meeting duly called and held) has by unanimous vote of the directors (i) determined that the transactions that are the subject of the Company Voting Matters (as defined in Section 6.3 of this Agreement) are advisable and in the best interests of the Company and its stockholders, (ii) recommended the approval of the transactions that are the subject of the Company Voting Matters and directed that the transactions that are the subject of the Company Voting Matters be submitted for consideration by the Company's stockholders at the Company Vote (subject to its right to withdraw, modify or amend such recommendation and direction solely as provided in Section 5.3 of this Agreement), and (iii) adopted a resolution having the effect of causing the Company not to be subject, to the extent permitted by applicable law, to any state takeover law that may purport to be applicable to the transactions contemplated by the Transaction Documents.

 3.30. Fairness Opinion

   The Company has received, and has furnished Purchasers with a complete and correct copy of, the written opinion of Houlihan Lokey, the financial advisor to the Company, dated the date hereof, in the form set forth on Schedule 3.30.

 3.31. FIRPTA

   The Company is not, and has not been at any time during the five year period ending on the date of this Agreement, a United States real property holding corporation with the meaning of Section 897(c)(2) of the Code.

 3.32. [Intentionally Deleted]

 3.33. Employment Agreements

   The Company and each of the Executives have executed employment agreements in the form set forth on Schedule 3.33 (collectively, the "Employment Agreements"). Each of the Employment Agreements is in full force and effect and none of the parties thereto are in breach thereof.

 3.34. Negative Assurances

   To the Company's knowledge, the representations and warranties of (a) TSP in the Voting and Option Agreement, (b) Walston and TSP, respectively, in the Walston Voting Agreement and (c) Flemings in the Flemings Voting Agreement are, in each such case, true and correct in all material respects.

Section 4. Representations and Warranties of Purchasers

   Each Purchaser jointly and severally represents and warrants to the Company as follows:

     (a) Each Purchaser is a limited partnership duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, and each Purchaser has the requisite power and authority to execute and deliver this Agreement and the other Transaction Documents to which it is a party and to consummate the transactions contemplated hereby and thereby, and has taken all necessary action to authorize the execution, delivery and performance of this Agreement and of the other Transaction Documents to which it is a party.

     (b) This Agreement and the other Transaction Documents to which it is a party have been duly executed and delivered by each Purchaser and, assuming the due execution and delivery of this Agreement by the Company and of such other Transaction Documents by the other parties thereto, are the valid and binding obligations of each Purchaser, enforceable against each Purchaser in accordance with their respective terms, except that (i) the enforceability hereof and thereof may be subject to applicable bankruptcy, insolvency or other similar laws, now or hereinafter in effect, affecting creditors' rights generally, and (ii) the availability of the remedy of specific performance or injunctive or other forms of equitable relief may be subject to equitable defenses and would be subject to the discretion of the court before which any proceeding therefor may be brought.

     (c) Neither the execution and delivery of this Agreement nor of the other Transaction Documents to which it is a party nor the performance by each Purchaser of its obligations hereunder or thereunder will conflict with, result in a violation or breach of, or constitute a default (or an event that, with notice or lapse of time or both, would result in a default) or give rise to any right of termination, amendment, cancellation or acceleration under (collectively, a "Conflict"), (i) its certificate of limited partnership, partnership agreement or comparable instrument, (ii) any contract, commitment, agreement, understanding, arrangement or restriction of any kind to which such Purchaser is a party or by which such Purchaser is bound to the extent such Conflict would materially affect such Purchaser's ability to consummate the transactions contemplated under the Transaction Documents or
  (iii) any judgment, writ, decree, order or ruling applicable to such Purchaser to the extent such Conflict would materially affect such Purchaser's ability to consummate the transactions contemplated under the Transaction Documents.

     (d) Neither the execution and delivery of this Agreement nor of the other Transaction Documents to which it is a party nor the performance by each Purchaser of its obligations hereunder or thereunder will violate any law, decree, statute, rule or regulation applicable to such Purchaser or require any order, consent, authorization or approval of, filing or registration with, or declaration or notice to, any corporation, Person, firm, Governmental Entity or public or judicial authority, other than any required notices or filings with the FCC or pursuant to the HSR Act or the federal securities laws.

     (e) It is acquiring the Shares and the Warrant (and will acquire the Company Common Stock issuable upon exercise of the Warrant) for its own account for investment and not with a view towards the resale, transfer or distribution thereof, nor with any present intention of distributing the Shares or the Warrant (or the Company Common Stock acquired upon exercise of the Warrant), but subject, nevertheless, to any requirement of law that the disposition of such Purchaser's property shall at all times be within such Purchaser's control (subject to any restrictions on transfer set forth herein), and without prejudice to such Purchaser's right at all times to sell or otherwise dispose of all or any part of such securities under a registration under the Securities Act or under an exemption from said registration available under the Securities Act.

     (f) There are no claims for brokerage commissions or finder's fees or similar compensation in connection with the transactions contemplated by this Agreement or the other Transaction Documents to which it is a party based on any arrangement made by or on behalf of such Purchaser or any of its Affiliates and such Purchaser agrees to indemnify and hold the Company harmless against any costs or damages incurred as a result of any such claim.

     (g) It has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of its investment in the Company as contemplated by this Agreement and is able to bear the economic risk of such investment for an indefinite period of time. It has been furnished access to such information and documents as it has requested and has been afforded an opportunity to ask questions of and receive answers from representatives of the Company concerning the terms and conditions of this Agreement and the purchase of the Shares and the Warrant contemplated hereby. It is an "accredited investor" as defined in Rule 501(a) under the Securities Act.

     (h) Neither such Purchaser nor any of its Affiliates is an "interested stockholder" (as such term is defined in Section 203 of the DGCL) of the Company as of the date immediately prior to the date of this Agreement, and has not had such status with respect to the Company during the three years preceding such prior date. Immediately prior to the date of this Agreement, such Purchaser was not the beneficial owner of any Capital Stock of the Company.

     (i) The Purchasers have available and fully committed to them all funds necessary to consummate the transactions contemplated by the Transaction Documents.

Section 5. Conduct of the Business pending the Sale and Purchase

 5.1.  Acquisition Proposals

   The Company will notify Purchasers immediately, but in any event within 24 hours, if any proposals, inquiries or expressions of interest are received by, any information is requested from, or any negotiations or discussions are sought to be initiated or continued with the Company or its representatives, in each case in connection with any Takeover Proposal (as defined below) or the possibility or consideration by a third party of making a Takeover Proposal ("Takeover Proposal Interest") indicating, in connection with such notice, the name of the Person indicating such Takeover Proposal Interest and the terms and conditions of any proposals or offers. The Company agrees that it will immediately cease and cause to be terminated any existing activities, discussions or negotiations with any parties conducted heretofore with respect to any Takeover Proposal Interest. The Company agrees that it will take the necessary steps promptly to inform the Persons referred to in the first sentence hereof of the obligations undertaken in this Section 5.1. The Company agrees that it shall keep Purchasers informed, on a current basis, of the status and terms of any Takeover Proposal Interest. As used in this Agreement, "Takeover Proposal" shall mean any tender or exchange offer involving the Company, any proposal for a merger, consolidation or other business combination involving the Company, any proposal or offer to acquire in any manner a greater than 15% equity interest in, or a significant portion of the business or assets of, the Company (other than immaterial or insubstantial assets or inventory in the ordinary course of business or assets held for sale), any proposal or offer with respect to any recapitalization or restructuring with respect to the Company or any proposal or offer with respect to any other transaction similar to any of the foregoing with respect to the Company other than pursuant to the transactions to be effected pursuant to this Agreement and the Additional Purchase Agreements.

 5.2. Conduct of Business by the Company

   Except as contemplated by the Transaction Documents, from the date hereof through the Closing Date, unless Purchasers shall otherwise agree in writing:

     (a) the Company shall and shall cause its subsidiaries to carry on their respective businesses in the usual, regular and ordinary course in substantially the same manner as heretofore conducted, and shall, and shall cause its subsidiaries to, use their reasonable best efforts to preserve intact their present business organizations, keep available the services of their present officers and employees and preserve their relationships with customers, suppliers and others having business dealings with them to the end that their goodwill and on-going businesses shall be unimpaired on the Closing Date. Without limiting the generality of the foregoing, the Company shall, and shall cause its subsidiaries to, (i) maintain insurance coverages and its books and records in a manner consistent with prior practices, (ii) comply with all laws, ordinances and regulations of Governmental Entities applicable to the Company and its subsidiaries, (iii) maintain and keep its properties and equipment in good repair, working order and condition, ordinary wear and tear excepted, and (iv) perform its obligations under all contracts and commitments to which it is a party or by which it is bound, except in each case where the failure to so maintain, comply or perform, either individually or in the aggregate, would not reasonably be expected to result in a Company Material Adverse Effect;

     (b) the Company shall not, nor shall it propose to, (i) sell, pledge or transfer or agree to sell, pledge or transfer any capital stock owned by it in any of its subsidiaries, (ii) amend its Certificate of Incorporation or By-laws, (iii) split, combine or reclassify its outstanding capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for shares of the capital stock, or declare, set aside or pay any dividend or other distribution payable in cash, stock or property, or (iv) directly or indirectly redeem, purchase or otherwise acquire or agree to redeem, purchase or otherwise acquire any shares of its capital stock, except pursuant to (A) the exercise of rights granted to such party to repurchase shares of its capital stock from employees upon termination of employment or (B) contractual obligations arising under agreements existing on the date hereof and disclosed in the schedules attached hereto;

     (c) the Company shall not, nor shall it permit any of its subsidiaries to, (i) issue, deliver, sell or encumber or agree to issue, deliver, sell or encumber any additional shares of, or stock appreciation rights or rights of any kind to acquire any shares of, its capital stock of any class, or any options, rights or warrants to acquire, or securities convertible into, shares of capital stock other than (A) issuances of Company Common Stock pursuant to the exercise of warrants or stock options outstanding on the date hereof and disclosed on Schedule 3.3(b) or Schedule 3.3(c) or (B) except with respect to the persons listed on Schedule 5.2, the grant of employee stock options and the issuance of Company Common Stock upon exercise thereof, at fair market value at the time of grant of the options, in each case in the ordinary course of business and consistent with past practice, to employees below the level of officer or director, provided that such employees are not Affiliates or immediate family members of employees of the Company or any of its subsidiaries or Affiliates at or above the level of officer or director, in each case in the ordinary course of business and consistent with past practice but not to exceed 50,000 shares of Company Common Stock in the aggregate, (ii) acquire, lease or dispose or agree to acquire, lease or dispose of any capital assets or any other assets other than in the ordinary course of business, (iii) incur additional indebtedness or encumber or grant a security interest in any asset or enter into any transaction other than in the ordinary course of business, (iv) incur any liability or obligation, or contribute any asset, to a subsidiary of the Company other than in the ordinary course of business, (v) acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial equity interest in, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, in each case in this clause (v) which are material, individually or in the aggregate, to the Company and its subsidiaries taken as a whole, or (vi) adopt, enter into, amend or terminate any contract, agreement, commitment or arrangement with respect to any of the foregoing that is not otherwise permitted by the exceptions applicable to the foregoing;

     (d) the Company shall not, nor shall it permit any of its subsidiaries to, other than to comply with applicable law, (i) adopt, enter into, terminate or amend any bonus, profit sharing, compensation, severance, termination, stock option, pension, retirement, deferred compensation, employment or other Employee Benefit Plan agreement, trust, fund or other arrangement for the benefit or welfare of any director, officer or current or former employee, except with respect to the agreements described in
  Section 8.13, (ii) increase in any manner the compensation or fringe benefits of any director, officer or employee (except for normal increases in the ordinary course of business that are consistent with past practice and that, in the aggregate, do not result in a material increase in benefits or compensation expense to the Company and its subsidiaries relative to the level in effect prior to such increase), (iii) pay any benefit not provided under any existing plan or arrangement, (iv) except for benefits that have already been earned or vested without acceleration, grant any awards or make any payments under any bonus, incentive, performance or other compensation plan or arrangement or Employee Benefit Plan (including, without limitation, the grant of stock options, stock appreciation rights, stock based or stock related awards, performance units or restricted stock, or the removal of existing restrictions in any benefit plans or agreements or awards made thereunder), except for (A) making of matching and annual contributions to 401(k) plans and (B) the grant of employee stock options and the issuance of Company Common Stock upon exercise thereof pursuant to subsection (c) of this Section 5.2, (v) take any action to fund or in any other way secure the payment of compensation or benefits under any employee plan, agreement, contract or arrangement or Employee Benefit Plan, other than in the ordinary course of business consistent with past practice, or (vi) adopt, enter into, amend or terminate any contract, agreement, commitment or arrangement to do any of the foregoing that is not otherwise permitted by the exceptions applicable to the foregoing;

     (e) the Company shall not, nor shall it permit any of its subsidiaries to, make any investments in non-investment grade securities;

     (f) the Company shall not, nor shall it permit its subsidiaries to, (i) make any change in its accounting policies or procedures except as required by GAAP or (ii) make any material Tax election, change any material Tax election already made, adopt any material Tax accounting method, change any material Tax accounting method unless required by GAAP, enter into any closing agreement, settle any Tax claim or assessment or consent to any Tax claim or assessment or any waiver of the statute of limitations for any such claim or assessment; and

     (g) the Company shall not enter into any agreement to perform any of the actions prohibited under this Section 5.2 and not otherwise permitted by the exceptions contained therein.

 5.3. No Solicitation; Board Recommendation

   (a) The Company will not, and will use its best efforts to ensure that its officers, directors, employees, investment bankers, attorneys, accountants and other agents do not, directly or indirectly: (i) initiate, solicit or encourage, or take any action to facilitate (including by the furnishing of information) the making of, any offer or proposal which constitutes or is reasonably likely to lead to any Takeover Proposal, (ii) enter into any agreement with respect to any Takeover Proposal, or (iii) in the event of an unsolicited Takeover Proposal for the Company, engage in negotiations or discussions with, or provide any information or data to, any Person (other than Purchasers, any of their Affiliates or representatives and except for information which has been previously publicly disseminated by the Company) relating to any Takeover Proposal.

   (b) Notwithstanding the foregoing, prior to the Closing, the Company may furnish information concerning its business, properties or assets to any Person pursuant to appropriate confidentiality agreements, and may negotiate and participate in discussions and negotiations with such Person concerning a Takeover Proposal (provided that the Company shall not agree to any exclusive right to negotiate with the Company) if (x) such entity or group has, without the Company or any of its officers, directors, employees, investment bankers, attorneys, accountants or other agents having taken any action prohibited by
Section 5.3(a) of this Agreement following the date of this Agreement, submitted a bona fide written proposal to the Company relating to any such transaction that the Board determines, in good faith, after receiving written advice from a nationally recognized investment banking firm (for purposes hereof, such firms shall include, without limitation, Houlihan Lokey and ING Baring Furman Selz), is more favorable to the Company and its stockholders than the transactions contemplated hereby (taking into account all relevant factors), and which is not conditioned upon obtaining additional financing not fully committed at such time and (y) in the opinion of the Board, after receiving advice from outside legal counsel to the Company, the failure to provide such information or access or to engage in such discussions or negotiations would cause the Board to breach its fiduciary duties to the Company's stockholders under applicable law (a Takeover Proposal which satisfies clauses (x) and (y) being referred to herein as a "Superior Proposal"). The Company shall within one Business Day following a determination that such Takeover Proposal is a Superior Proposal notify Purchasers of the receipt of the same. The Company shall promptly provide to Purchasers any nonpublic information regarding the Company provided to any other party which was not previously provided to Purchasers. If the Company's outside counsel agrees that a breach of fiduciary duty would occur, the Board may (subject to this and the following sentences) inform the Company's stockholders that it no longer believes that the transactions contemplated hereby are advisable and no longer recommends approval (a "Subsequent Determination"), but only at a time that is after the fifth Business Day following Purchasers' receipt of written notice advising Purchasers that the Board has received a Superior Proposal specifying the material terms and conditions of such Superior Proposal (and including a copy thereof with all accompanying documentation), identifying the Person making such Superior Proposal and stating that it intends to make a Subsequent Determination. After providing such notice, the Company shall provide a reasonable opportunity to Purchasers to make such adjustments in the terms and conditions of this Agreement and/or any of the Transaction Documents as would enable the Board to proceed with its recommendation to its stockholders without a Subsequent Determination. At any time after five Business Days following notification to Purchasers of the Company's intent to do so and if the Company has otherwise complied with the terms of this Section 5.3(b), the Board may terminate this Agreement pursuant to clause (ii) of Section 10.1(f) and enter into an agreement with respect to a Superior Proposal, provided that the Company shall, concurrently with terminating this Agreement pursuant to such clause, pay or cause to be paid to Purchasers the Termination Fee/Expense Reimbursement (as defined in Section 10.2(b) hereof). Notwithstanding any other provision of this Agreement, provided that this Agreement has not previously been terminated in accordance with its terms, the Company shall submit the Company Voting Matters to its stockholders, whether or not the Board makes a Subsequent Determination.

   (c) Except as set forth in Section 5.3(b), neither the Board nor any committee thereof shall (i) withdraw or modify, or propose to withdraw or modify, in a manner adverse to Purchasers, the approval or recommendation by the Board or any such committee of this Agreement, the other Company Transaction

Documents, the transactions contemplated hereby and thereby and the Company Voting Matters (as defined in Section 6.3 of this Agreement), (ii) approve or recommend, or propose to approve or recommend, any Takeover Proposal or (iii) enter into any agreement with respect to any Takeover Proposal.

   (d) Nothing contained in this Section 5.3 shall prohibit the Company or the Board from (i) taking, and disclosing to the Company's stockholders, a position with respect to a Takeover Proposal pursuant to Rules 14d-9 and 14e-2(a) under the Exchange Act or (ii) making any disclosure to the Company's stockholders that the Board determines, in good faith and upon exercise of its reasonable judgment after consultation with its financial advisors and outside legal counsel, that the failure to so disclose would be reasonably likely to result in a breach of the fiduciary duties of the Board under applicable law.

Section 6.  Additional Covenants of the Parties

 6.1. Access to Information; Confidentiality

   From the date hereof to the Closing, the Company shall, and shall cause each of its subsidiaries, officers, directors, employees, auditors and agents to, afford the officers, employees and agents of Purchasers reasonable access at all reasonable times to its officers, employees, agents, properties, offices and other facilities and to all books and records, and shall furnish Purchasers with all financial, operating and other data and information as Purchasers, through their officers, employees or agents, may reasonably request. Purchasers shall hold, and shall cause each of their subsidiaries, officers, directors, employees, auditors and agents to hold, in confidence all such information in accordance with the terms of the Confidentiality Agreement, dated March 10, 1998, between Warburg, Pincus Ventures, L.P. and the Company (the "Confidentiality Agreement").

 6.2. Company Proxy Statement

   (a) As promptly as practicable after the execution of this Agreement, the Company shall prepare and file with the SEC preliminary proxy materials which shall constitute the preliminary Company Proxy Statement. Purchasers shall furnish to the Company such information regarding Purchasers as the Company may reasonably request in writing and as shall be reasonably required in connection with preparation of the Company Proxy Statement. As promptly as practicable after comments are received from the SEC with respect to such preliminary Company Proxy Statement and after the furnishing by the Company of all information required to be contained therein, the Company shall file with the SEC the definitive Company Proxy Statement. The Company shall mail the Company Proxy Statement to its stockholders as promptly as practicable after clearance by the SEC. The Company shall provide Purchasers for their review a copy of the preliminary and the definitive Company Proxy Statement at least such amount of time prior to its filing and mailing as is customary in transactions of the type contemplated hereby and shall not file or mail such Company Proxy Statement without the prior written consent of Purchasers, which consent shall not be unreasonably withheld. The Company shall retain the services of a proxy soliciting firm mutually acceptable to Purchasers and the Company for the purpose of communicating to the Company's stockholders the recommendation of the Board in favor of the transactions contemplated hereby and obtaining the Company Vote.

   (b) Purchasers and the Company shall make all necessary filings applicable to them with respect to the transactions contemplated hereby under the Securities Act and the Exchange Act and the rules and regulations thereunder and under applicable Blue Sky or similar securities laws and shall use their respective reasonable best efforts to obtain required approvals and clearances with respect thereto.

 6.3. Stockholder Meeting

   The Company shall take all action necessary, in accordance with applicable law, including the rules and regulations of the National Association of Securities Dealers, Inc., the DGCL and the Company's Organizational Documents, to convene a meeting of the holders of Capital Stock (such meeting and any adjournments thereof, the "Company Vote) as promptly as practicable after the date of this Agreement for the purpose of considering and taking action to authorize and approve this Agreement and the transactions contemplated hereby, including, without limitation, the transactions contemplated by Section 7.4 and, subject to the consummation of the transactions contemplated hereby, the reduction of the number of outstanding directors on the Board pursuant to Section 6.10 and the election as directors of the Company of the individuals set forth in Section 6.11 (collectively, the "Company Voting Matters"). At the Company Vote, (i) all of the shares of Capital Stock then beneficially owned by Purchasers and their Affiliates, or with respect to which Purchasers hold the power to direct the voting, will be voted in favor of the Company Voting Matters and (ii) a majority of the votes cast at the Company Vote (provided a quorum is present under applicable law) shall be required to approve the Company Voting Matters.

 6.4. HSR Act

   The Company and Purchasers shall use their best efforts to file as soon as practicable notifications under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), in connection with the transactions contemplated hereby, and to respond as promptly as practicable to any inquiries received from the Federal Trade Commission and the Antitrust Division of the Department of Justice for additional information or documentation and to respond as promptly as practicable to all inquiries and requests received from any State Attorney General or other Governmental Entity in connection with antitrust matters relating to the transactions contemplated by this Agreement.

 6.5. FCC Approvals

   The Company, its subsidiaries and Purchasers shall use their best efforts to file with the FCC as soon as practicable all necessary applications for obtaining FCC Approval, and to respond as promptly as practicable to any inquiries received from the FCC for additional information or documentation. Each of the Company, its subsidiaries and Purchasers shall use its best efforts to take, or cause to be taken, all action and to do or satisfy, or cause to be done or satisfied, all things and conditions necessary, proper or advisable, to obtain FCC Approval.

 6.6. Additional Agreements

   (a) Subject to the terms and conditions herein provided, each of the parties hereto agrees to cooperate with the other and use its reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by the Transaction Documents, including using its reasonable best efforts to obtain all necessary waivers, consents and approvals, and to effect all necessary registrations and filings (including, but not limited to, filings under the HSR Act, with the FCC for obtaining FCC Approval and with all applicable Governmental Entities as required by law).

   (b) In case at any time after the Closing any further action is necessary or desirable to carry out the purposes of any of the Company Transaction Documents, Purchasers and the Company shall take all such action as promptly as practicable.

 6.7. Notice of Breach

   Each party shall promptly give written notice to the other parties upon becoming aware of the occurrence or, to its knowledge, impending or threatened occurrence, of any event which would cause any of the conditions to such party's obligations to effect the transactions contemplated by this Agreement not to be satisfied and will use its reasonable best efforts to prevent or promptly remedy the same. Any such notification by the Company shall not be deemed an amendment of this Agreement.

 6.8. Director and Officer Indemnification and Insurance

   From the date hereof through the fourth anniversary of the Closing Date and for so long as any claim asserted prior to such date has not been fully adjudicated by a court of competent jurisdiction, the Company (i) shall at all times maintain liability insurance coverage with respect to each of the Company's and its subsidiaries' respective directors and officers serving on the date hereof, insuring each such individual against liability for their actions as a director and/or officer (as the case may be) occurring prior to the Closing and in scope of coverage and in amounts and having deductibles at least equivalent to that maintained by the Company on the date hereof and otherwise reasonably comparable to the coverage maintained by the Company on the date hereof, provided that in no event shall the Company be obligated to expend in order to maintain or procure such insurance coverage any amount per annum in excess of 200% of the aggregate premiums paid by the Company in 1998 for such purpose (provided that if the Company is unable to obtain the insurance required by this Section 6.8 for such maximum amount, it shall obtain as much comparable insurance as possible for an annual premium equal to such maximum amount), and (ii) shall not amend or modify any of the provisions of Articles 6.4 or 7 of the Company's Certificate of Incorporation or Article 8 of the Company's By-laws in any manner that would adversely affect such individuals, unless required by law.

 6.9. Resale of Securities

   If Purchasers should decide to dispose of any of the Shares, the Warrant or the Company Common Stock issuable upon exercise of the Warrant, each Purchaser understands and agrees that it may do so only pursuant to an effective registration statement under the Securities Act or pursuant to an exemption from registration under the Securities Act. In connection with any offer, resale, pledge or other transfer (individually and collectively, a "Transfer") of any such securities other than pursuant to an effective registration statement, the Company may require that the transferor provide to the Company an opinion of counsel which opinion shall be reasonably satisfactory in form and substance to the Company, to the effect that such Transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and any applicable state or foreign securities laws. Each Purchaser agrees to the imprinting, so long as appropriate, of substantially the following legend on certificates representing the Shares, the Warrant and the Company Common Stock issuable upon exercise of the Warrant:

    THE SECURITIES (THE "SECURITIES") EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF, THE HOLDER AGREES THAT IT WILL NOT OFFER, RESELL, PLEDGE OR OTHERWISE TRANSFER (INDIVIDUALLY AND COLLECTIVELY, A "TRANSFER") THE SECURITIES EVIDENCED HEREBY, EXCEPT (A) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, OR (B) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT. IF THE PROPOSED TRANSFER IS TO BE MADE OTHER THAN PURSUANT TO CLAUSE (A) ABOVE, THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO THE COMPANY AND THE TRANSFER AGENT SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS THEY MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OR ANY STATE OR FOREIGN SECURITIES LAW.

   The legends set forth above may be removed if and when the securities represented by such certificate are disposed of pursuant to an effective registration statement under the Securities Act or the opinion of counsel referred to above has been provided to the Company. The Share certificates and the Warrant (and the Company Common Stock issuable upon exercise of the Warrant) shall also bear any additional legends required by applicable federal, state or foreign securities laws, which legends may be removed when, in the opinion of counsel to the Company, the same are no longer required under the applicable requirements of such securities laws. Each Purchaser agrees that, in connection with any Transfer of securities by it pursuant to an effective registration statement under the Securities Act, it will comply with all prospectus delivery requirements of the

Securities Act applicable to Purchasers. Each Purchaser acknowledges that the Company makes no representation, warranty or agreement as to the availability of any exemption from registration under the Securities Act with respect to any resale of any of the Shares, the Warrant or the Company Common Stock issuable upon exercise of the Warrant.

 6.10. Reduction in Size of Board

   The Company shall take all action necessary, in accordance with applicable law, including the DGCL, the rules and regulations of the National Association of Securities Dealers, Inc. and the Company's Certificate of Incorporation and By-laws, to cause the number of outstanding directors on the Board to be decreased to seven (7) directors effective the Closing Date, which reconstituted Board will include Sidney Lapidus, David Libowitz, a person designated by Purchasers (the "Purchasers' Designee", Walston, Jeffrey J. Marcketta, an Independent Director (as defined in Section 6.11) designated by the Company and a person designated by Flemings, including, to the extent required under applicable law, the inclusion of a proposal to this effect in the Company Proxy Statement and the recommendation of the Board to the Company's stockholders to vote for such proposal at the Company Vote.

 6.11. Board Nominees; Independent Directors

   (a) For so long as Purchasers own beneficially (within the meaning of Rule 13d-3 under the Exchange Act) at least 35% of the then outstanding shares of Company Common Stock, the Company will nominate and use its best efforts to elect and to cause to remain as directors on the Board such number of individuals as Purchasers may designate as shall constitute a majority of the Board. For so long as Purchasers own beneficially 30% or more but less than 35% of the then outstanding shares of Company Common Stock, the Company will nominate and use its best efforts to elect and to cause to remain as directors on the Board the greater of (i) three individuals as designated by Purchasers and (ii) such number of individuals as Purchasers may designate not exceeding the product (rounded upward or downward to the nearest whole number) obtained by multiplying the number of seats on the Board by the quotient obtained by dividing (a) the number of shares of Company Common Stock then owned by Purchasers by (b) the total number of shares of Company Common Stock then outstanding (the "Applicable Percentage"). For so long as Purchasers own beneficially 20% or more but less than 30% of the then outstanding shares of Company Common Stock, the Company will nominate and use its best efforts to elect and to cause to remain as directors on the Board the greater of (i) two individuals as designated by Purchasers and (ii) the product (rounded upward or downward to the nearest whole number) obtained by multiplying the number of seats on the Board by the Applicable Percentage. For so long as Purchasers own beneficially 10% or more but less than 20% of the then outstanding shares of Company Common Stock, the Company will nominate and use its best efforts to elect and to cause to remain as directors on the Board the greater of (i) one individual as designated by Purchasers and (ii) the product (rounded upward or downward to the nearest whole number) obtained by multiplying the number of seats on the Board by the Applicable Percentage. Any vacancy created by the death, disability, retirement or removal of any such individual may be filled by Purchasers. For the sake of clarity, all percentages contained in this
Section 6.11(a) shall be calculated on the basis of the number of shares of Company Common Stock outstanding on a primary, non-fully diluted basis.

   (b) Purchasers shall use all reasonable efforts to ensure that, for so long as the Company Common Stock is listed on the Nasdaq National Market or any national securities exchange, the Board shall contain such number of "independent directors", as defined in Section 4200 of the rules of the Nasdaq Stock Market (the "Nasdaq Rules") or the rules governing such national securities exchange (the "Stock Exchange Rules"), as applicable ("Independent Directors"), as shall be required from time to time by the Nasdaq Rules or Stock Exchange Rules, as applicable.

   (c) This Section 6.11 shall expressly survive the termination of this Agreement in accordance with the terms described herein.

 6.12. MSCL Section 338(h)(10) Election

   If the Company and Purchasers mutually agree that it would be in the Company's best interests, the Company shall use its reasonable best efforts to procure from every shareholder of MSCL, Inc. from whom the Company acquired shares of MSCL, Inc., and provide to Purchasers, written consents to effect a timely election pursuant to Section 338(h)(10) of the Code, and any applicable state or local provision, with respect to the acquisition of MSCL, Inc. on September 15, 1998.

 6.13. TVN Agreement

   The Company shall use its reasonable best efforts to execute with TVN Entertainment Corporation ("TVN") a new agreement, on terms reasonably satisfactory to Purchasers, regarding the provision and maintenance by the Company of an Uplink-Playback facility for TVN, which agreement shall replace the Deal Memorandum between the Company and TVN currently in force, the term of which expires on January 31, 1999.

Section 7. Closing Conditions of Purchasers and the Company

   The respective obligations of each of the Company and Purchasers to effect the transactions contemplated by this Agreement shall be subject to the satisfaction on or prior to the Closing Date of the following conditions.

 7.1. Stockholder Approval

   This Agreement and the Company Voting Matters shall have been approved and adopted by the requisite vote of the holders of Capital Stock at the Company Vote.

 7.2. FCC Approval

   The Company shall have obtained FCC Approval; provided, however, that the Company and Purchasers may, by mutual agreement prior to Closing, agree to effect the transactions contemplated by this Agreement upon the adoption of decisions by the FCC or its bureaus on designated authority which grant all consents or approvals required under the Communications Act of 1934, as amended, and the FCC's rules, regulations and policies for the transfer of control of the FCC Licenses to Purchasers whether or not any appeal or request for reconsideration or review of any such decisions is pending, or whether the time for filing any such appeal or request for reconsideration or review or for any sua sponte action by the FCC with similar effect, has expired.

 7.3. Expiration or Termination of Waiting Period under HSR Act

   Any waiting period (and any extension thereof) under the HSR Act applicable to the transactions contemplated by this Agreement and the other Transaction Documents shall have expired or been terminated.

 7.4. Amendments to Stock Option Plan; Incentive Bonus Plan

   The amendments to the Company's 1997 Stock Option Plan, in the form set forth in Exhibit D, and the Company's Incentive Bonus Plan, in a form reasonably acceptable to Purchasers, shall have been approved by the Board (and such approval shall not have been modified or rescinded) and, in the case of the amendments to the Company's 1997 Stock Option Plan, by the requisite vote of the holders of Capital Stock in a manner that complies with the requirements of Section 162(m) of the Code, such that any compensation attributable to the exercise of options or payment of bonuses thereunder (including any forgiveness of employee debt) shall constitute "qualified performance-based compensation" within the meaning of Section 162(m) of the Code.

 7.5. Injunction

   No preliminary or permanent injunction or other order by any federal or state court in the United States which prevents the consummation of the transactions contemplated by this Agreement shall have been issued and remain in effect.

Section 8. Purchaser Closing Conditions

   The obligations of Purchasers to effect the transactions contemplated by this Agreement shall be subject to the satisfaction on or prior to the Closing Date of the following conditions, any one or more of which may be waived in writing by Purchasers in accordance with Section 10.4 hereof:

 8.1. Representations and Warranties

   The representations and warranties of the Company contained in the Company Transaction Documents, to the extent such Company Transaction Documents contain representations and warranties of the Company, shall be true and correct in all respects (provided that, for purposes of this Section 8.1, any representation or warranty of the Company contained in the Company Transaction Documents that is qualified by a materiality standard or a Company Material Adverse Effect qualification shall be read without regard to any such qualifications as if such qualifications were not contained in the Company Transaction Documents) as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date (except to the extent any such representation or warranty speaks as to an earlier date, in which event it shall be true and correct as of such earlier date) except as otherwise affected by the transactions contemplated hereby and thereby and except for such failures which, individually or in the aggregate, have not had and could not reasonably be expected to (i) have a Company Material Adverse Effect, (ii) materially impair the Company's ability to consummate the transactions contemplated under the Transaction Documents or materially delay such transactions or (iii) impose a material limitation on the ability of Purchasers to effectively acquire, hold or exercise any rights of ownership with respect to the Shares, the Warrants or the Common Stock issuable upon the exercise of the Warrant.

 8.2. Compliance with Company Transaction Documents

   The Company shall have performed and complied in all material respects with all agreements, covenants and conditions contained in the Company Transaction Documents, to the extent such Company Transaction Documents contain agreements, covenants and conditions of the Company, which are required to be performed or complied with by the Company prior to or on the Closing Date, including without limitation the actions required to be taken pursuant to Sections 6.10 and 6.11 (provided that, for purposes of this Section 8.2, any agreement, covenant or condition of the Company contained in the Company Transaction Documents that is qualified by a materiality standard or a Company Material Adverse Effect qualification shall be read without regard to any such qualifications as if such qualifications were not contained in the Company Transaction Documents) except, solely in the case of the agreements, covenants or conditions set forth in Section 5.2, for such failures which, individually or in the aggregate, have not had and could not reasonably be expected to (i) have a Company Material Adverse Effect, (ii) materially impair the Company's ability to consummate the transactions contemplated under the Transaction Documents or materially delay such transactions or (iii) impose a material limitation on the ability of Purchasers to effectively acquire, hold or exercise any rights of ownership with respect to the Shares, the Warrants or the Common Stock issuable upon the exercise of the Warrant.

 8.3. Officer's Certificate

   Purchasers shall have received a certificate, dated the Closing Date, signed by each of the President and the Chief Executive Officer of the Company, certifying that the conditions specified in the foregoing Sections
8.1 and 8.2 hereof have been fulfilled.

 8.4. Consents

   Except as set forth in Sections 7.1, 7.2, 7.3, 7.4 and 8.10, all permits, consents, authorizations, approvals, waivers, registrations, qualifications, designations and declarations set forth on Schedule 3.5 shall have been obtained, and, to the extent required to be submitted prior to the Closing, all filings and notices set forth on Schedule 3.5 shall have been submitted except for such failures to obtain or submit which, individually or in the aggregate, have not had and could not reasonably be expected to (i) have a Company Material Adverse Effect,

(ii) materially impair the Company's ability to consummate the transactions contemplated under the Transaction Documents or materially delay such transactions or (iii) impose a material limitation on the ability of Purchasers to effectively acquire, hold or exercise any rights of ownership with respect to the Shares, the Warrants or the Common Stock issuable upon the exercise of the Warrant.

 8.5. Counsel's Opinion

   Purchasers shall have received from legal counsel to the Company an opinion, dated the Closing Date, substantially in the form of Exhibit E hereto.

 8.6. Registration Rights Agreement

   The Company and Purchasers shall have executed the Registration Rights Agreement, substantially in the form of Exhibit F hereto (the "Registration Rights Agreement").

 8.7. Voting Agreements and Voting and Option Agreement

   The options and irrevocable proxies granted by (i) Walston and Flemings, respectively, pursuant to the Voting Agreements and (ii) TSP pursuant to the Voting and Option Agreement shall be in full force and effect and none of the parties thereto (other than Purchasers or any of their Affiliates) shall be in material breach thereof.

 8.8. Flemings Conversion Agreement

   The transactions contemplated by the Flemings Conversion Agreement shall be consummated concurrently with the Closing in accordance with the terms thereof.

 8.9. Additional Purchase Agreement

   The transaction contemplated by the TSP Purchase Agreement shall be consummated concurrently with the Closing in accordance with the terms thereof.

 8.10. Amendment of Credit Agreement

   The Credit Agreement shall have been amended on terms reasonably acceptable to Purchasers.

 8.11. Board Recommendation

   Neither the Board nor any committee thereof shall have amended, modified, rescinded or repealed the approval by the Board of this Agreement and the transactions contemplated hereby pursuant to which the limitations on business combinations contained in Section 203 of the DGCL were rendered inapplicable hereto and thereto, and neither the Board nor any committee thereof shall have adopted any other resolutions in connection with this Agreement and the transactions contemplated hereby inconsistent with such approval of the transactions contemplated hereby.

 8.12. Termination of Lock-Up Agreements

   The Lock-up Agreements shall have been terminated by all parties thereto in accordance with the terms thereof.

 8.13. Employment Agreements

   The Company shall have entered into employment agreements with certain key employees of the Company identified by mutual agreement of the Company and Purchasers, other than the Executives, on terms reasonable acceptable to Purchasers.

Section 9. Company Closing Conditions

   The obligations of the Company to effect the transactions contemplated by this Agreement shall be subject to the satisfaction on or prior to the Closing Date of the following conditions, any one or more of which may be waived in writing by the Company in accordance with Section 10.4 hereof:

 9.1. Representations and Warranties

   The representations and warranties of Purchasers contained in the Transaction Documents to which it is a party shall be true in all respects on and as of the Closing Date (except to the extent any such representation and warranty speaks as to an earlier date, in which event it shall be true and correct in all material respects as of such earlier date) as though such representations and warranties were made at and as of such date, except as otherwise affected by the transactions contemplated hereby and except for such failures which, individually or in the aggregate, have not had and could not reasonably be expected to materially impair Purchasers' ability to consummate the transactions contemplated under the Transaction Documents or materially delay such transactions.

 9.2. Compliance with Agreements

   Purchasers shall have performed and complied in all material respects with all agreements, covenants and conditions contained in the Transaction Documents to which it is a party which are required to be performed or complied with by them prior to or on the Closing Date.

 9.3. Purchasers' Certificates

   The Company shall have received a certificate from Purchasers, dated the Closing Date, signed by a duly authorized representative of Purchasers, certifying that the conditions specified in the foregoing Sections 9.1 and 9.2 hereof have been fulfilled.

Section 10. Termination, Amendment and Waiver

 10.1. Termination

   This Agreement may be terminated at any time prior to the Closing, whether before or after approval of the Company Voting Matters by the stockholders of the Company:

     (a) By mutual written consent of the Board and Purchasers; or

     (b) (i) By Purchasers if any of the conditions specified in Sections 7 or 8 have not been satisfied or waived by Purchasers at such time as such condition is no longer capable of satisfaction, including the failure to obtain any required approval of the Company's stockholders at the Company Vote or at an adjournment thereof (provided Purchasers are not otherwise in material breach of their representations, warranties, covenants or agreements under this Agreement); or (ii) by the Company if any of the conditions specified in Sections 7 or 9 have not been satisfied or waived by the Company at such time as such condition is no longer capable of satisfaction, including the failure to obtain any required approval of the Company's stockholders at the Company Vote (provided the Company is not otherwise in material breach of its representations, warranties, covenants or agreements under this Agreement); or

     (c) By either Purchasers or the Company if any Governmental Entity of competent jurisdiction shall have issued a final permanent order enjoining or otherwise prohibiting the consummation of the transactions contemplated by this Agreement, and in any such case the time for appeal or petition for reconsideration of such order shall have expired without such appeal or petition being granted; or

     (d) By Purchasers if, without any material breach by Purchasers of their obligations under the Transaction Documents, the transactions contemplated hereby shall not have been consummated on or before June 30, 1999 (the "Expiration Date"), unless the sole reason for the failure to consummate the transactions contemplated hereby and thereby by such date is the nonfulfillment of the conditions specified in Section 7.2, in which case the Expiration Date shall be extended to September 30, 1999 (the "Extended Expiration Date"); or

     (e) By the Company if, without any material breach by the Company of its obligations under the Company Transaction Documents, the transactions contemplated hereby shall not have been consummated on or before the Expiration Date or, if applicable, the Extended Expiration Date; or

     (f) By the Company (i) if there shall be a material breach of any of Purchasers' representations, warranties or covenants in any of the Company Transaction Documents, which breach cannot be or has not been cured within ten days of the receipt of written notice thereof, or (ii) to allow the Company to enter into an agreement in accordance with Section 5.3(b); provided that it has complied with all provisions thereof, including the notice provision therein, and that it makes simultaneous payment to Purchasers of the Termination Fee/Expense Reimbursement in immediately available funds as provided in Section 10.2(b) hereof; or

     (g) By Purchasers if there has been a material breach of any of the Company's representations, warranties, covenants or agreements set forth in any of the Company Transaction Documents, which breach cannot be or has not been cured within ten days of the receipt of written notice thereof; or

     (h) By Purchasers, if (i) the Board shall withdraw, modify or change its recommendation or approval in respect of this Agreement or the Company Voting Matters in a manner adverse to Purchasers, (ii) the Board of Directors shall have recommended any proposal other than by Purchasers in respect of a Takeover Proposal, (iii) the Company shall have exercised a right with respect to a Takeover Proposal referenced in Section 5.3(b) and shall, directly or through its representatives, continue discussions with any third party concerning such Takeover Proposal for more than fifteen Business Days after the date of receipt of such Takeover Proposal, (iv) a Takeover Proposal that is publicly disclosed shall have been commenced or communicated to the Company which contains a proposal as to price (without regard to whether such proposal specifies a specific price or a range of potential prices) and the Company shall not have rejected such proposal within fifteen Business Days from the date such Takeover Proposal was communicated to the Company (provided, that such Takeover Proposal shall be deemed to have been communicated to the Company on such date as it shall have been disclosed in a filing with the SEC by the party making such Takeover Proposal), or (v) any Person or group (as defined in Section 13(d)(3) of the Exchange Act) other than Purchasers or any of their respective subsidiaries or Affiliates shall have become the beneficial owner of more than 15% of the outstanding shares of Company Common Stock (either on a primary or a fully diluted basis); provided, however, that with regard to a Person that owns more than 15% of the outstanding shares of Company Common Stock on the date hereof, this provision shall be triggered by such Person becoming the beneficial owner of an additional 5% of the outstanding shares of Company Common Stock (either on a primary or a fully diluted basis); or

     (i) By Purchasers, if the Company or its representatives shall take any of the actions proscribed by Section 5.1 or Section 5.3 hereof.

 10.2. Effect of Termination

   (a) Subject to Section 10.2(b), in the event of termination of this Agreement as provided in Section 10.1 hereof, written notice thereof shall forthwith be given to the other parties specifying the provision hereof pursuant to which such termination is made, and, except as provided in Section
6.1 hereof, this Agreement shall forthwith become null and void and there shall be no liability on the part of Purchasers or the Company or their respective officers or directors or partners; provided that nothing herein shall relieve any party from liability for any breach of this Agreement.

   (b) If (i) Purchasers shall have terminated this Agreement pursuant to
Section 10.1(h) or Section 10.1(i), (ii) Purchasers shall have terminated this Agreement pursuant to Section 10.1(g) and following the date hereof but prior to such termination there shall have been a Takeover Proposal Interest or (iii) the Company shall have terminated this Agreement pursuant to
Section 10.1(f)(ii), then in any such case the Company shall pay simultaneously with such termination if pursuant to Section 10.1(f)(ii) and promptly, but in no event later than two Business Days after the date of such termination or event if pursuant to Sections 10.1(g), 10.1(h) or 10.1(i), to Purchasers (A) a termination fee of $2,250,000 and (B) reimbursement of up to $750,000 of actual and documented costs and expenses incurred by Purchasers in connection with the transactions contemplated by the Company Transaction Documents (the "Termination Fee/Expense Reimbursement") which amounts shall be payable by wire transfer of immediately available funds to such account as Purchasers may designate in writing to the Company.

   (c) Notwithstanding anything to the contrary contained herein, any election by the Company to pay, or by Purchaser to receive, the Termination Fee/Expense Reimbursement pursuant to Section 10.2(b) shall constitute full settlement of any and all liabilities of the Company for damages under this Agreement in respect of a termination of this Agreement pursuant to Sections 10.1(f)(ii), 10.1(g), 10.1(h) or 10.1(i) and shall be the sole measure of damages with respect thereto.

 10.3. Amendment

   This Agreement may be amended by the parties hereto, by or pursuant to action taken by Purchasers and the Company, at any time before or after approval hereof by the stockholders of the Company, but, after such approval, no amendment shall be made which materially adversely affects the rights of such stockholders, without the further approval of such stockholders voting in the manner specified in Section 6.3. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

 10.4. Waiver

   At any time prior to the Closing, the parties hereto, by or pursuant to action taken by Purchasers and the Company, may (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (ii) waive any inaccuracies in the representations and warranties of the other party contained herein or in any documents delivered pursuant hereto by the other parties and (iii) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a parties hereto to any such extension or waiver shall be valid if set forth in an instrument in writing signed on behalf of such party.

Section 11. Recovery of Fees

   Any party hereto who shall obtain a final judgment in a court of competent jurisdiction for the payment of damages by another party hereto for a breach of this Agreement shall be entitled to recover reasonable attorneys' fees and court costs incurred in connection with the obtaining of such judgment.

Section 12. Interpretation of this Agreement

 12.1. Terms Defined

   As used in this Agreement, the following terms have the respective meanings set forth below or set forth in the Section hereof following such term:

   Additional Purchase Agreements: shall mean the TSP Purchase Agreement and the Founders Purchase Agreement.

   Affiliate: shall mean any Person or entity, directly or indirectly, controlling, controlled by or under common control with such Person or entity.

   Business Day: shall mean a day other than a Saturday, Sunday or other day on which banks in the States of New York and California are not required or authorized to close.

   Catalina: shall mean Catalina Transmission Corp., an indirect wholly owned subsidiary of the Company.

   Company Transaction Documents: shall mean this Agreement, the Warrant, the Registration Rights Agreement, the Flemings Conversion Agreement and the Employment Agreements.

   Credit Agreement: shall mean the Credit Agreement, dated as of February 27, 1998, as amended, by and among the Company, the Several Lenders from time to time party thereto (the "Lenders"), Bank of America NT&SA, as Syndication Agent, Union Bank of California, N.A., as Documentation Agent, Societe Generale as Co-Agent, and Canadian Imperial Bank of Commerce, as
Administrative Agent.

   DGCL: shall mean the General Corporation Law of the State of Delaware.

   Exchange Act: shall mean the Securities Exchange Act of 1934, as amended.

   Executives: shall mean Robert T. Walston, Jeffrey J. Marcketta, John H. Donlon, Gavin W. Schutz and Robert Bailey.

   FCC: shall mean the Federal Communications Commission.

   FCC Approval: shall mean Final FCC Orders adopted by the FCC or its bureaus on designated authority which grant all consents or approvals required under the Communications Act of 1934, as amended, and the FCC's rules, regulations and policies for the transfer of control of the FCC Licenses to Purchasers.

   FCC Licenses: shall mean all licenses and authorizations issued by the FCC and held by the Company, Catalina or any other subsidiary of the Company.

   Final FCC Orders: shall mean decisions of the FCC or its bureaus on designated authority which have not been reconsidered, appealed, reversed, stayed, or joined, set aside, annulled or suspended, and for which the forty
(40) day period for any such action on the FCC's own motion has expired.

   Flemings: shall mean Fleming US Discovery Fund III, L.P., a Delaware limited partnership, and Fleming US Discovery Offshore Fund III, L.P., a Bermuda limited partnership, collectively.

   Flemings Agreements: shall mean, collectively, (i) the Preferred Stock Purchase Agreement and the Registration Rights Agreement, each dated as of February 27, 1998, as amended, between Flemings and the Company and (ii) the Stockholders Agreement, dated as of February 27, 1998, as amended, among Flemings, the Company, Walston and the Founders.

   Flemings Conversion Agreement: shall mean the Preferred Stock Conversion and Stockholders Agreement, dated as of the date hereof, between the Company, Flemings and Purchasers, substantially in the form of Exhibit G hereto.

   Founders: shall mean John H. Donlon, Gavin W. Schutz, Robert Bailey and the estate of John H. Sabin.

   Founders Purchase Agreement: shall mean the Stock Purchase Agreement, dated as of the date hereof, between Purchasers and the Founders, substantially in the form of Exhibit H hereto.

   Governmental Entity: shall mean any United States or international (a) federal, state, county, local or municipal government or administrative agency or political subdivision thereof, (b) court or administrative tribunal, (c) non-governmental agency, tribunal or entity that is vested by a governmental agency with applicable jurisdiction, or (d) arbitration tribunal or other non-Governmental Entity with applicable jurisdiction.

   Knowledge: shall mean the actual knowledge of the following officers and employees of the Company: Walston, Jeffrey J. Marcketta and William Niles, in each case without investigation or inquiry unless the context otherwise requires.

   Lock-up Agreements: shall mean the Lock-up Agreements, dated as of January 15, 1997, by and between Furman Selz LLC and each of the following individuals: Edward Kirtman, Shimon Topor, Robert Bailey, Gavin W. Schutz, John H. Donlon and John H. Sabin.

   Person: shall mean an individual, partnership, joint-stock company, corporation, limited liability company, trust or unincorporated organization, and a Governmental Entity.

   SEC: shall mean the Securities and Exchange Commission.

   Securities Act: shall mean the Securities Act of 1933, as amended.

   subsidiary: shall mean any (a) Person of which the Company (or other specified Person) shall own directly or indirectly through a subsidiary, a nominee arrangement or otherwise (i) at least a majority of the outstanding capital stock (or other shares of beneficial interest) or (ii) at least a majority of the partnership, membership, joint venture or similar interests, or (b) in which the Company (or other specified Person) is a general partner or joint venturer. For the sake of clarity, Cinram-POP DVD Center LLC, a California limited liability company in which the Company holds a 49% membership interest, shall not be deemed to be a subsidiary of the Company.

   Transaction Documents: shall mean this Agreement, the Additional Purchase Agreements, the Registration Rights Agreement, the Voting and Option Agreement, the Voting Agreements and the Flemings Conversion Agreement.

   TSP: shall mean Technical Services Partners L.P., a Delaware limited partnership.

   TSP Purchase Agreement: shall mean the Stock Purchase Agreement, dated as of the date hereof, between Purchasers and TSP, substantially in the form of Exhibit K hereto.

   Voting Agreements: shall mean the Voting Agreements, dated as of the date hereof, by and among each of (i) Walston, TSP and Purchasers (the "Walston Voting Agreement") and (ii) Flemings and Purchasers (the "Flemings Voting Agreement, substantially in the forms of Exhibit I-1 and Exhibit I-2.

   Voting and Option Agreement: shall mean the Voting and Option Agreement, dated as of the date hereof, among Purchasers and TSP, substantially in the form of Exhibit J hereto.

   Walston: shall mean Robert T. Walston.

 12.2. Accounting Principles

   Where the character or amount of any asset or amount of any asset or liability or item of income or expense is required to be determined or any consolidation or other accounting computation is required to be made for the purposes of this Agreement, it shall be done in accordance with GAAP at the time in effect, to the extent applicable, except where such principles are inconsistent with the requirements of this Agreement.

 12.3. Directly or Indirectly

   Where any provision in this Agreement refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person.

   12.4. Governing Law

   This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware applicable to contracts made and to be performed entirely within such State.

 12.5. Paragraph and Section Headings

   The headings of the sections and subsections of this Agreement are inserted for convenience only and shall not be deemed to constitute a part thereof.

Section 13. Miscellaneous

 13.1. Survival of Representations, Warranties and Agreements

   All statements contained in any certificate or other instrument executed and delivered by or on behalf of the Company or Purchasers pursuant to this Agreement or in connection with the transactions contemplated hereby shall be deemed representations and warranties of such Person hereunder. All representations and warranties made by the parties hereto in this Agreement or pursuant hereto shall survive the Closing hereunder and any investigation at any time made by or on behalf of the other parties; provided, however, that no party shall commence any action against the other parties in respect of any provision of this Agreement at any time subsequent to the date eighteen (18) months after the Closing Date, except that Purchasers shall be permitted to commence an action against the Company in respect of the representations and warranties made by the Company in Sections 3.14, 3.18 or 3.21 of this Agreement at any time prior to the expiration of the longest applicable federal, state, local or foreign statute of limitation (including any extensions thereof). All covenants and agreements set forth in this Agreement shall survive the Closing in accordance with their terms.

 13.2. Notices

   (a) All communications under this Agreement shall be in writing and shall be delivered by hand or facsimile or mailed by overnight courier or by registered mail or certified mail, postage prepaid, in each case to the parties at the following addresses (or at such other address for a party as shall be specified by like notice, except that notices of changes of address shall be effective upon receipt):

     (1)if to any of the Purchasers:

     Warburg, Pincus Equity Partners, L.P.
     466 Lexington Avenue
     New York, NY 10017
     Attention: David E. Libowitz
     Facsimile: (212) 878-9351

     With a copy to:

     Willkie Farr & Gallagher
     787 Seventh Avenue
     New York, New York 10019-6009
     Attention: Neil Novikoff, Esq.
     Facsimile: (212) 728-8111

     (2)if to the Company:

     Four Media Company
     625 Arizona Avenue
     Santa Monica, CA 90401
     Attention: William E. Niles, Esq.
     Facsimile: 310-587-1277

     With a copy to:

     Latham & Watkins
     633 West Fifth Street
     Suite 4000
     Los Angeles, California 90071-2007
     Attention: Paul D. Tosetti, Esq. and
               Michael W. Sturrock, Esq.
     Facsimile: (213) 891-8763

   (b) Any notice so addressed shall be deemed to be given: if delivered by hand or facsimile, on the date of such delivery; if mailed by courier, on the first Business Day following the date of such mailing; and if mailed by registered or certified mail, on the third Business Day after the date of such mailing.

   (c) Any approvals or consents required to be granted by Purchasers under this Agreement may be granted by David E. Libowitz acting on behalf of, and with full authority with respect to, Purchasers.

 13.3. Expenses

   (a) Except as provided in Section 13.3(b) or in cases in which a Termination Fee/Expense Reimbursement is paid or payable pursuant to Section 10.2(b), all costs, fees and expenses incurred in connection with the Transaction Documents and the transactions contemplated thereby shall be paid by the party incurring such costs and expenses.

   (b) If the transactions contemplated by this Agreement are consummated, the Company shall pay to Purchasers (i) the lesser of (x) $500,000 or (y) the total of all costs, fees and expenses incurred by Purchasers in connection with the Transaction Documents ("Purchasers' Expenses"), plus (ii) in the event that Purchasers' Expenses exceed $500,000, 50% of any such excess, provided that the Company's reimbursement obligations pursuant to this Section 13.3(b)(i) and (ii) shall in no event exceed $1,000,000. Such monies shall be payable on the Closing Date by wire transfer of immediately available funds to such account as Purchasers may designate in writing to the Company.

 13.4. Publicity

   So long as this Agreement is in effect, Purchasers and the Company shall consult with each other in issuing any press release or otherwise making any public statement with respect to the transactions contemplated by this Agreement, and none of them shall issue any press release or make any public statement prior to such consultation. The commencement of litigation relating to this Agreement or the transactions contemplated hereby or any proceedings in connection therewith shall not be deemed a violation of this Section 13.4.

 13.5. Specific Performance

   The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any state or federal court, this being in addition to any other remedy to which they are entitled at law or in equity.

 13.6. Reproduction of Documents

   This Agreement and all documents relating thereto, including, without limitation, (a) consents, waivers and modifications which may hereafter be executed, (b) documents received by Purchasers on the Closing Date (except for the Warrant and certificates evidencing the Shares themselves), and (c) financial statements, certificates and other information previously or hereafter furnished to Purchasers, may be reproduced by Purchasers by any photographic, photostatic, microfilm, micro-card, miniature photographic or other similar process and Purchasers may destroy any original document so reproduced. Each party hereto agrees and stipulates that any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by Purchasers in the regular course of business) and that any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.

 13.7. Successors and Assigns

   Neither this Agreement nor any of the rights or obligations of any party may be assigned without the prior written consent of the other parties, except that Purchasers may, without such consent, assign this Agreement and any of such rights and obligations to one or more of their Affiliates unless such assignment causes any representation or warranty to be untrue or incorrect in any material respect or unless such assignment shall materially delay the Closing. Any such assignment shall not, however, act as a release of the assigning Person. Subject to the foregoing, this Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties, and no other Person shall have any right, benefit or obligation hereunder.

 13.8. Entire Agreement

   This Agreement, the other Company Transaction Documents and the Confidentiality Agreement constitute the entire understandings of the parties hereto and supersede all prior agreements or understandings with respect to the subject matter hereof among such parties.

 13.9. Severability

   In the event that any part or parts of this Agreement shall be held illegal or unenforceable by any court or administrative body of competent jurisdiction, such determination shall not effect the remaining provisions of this Agreement which shall remain in full force and effect.

 13.10. Limitation on Enforcement of Remedies

   The Company hereby agrees that it shall, and shall cause each of its stockholders, officers, directors, employees, brokers, attorneys, accountants and other agents to, not assert against the limited partners of Purchasers any claim it or each of them may have under this Agreement or any other Company Transaction Document by reason of any failure or alleged failure by Purchasers to meet their obligations hereunder or thereunder. Each Purchaser hereby agrees that it will not assert against the Company or any of its stockholders, officers, directors, employees, brokers, attorneys, accountants or other agents any claim it may have under this Agreement or any other Company Transaction Document by reason of any failure or alleged failure by the Company to meet its obligations hereunder or thereunder.

 13.11. Simultaneous Effectiveness

   This Agreement and each of the other Transaction Documents shall (i) be executed simultaneously and at such time shall be valid and binding obligations of each of the parties and signatories thereto and (ii) simultaneously be consummated at the Closing.

 13.12. Counterparts

   This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which together shall be considered one and the same agreement.

 13.13. Joint and Several Obligations

   All obligations and representations and warranties of Purchasers in the Transaction Documents are joint and several obligations.




           [The remainder of this page is intentionally left blank.]

   IN WITNESS WHEREOF, the Company and Purchasers have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

                                          Four Media Company

                                                   /s/ Robert T. Walston
                                          By: _________________________________
                                            Name: Robert T. Walston
                                            Title: Chief Executive Officer

                                          Warburg, Pincus Equity Partners,
                                           L.P.

                                          By: Warburg, Pincus & Co., General
                                          Partner

                                                   /s/ David E. Libowitz
                                          By: _________________________________
                                            Name: David E. Libowitz
                                            Title: Managing Director

                                          Warburg, Pincus Netherlands Equity
                                           Partners I, C.V.

                                          By: Warburg, Pincus & Co., General
                                          Partner

                                                   /s/ David E. Libowitz
                                          By: _________________________________
                                            Name: David E. Libowitz
                                            Title: Managing Director

                                          Warburg, Pincus Netherlands Equity
                                           Partners II, C.V.

                                          By: Warburg, Pincus & Co., General
                                           Partner

                                                   /s/ David E. Libowitz
                                          By: _________________________________
                                            Name: David E. Libowitz
                                            Title: Managing Director

                                          Warburg, Pincus Netherlands Equity
                                           Partners III, C.V.

                                          By: Warburg, Pincus & Co., General
                                           Partner

                                                   /s/ David E. Libowitz
                                          By: _________________________________
                                            Name: David E. Libowitz
                                            Title: Managing Director

                                    ANNEX B

                                FORM OF WARRANT

   THE SECURITIES (THE "SECURITIES") EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF, THE HOLDER AGREES THAT IT WILL NOT OFFER, RESELL, PLEDGE OR OTHERWISE TRANSFER (INDIVIDUALLY AND COLLECTIVELY, A "TRANSFER") THE SECURITIES EVIDENCED HEREBY, EXCEPT (A) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, OR (B) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT. IF THE PROPOSED TRANSFER IS TO BE MADE OTHER THAN PURSUANT TO CLAUSE (A) ABOVE, THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO THE COMPANY AND THE TRANSFER AGENT SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS THEY MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OR ANY STATE OR FOREIGN SECURITIES LAW.

                              FOUR MEDIA COMPANY

                         Common Stock Purchase Warrant

   FOUR MEDIA COMPANY, a Delaware corporation (the "Company"), hereby certifies that, for value received, Warburg, Pincus & Co., as nominee, a Delaware limited partnership (the "Holder"), or permitted assigns, is entitled, subject to the terms set forth below, to purchase from the Company,
at any time and from time to time during the period beginning on            ,
1999 and ending on            , 2006, in whole or in part, an aggregate of one
million one hundred thousand (1,100,000) fully paid and non-assessable shares of the Common Stock, $.01 par value per share, of the Company at a purchase price, subject to the provisions of Paragraph 3 hereof, of $15.00 per share (the "Purchase Price"). The Purchase Price and the number and character of such shares are subject to adjustment as provided below, and the term "Common Stock" shall mean, unless the context otherwise requires, the stock or other securities or property at the time deliverable upon the exercise of this Warrant. This Warrant is herein called the "Warrant."

   1. Exercise of Warrant. The purchase rights evidenced by this Warrant shall be exercised by the holder surrendering this Warrant, with the form of subscription at the end hereof duly executed by such holder, to the Company at its principal office, accompanied by payment of an amount (the "Exercise Payment") equal to the Purchase Price multiplied by the number of shares being purchased pursuant to such exercise, payable as follows: (i) by payment to the Company in cash, by certified or official bank check, or by wire transfer of the Exercise Amount, (ii) by surrender to the Company for cancellation of securities of the Company having a Market Price (as hereinafter defined) on the date of exercise equal to the Exercise Amount; or (c) by a combination of the methods described in clauses (a) and (b) above. In lieu of exercising the Warrant, the holder may elect to receive a payment equal to the difference between (i) the Market Price multiplied by the number of shares as to which the payment is then being elected and (ii) the exercise price with respect to such shares, payable by the Company to the Holder only in shares of Common Stock valued at the Market Price on the date of exercise. For purposes hereof, the term "Market Price" shall mean the average closing price of a share of Common Stock for the 15 consecutive trading days preceding such day on the principal national securities exchange on which the shares of Common Stock or securities are listed or admitted to trading or, if not listed or admitted to trading on any national securities exchange, the average of the reported bid and asked prices during such 15 trading day period in the over-the-counter market as furnished by the National Quotation Bureau, Inc., or, if such firm is not then engaged in the business of reporting such prices, as furnished by any member of the National Association of

Securities Dealers, Inc. selected by the Company or, if the shares of Common Stock or securities are not publicly traded, the Market Price for such day shall be the fair market value thereof determined jointly in good faith by the Board of Directors of the Company and the holder of this Warrant; provided, however, that if such parties are unable to reach agreement within a reasonable period of time, the Market Price shall be determined in good faith by the independent investment banking firm selected jointly by the Company and the holder of this Warrant or, if that selection cannot be made within 15 days, by an independent investment banking firm selected by the American Arbitration Association in accordance with its rules.

   1.1 Partial Exercise. This Warrant may be exercised for less than the full number of shares of Common Stock, in which case the number of shares receivable upon the exercise of this Warrant as a whole, and the sum payable upon the exercise of this Warrant as a whole, shall be proportionately reduced. Upon any such partial exercise, the Company at its expense will forthwith issue to the holder hereof a new Warrant or Warrants of like tenor calling for the number of shares of Common Stock as to which rights have not been exercised, such Warrant or Warrants to be issued in the name of the holder hereof or his nominee (upon payment by such holder of any applicable transfer taxes).

   2. Delivery of Stock Certificates on Exercise. Subject to compliance with applicable law and exchange or Nasdaq National Market requirements, as applicable, as soon as practicable after the exercise of this Warrant and payment of the Exercise Payment, and in any event within ten (10) days thereafter, the Company, at its expense, will cause to be issued in the name of and delivered to the holder hereof a certificate or certificates for the number of fully paid and non-assessable shares or other securities or property to which such holder shall be entitled upon such exercise, plus, in lieu of any fractional share to which such holder would otherwise be entitled, cash in an amount determined in accordance with Paragraph 3.9 hereof. The Company agrees that the shares so purchased shall be deemed to be issued to the holder hereof as the record owner of such shares as of the close of business on the date on which this Warrant shall have been duly exercised, surrendered and payment made for such shares as aforesaid.

   3. Anti-Dilution Provisions and Other Adjustments. In order to prevent dilution of the right granted hereunder, the Purchase Price shall be subject to adjustment from time to time in accordance with this Paragraph 3. Upon each adjustment of the Purchase Price pursuant to this Paragraph 3, the registered Holder of this Warrant shall thereafter be entitled to acquire upon exercise, at the Purchase Price resulting from such adjustment, the number of shares of the Company's Common Stock obtainable by multiplying the Purchase Price in effect immediately prior to such adjustment by the number of shares of the Company's Common Stock acquirable immediately prior to such adjustment and dividing the product thereof by the Purchase Price resulting from such adjustment.

   3.1 Adjustment for Issue or Sale of Common Stock at Less than Market
Price. Except as provided in Paragraph 3.2 or 3.5 below, if and whenever on or after the date of issuance hereof the Company shall issue or sell, or shall in accordance with subparagraphs 3.1(1) to (9), inclusive, be deemed to have issued or sold, any shares of its Common Stock for a consideration per share less than the Market Price per share on the date the Company fixes the issuance or sales price (or shall have been deemed to have fixed the issuance or sales price) of the subject shares of Common Stock, then forthwith upon such issue or sale (the "Triggering Transaction"), the Purchase Price shall, subject to subparagraphs (1) to (9) of this Paragraph 3.1, be reduced to the Purchase Price (calculated to the nearest tenth of a cent) determined by dividing:

     (i) an amount equal to the sum of (x) the product derived by multiplying the Number of Common Shares Deemed Outstanding immediately prior to such Triggering Transaction by the Purchase Price then in effect, plus (y) the consideration, if any, received by the Company upon consummation of such Triggering Transaction, by

     (ii) an amount equal to the sum of (x) the Number of Common Shares Deemed Outstanding immediately prior to such Triggering Transaction plus
  (y) the number of shares of Common Stock issued (or deemed to be issued in accordance with subparagraphs 3.1(1) to (9)) in connection with the Triggering Transaction.

   For purposes of this Paragraph 3, the term "Number of Common Shares Deemed Outstanding" at any given time shall mean the sum of (i) the number of shares of the Company's Common Stock outstanding at such time, and (ii) the number of shares of the Company's Common Stock deemed to be outstanding under subparagraphs 3.1(1) to (9), inclusive, at such time.

   For purposes of determining the adjusted Purchase Price under this Paragraph 3.1, the following subsections (1) to (9), inclusive, shall be applicable:

     (1) In case the Company at any time shall in any manner grant (whether directly or by assumption in a merger or otherwise) any rights to subscribe for or to purchase, or any options for the purchase of, Common Stock or any stock or other securities convertible into or exchangeable for Common Stock (such rights or options being herein called "Options" and such convertible or exchangeable stock or securities being herein called "Convertible Securities"), whether or not such Options or the right to convert or exchange any such Convertible Securities are immediately exercisable, and the price per share for which the Common Stock is issuable upon exercise, conversion or exchange (determined by dividing (x) the total amount, if any, received or receivable by the Company as consideration for the granting of such Options, plus the minimum aggregate amount of additional consideration payable to the Company upon the exercise of all such Options, plus, in the case of such Options which relate to Convertible Securities, the minimum aggregate amount of additional consideration, if any, payable upon the issue or sale of such Convertible Securities and upon the conversion or exchange thereof, by (y) the total maximum number of shares of Common Stock issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities) shall be less than the Market Price per share on the date the Company fixes the issuance or sales price (or shall have been deemed to have fixed the issuance or sales price) of the subject shares of Common Stock, then the total number of shares of Common Stock issuable upon the exercise of such Options, or, in the case of Options for Convertible Securities, upon the conversion or exchange of such Convertible Securities, shall (as of the date of granting of such Options) be deemed to be outstanding and to have been issued and sold by the Company for such price per share. No adjustment of the Purchase Price shall be made upon the actual issue of such shares of Common Stock or such Convertible Securities upon the exercise of such Options, except as otherwise provided in subparagraph (3) below.

     (2) In case the Company at any time shall in any manner issue (whether directly or by assumption in a merger or otherwise) or sell any Convertible Securities, whether or not the rights to exchange or convert thereunder are immediately exercisable, and the price per share for which Common Stock is issuable upon such conversion or exchange (determined by dividing (x) the total amount received or receivable by the Company as consideration for the issue or sale of such Convertible Securities, plus the minimum aggregate amount of additional consideration, if any, payable to the Company upon the conversion or exchange thereof, by (y) the total maximum number of shares of Common Stock issuable upon the conversion or exchange of all such Convertible Securities) shall be less than the Market Price per share on the date the Company fixes the issuance or sales price (or shall have been deemed to have fixed the issuance or sales price) of the subject shares of Common Stock, then the total maximum number of shares of Common Stock issuable upon conversion or exchange of all such Convertible Securities shall (as of the date of the issue or sale of such Convertible Securities) be deemed to be outstanding and to have been issued and sold by the Company for such price per share. No adjustment of the Purchase Price shall be made upon the actual issue of such Common Stock upon the exchange or conversion of such Convertible Securities, except as otherwise provided in subparagraph (3) below.

     (3) If the purchase price provided for in any Options referred to in subparagraph (1), the additional consideration, if any, payable upon the conversion or exchange of any Convertible Securities referred to in subparagraphs (1) or (2), or the rate at which any Convertible Securities referred to in subparagraph (1) or (2) are convertible into or exchangeable for Common Stock shall change at any time (other than under or by reason of provisions designed to protect against dilution of the type set forth in Paragraph 3.1 or 3.3), the Purchase Price in effect at the time of such change shall forthwith be readjusted to the Purchase Price which would have been in effect at such time had such Options or Convertible Securities still outstanding provided for such changed purchase price, additional consideration or conversion rate, as the case may be, at the time initially granted, issued or sold. If the purchase price provided for in any Option referred to in subparagraph (1) or the rate at which any Convertible Securities referred to in subparagraphs (1) or (2) are convertible into or exchangeable for Common Stock, shall be reduced at any time under or by reason of provisions with respect thereto designed to protect against dilution, then in case of the delivery of Common Stock upon the exercise of any such Option or upon conversion or exchange of any such Convertible Security, the Purchase Price then in effect hereunder shall forthwith be adjusted to such respective amount as would have been obtained had such Option or Convertible Security never been issued as to such Common Stock and had adjustments been made upon the issuance of the shares of Common Stock delivered as aforesaid, but only if as a result of such adjustment the Purchase Price then in effect hereunder is hereby reduced.

     (4) On the expiration or termination of any Option or the expiration or termination of any right to convert or exchange any Convertible Securities, the Purchase Price then in effect hereunder shall forthwith be increased to the Purchase Price which would have been in effect at the time of such expiration or termination had such Option or Convertible Securities, to the extent outstanding immediately prior to such expiration or termination, never been issued.

     (5) In case any Options shall be issued in connection with the issue or sale of other securities of the Company, together comprising one integral transaction in which no specific consideration is allocated to such Options by the parties thereto, such Options shall be deemed to have been issued without consideration.

     (6) In case any shares of Common Stock, Options or Convertible Securities shall be issued or sold or deemed to have been issued or sold for cash, the consideration received therefor shall be deemed to be the amount received by the Company therefor. In case any shares of Common Stock, Options or Convertible Securities shall be issued or sold for a consideration other than cash, the amount of the consideration other than cash received by the Company shall be the fair value of such consideration as determined in good faith by the Board of Directors of the Company. In case any shares of Common Stock, Options or Convertible Securities shall be issued in connection with any merger in which the Company is the surviving corporation, the amount of consideration therefor shall be deemed to be the fair value of such portion of the net assets and business of the non-surviving corporation as shall be attributed by the Board of Directors of the Company in good faith to such Common Stock, Options or Convertible Securities, as the case may be.

     (7) The number of shares of Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the Company, and the disposition of any shares so owned or held shall be considered an issue or sale of Common Stock for the purpose of this Paragraph 3.1.

     (8) In case the Company shall declare a dividend or make any other distribution upon the stock of the Company payable in Options or Convertible Securities, then in such case any Options or Convertible Securities, as the case may be, issuable in payment of such dividend or distribution shall be deemed to have been issued or sold without consideration.

     (9) For purposes of this Paragraph 3.1, in case the Company shall take a record of the holders of its Common Stock for the purpose of entitling them
  (x) to receive a dividend or other distribution payable in Common Stock, Options or in Convertible Securities, or (y) to subscribe for or purchase Common Stock, Options or Convertible Securities, then such record date shall be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right or subscription or purchase, as the case may be.

   3.2 Dividends Not Paid Out of Earnings or Earned Surplus. In the event the Company shall declare a dividend upon the Common Stock (other than a dividend payable in Common Stock) payable otherwise than out of earnings or earned surplus, determined in accordance with generally accepted accounting principles, including the making of appropriate deductions for minority interests, if any, in subsidiaries (herein referred to as

"Liquidating Dividends"), then, as soon as possible after the exercise of this Warrant, the Company shall pay to the person exercising such Warrant an amount equal to the aggregate value at the time of such exercise of all Liquidating Dividends (including but not limited to the Common Stock which would have been issued at the time of such earlier exercise and all other securities which would have been issued with respect to such Common Stock by reason of stock splits, stock dividends, mergers or reorganizations, or for any other reason). For the purposes of this Paragraph 3.2, a dividend other than in cash shall be considered payable out of earnings or earned surplus only to the extent that such earnings or earned surplus are charged an amount equal to the fair value of such dividend as determined in good faith by the Board of Directors of the Company.

   3.3 Subdivisions and Combinations. In case the Corporation shall at any time (i) subdivide the outstanding Common Stock or (ii) issue a stock dividend on its outstanding Common Stock, the Purchase Price in effect immediately prior to such subdivision or dividend shall be proportionately reduced by the same ratio as the subdivision or dividend. In case the Corporation shall at any time combine its outstanding Common Stock, the Purchase Price in effect immediately prior to such combination shall be proportionately increased by the same ratio as the combination.

   3.4 Reorganization, Reclassification, Consolidation, Merger or Sale of Assets. If any capital reorganization or reclassification of the capital stock of the Company, or consolidation or merger of the Company with another corporation, or the sale of all or substantially all of its assets to another corporation shall be effected in such a way that holders of Common Stock shall be entitled to receive stock, securities, cash or other property with respect to or in exchange for Common Stock, then, as a condition of such reorganization, reclassification, consolidation, merger or sale, lawful and adequate provision shall be made whereby the holder of this Warrant shall have the right to acquire and receive upon exercise of this Warrant such shares of stock, securities, cash or other property issuable or payable (as part of the reorganization, reclassification, consolidation, merger or sale) with respect to or in exchange for such number of outstanding shares of the Company's Common Stock as would have been received upon exercise of this Warrant at the Purchase Price then in effect. The Company will not effect any such consolidation, merger or sale, unless prior to the consummation thereof the successor corporation (if other than the Company) resulting from such consolidation or merger or the corporation purchasing such assets shall assume by written instrument mailed or delivered to the holder of this Warrant at the last address of such holder appearing on the books of the Company, the obligation to deliver to such holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, such holder may be entitled to purchase. If a purchase, tender or exchange offer is made to and accepted by the holders of more than 50% of the outstanding shares of Common Stock of the Company, the Company shall not effect any consolidation, merger or sale with the person having made such offer or with any Affiliate of such person, unless prior to the consummation of such consolidation, merger or sale the holder of this Warrant shall have been given a reasonable opportunity to then elect to receive upon the exercise of this Warrant either the stock, securities or assets then issuable with respect to the Common Stock of the Company or the stock, securities or assets, or the equivalent, issued to previous holders of the Common Stock in accordance with such offer. For purposes hereof the term "Affiliate" with respect to any given person shall mean any person controlling, controlled by or under common control with the given person.

   3.5 No Adjustment for Exercise of Certain Options, Warrants, Etc. The provisions of this Section 3 shall not apply to any Common Stock issued, issuable or deemed outstanding under subparagraphs 3.1(1) to (9) inclusive:
(i) to any person pursuant to any stock option, stock purchase or similar plan or arrangement for the benefit of employees, consultants or directors of the Company or its subsidiaries in effect on the date of issuance hereof or (ii) pursuant to options, warrants and conversion rights in existence on the date of issuance hereof.

   3.6 Notices of Record Date, Etc. In the event that:

     (1) the Company shall declare any cash dividend upon its Common Stock, or

     (2) the Company shall declare any dividend upon its Common Stock payable in stock or make any special dividend or other distribution to the holders of its Common Stock, or

     (3) the Company shall offer for subscription pro rata to the holders of its Common Stock any additional shares of stock of any class or other rights, or

     (4) there shall be any capital reorganization or reclassification of the capital stock of the Company, including any subdivision or combination of its outstanding shares of Common Stock, or consolidation or merger of the Company with, or sale of all or substantially all of its assets to, another corporation, or

     (5) there shall be a voluntary or involuntary dissolution, liquidation or winding up of the Company;

   then, in connection with such event, the Company shall give to the holder of this Warrant:

       (i) at least ten (10) days' prior written notice of the date on which the books of the Company shall close or a record shall be taken for such dividend, distribution or subscription rights or for determining rights to vote in respect of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up; and

       (ii) in the case of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up, at least ten (10) days' prior written notice of the date when the same shall take place. Such notice in accordance with the foregoing clause
    (i) shall also specify, in the case of any such dividend, distribution or subscription rights, the date on which the holders of Common Stock shall be entitled thereto, and such notice in accordance with the foregoing clause (ii) shall also specify the date on which the holders of Common Stock shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up, as the case may be. Each such written notice shall be given by first class mail, postage prepaid, addressed to the holder of this Warrant at the address of such holder as shown on the books of the Company.

   Failure to give any notice required by this section (or any defect in any such notice) shall not affect the validity of the subject transaction.

   3.7 Grant, Issue or Sale of Options, Convertible Securities, or Rights. If at any time or from time to time on or after the date of issuance hereof, the Company shall grant, issue or sell any Options, Convertible Securities or rights to purchase property (the "Purchase Rights") pro rata to the record holders of any class of Common Stock of the Company and such grants, issuances or sales do not result in an adjustment of the Purchase Price under Paragraph
3.1 hereof, then the holder of this Warrant shall be entitled to acquire (within thirty (30) days after the later to occur of the initial exercise date of such Purchase Rights or receipt by such holder of the notice concerning Purchase Rights to which such holder shall be entitled under Paragraph 3.6) and upon the terms applicable to such Purchase Rights either:

     (i) the aggregate Purchase Rights which such holder could have acquired if it had held the number of shares of Common Stock acquirable upon exercise of this Warrant immediately before the grant, issuance or sale of such Purchase Rights; provided that if any Purchase Rights were distributed to holders of Common Stock without the payment of additional consideration by such holders, corresponding Purchase Rights shall be distributed to the exercising holder of this Warrant as soon as possible after such exercise and it shall not be necessary for the exercising holder of this Warrant specifically to request delivery of such rights; or

     (ii) in the event that any such Purchase Rights shall have expired or shall expire prior to the end of said thirty (30) day period, the number of shares of Common Stock or the amount of property which such holder could have acquired upon such exercise at the time or times at which the Company granted, issued or sold such expired Purchase Rights.

   3.8 Adjustment by Board of Directors. If any event occurs as to which, in the opinion of the Board of Directors of the Company, the provisions of this
Section 3 are not strictly applicable or if strictly applicable would not fairly protect the rights of the holder of this Warrant in accordance with the essential intent and principles of such provisions, then the Board of Directors shall make an adjustment in the application of such provisions, in accordance with such essential intent and principles, so as to protect such rights as aforesaid, but in no event shall any adjustment have the effect of increasing the Purchase Price as otherwise determined pursuant to any of the provisions of this Section 3 except in the case of a combination of shares of a type contemplated in Paragraph 3.3 and then in no event to an amount greater than the Purchase Price as adjusted pursuant to Paragraph 3.3.

   3.9 Fractional Shares. The Company shall not issue fractions of shares of Common Stock upon exercise of this Warrant or scrip in lieu thereof. If any fraction of a share of Common Stock would, except for the provisions of this Paragraph 3.9, be issuable upon exercise of this Warrant, the Company shall in lieu thereof pay to the person entitled thereto an amount in cash equal to the current value of such fraction, calculated to the nearest one-hundredth (1/100) of a share, to be computed based on the Market Price of the Common Stock.

   3.10 Officers' Statement as to Adjustments. Whenever the Purchase Price shall be adjusted as provided in Section 3 hereof, the Company shall forthwith file at each office designated for the exercise of this Warrant, a statement, signed by either the Chairman of the Board, the President, any Vice President or Treasurer of the Company, showing in reasonable detail the facts requiring such adjustment and the Purchase Price that will be effective after such adjustment. The Company shall also cause a notice setting forth any such adjustments to be sent by mail, first class, postage prepaid, to the record holder of this Warrant at his or its address appearing on the stock register. If such notice relates to an adjustment resulting from an event referred to in Paragraph 3.6, such notice shall be included as part of the notice required to be mailed and published under the provisions of Paragraph 3.6 hereof.

   4. No Dilution or Impairment. The Company will not, by amendment of its charter or through reorganization, consolidation, merger, dissolution, sale of assets or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the holder hereof against dilution or other impairment. Without limiting the generality of the foregoing, the Company will not increase the par value of any shares of stock receivable upon the exercise of this Warrant above the amount payable therefor upon such exercise, and at all times will take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and non-assessable stock upon the exercise of this Warrant.

   5. Reservation of Stock, etc., Issuable on Exercise of Warrants. The Company shall at all times reserve and keep available out of its authorized but unissued stock, solely for the issuance and delivery upon the exercise of this Warrant and other similar Warrants, such number of its duly authorized shares of Common Stock as from time to time shall be issuable upon the exercise of this Warrant and all other similar Warrants at the time outstanding.

   6. Replacement of Warrant. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and (in the case of loss, theft or destruction) upon delivery of an indemnity agreement (with surety if reasonably required) in an amount reasonably satisfactory to it, or (in the case of mutilation) upon surrender and cancellation thereof, the Company will issue, in lieu thereof, a new Warrant of like tenor.

   7. Remedies. The Company stipulates that the remedies at law of the holder of this Warrant in the event of any default by the Company in the performance of or compliance with any of the terms of this Warrant are not and will not be adequate, and that the same may be specifically enforced.

   8. Negotiability, etc. This Warrant is issued upon the following terms, to all of which each taker or owner hereof consents and agrees:

     (a) Subject to the legend appearing on the first page hereof, title to this Warrant may be transferred by endorsement (by the holder hereof executing the form of assignment at the end hereof including guaranty of signature) and delivery in the same manner as in the case of a negotiable instrument transferable by endorsement and delivery.

     (b) Any person in possession of this Warrant properly endorsed is authorized to represent himself as absolute owner hereof and is granted power to transfer absolute title hereto by endorsement and delivery hereof to a bona fide purchaser hereof for value; each prior taker or owner waives and renounces all of his equities or rights in this Warrant in favor of every such bona fide purchaser, and every such bona fide purchaser shall acquire title hereto and to all rights represented hereby.

     (c) Until this Warrant is transferred on the books of the Company, the Company may treat the registered holder of this Warrant as the absolute owner hereof for all purposes without being affected by any notice to the contrary.

     (d) Prior to the exercise of this Warrant, the holder hereof shall not be entitled to any rights of a shareholder of the Company with respect to shares for which this Warrant shall be exercisable, including, without limitation, the right to vote, to receive dividends or other distributions or to exercise any preemptive rights, and shall not be entitled to receive any notice of any proceedings of the Company, except as provided herein.

     (e) The Company shall not be required to pay any Federal or state transfer tax or charge that may be payable in respect of any transfer involved in the transfer or delivery of this Warrant or the issuance or conversion or delivery of certificates for Common Stock in a name other than that of the registered holder of this Warrant or to issue or deliver any certificates for Common Stock upon the exercise of this Warrant until any and all such taxes and charges shall have been paid by the holder of this Warrant or until it has been established to the Company's satisfaction that no such tax or charge is due.

   9. Subdivision of Rights. This Warrant (as well as any new warrants issued pursuant to the provisions of this paragraph) is exchangeable, upon the surrender hereof by the holder hereof, at the principal office of the Company for any number of new warrants of like tenor and date representing in the aggregate the right to subscribe for and purchase the number of shares of Common Stock of the Company which may be subscribed for and purchased hereunder.

   10. Mailing of Notices, etc. All notices and other communications from the Company to the holder of this Warrant shall be mailed by first-class certified mail, postage prepaid, to the address furnished to the Company in writing by the last registered holder of this Warrant who shall have furnished an address to the Company in writing.

   11. Headings, etc. The headings in this Warrant are for purposes of reference only, and shall not limit or otherwise affect the meaning hereof.

   12. Change, Waiver, etc. Neither this Warrant nor any term hereof may be changed, waived, discharged or terminated orally but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought.

   13. GOVERNING LAW. THIS WARRANT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE.

                               FOUR MEDIA COMPANY

                                              By ______________________________

Dated:     , 1999

Attest:


_____________________________________

                  [To be signed only upon exercise of Warrant]

   To Four Media Company:

   The undersigned, the holder of the within Warrant, hereby irrevocably elects to exercise the purchase right represented by such Warrant for, and to purchase thereunder, shares of Common Stock of Four Media Company and herewith makes payment of $ therefor, and requests that the certificates for such shares be issued in the name of, and be delivered to Warburg, Pincus & Co., as nominee,
whose address is      .

Dated:

_____________________________________

                     ----------------------------------------------------------
 (Signature must conform in all respects to name of Holder as specified on the face of the Warrant)

                     ----------------------------------------------------------
                                    Address

_____________________________________
        (Signature Guarantee)

                 [To be signed only upon transfer of Warrant]

   FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers
unto     the right represented by the within Warrant to purchase the shares of the Common Stock of Four Media Company to which the within Warrant
relates, and appoints          attorney to transfer said right on the books of
Four Media Company with full power of substitution in the premises.

Dated:

_____________________________________

                     __________________________________________________________
 (Signature must conform in all respects to name of Holder as specified on the face of the Warrant)

                     __________________________________________________________
                                    Address
In the presence of

_____________________________________

_____________________________________
        (Signature Guarantee)

                                    ANNEX C

                                    [LOGO]

                         HOULIHAN LOKEY HOWARD & ZUKIN

                              FINANCIAL ADVISORS

   January 18, 1999

   To The Board of Directors of
   Four Media Company

   Dear Gentlemen:

   We understand that the Company is considering entering into certain agreements whereby (a) certain investors would purchase 6,582,607 newly issued shares of common stock from the Company and approximately 497,766 shares from John W. Donlon, Gavin W. Schutz, Robert Bailey and The Estate of John H. Sabin at a purchase price of $8.00 per share; (b) the investors would also purchase 3,119,627 shares owned by Technical Services Partners, L.P., at a purchase price of $7.50 per share; (c) as further consideration, the Company would issue to the investor a seven-year warrant to purchase 1,100,000 shares at an exercise price of $15.00 share and (d) the Fleming US Discovery Fund III, L.P. and Fleming US Discovery Offshore Fund III, L.P. will convert its 150,000 shares of the Company's preferred stock into 2,250,000 shares of Company common stock; and (e) the Company will (i) issue to the Company's Chief Executive Officer, Robert T. Walston, options to purchase 2,500,000 shares of common stock and (ii) loan to Walston $2,000,000 which could be forgiven upon the achievement of certain milestones. Such transaction and other related transactions disclosed to Houlihan Lokey are referred to collectively herein as the "Transaction."

   You have requested our opinion (the "Opinion") as to the matters set forth below. The Opinion does not address the Company's underlying business decision to effect the Transaction. We have not been requested to, and did not, solicit third party indications of interest in acquiring all or any part of the Company. Furthermore, at your request, we have not negotiated the Transaction or advised you with respect to alternatives to it.

   In connection with this Opinion, we have made such reviews, analyses and inquiries as we have deemed necessary and appropriate under the circumstances. Among other things, we have:

   1. reviewed the Company's annual reports to shareholders and on Form 10-K for the fiscal year ended 1998 and quarterly report on Form 10-Q for the quarter ended November 30, 1998, and Company-prepared pro forma financial statements for the year ended August 31, 1998 and quarters ended November 30, 1998 and 1997 which the Company's management has identified as being the most current financial statements available;

   2. reviewed copies of the following agreements:

      . Securities Purchase Agreement among Warburg, Pincus Equity Partners, L.P., Warburg, Pincus Netherlands Equity Partners I, C.V., Warburg, Pincus Netherlands Equity Partners II, C.V., Warburg, Pincus Netherlands Equity Partners, III, C.V. and Four Media Company;

      . Stock Purchase Agreement among Warburg, Pincus Equity Partners, L.P., Warburg, Pincus Netherlands Equity Partners I, C.V., Warburg, Pincus Netherlands Equity Partners II, C.V., Warburg, Pincus Netherlands Equity Partners, III, C.V. and Technical Services Partners, L.P.;

      . Stock Purchase Agreement among Warburg, Pincus Equity Partners, L.P., Warburg, Pincus Netherlands Equity Partners I, C.V., Warburg, Pincus Netherlands Equity Partners II, C.V., Warburg, Pincus Netherlands Equity Partners, III, C.V. and John W. Donlon, Gavin W. Schutz, Robert Bailey and The Estate of John H. Sabin;

      . Voting and Option Agreement by and among Technical Services Partners, L.P., Warburg, Pincus Equity Partners, L.P., Warburg, Pincus Netherlands Equity Partners I, C.V., Warburg, Pincus Netherlands Equity Partners II, C.V. and Warburg, Pincus Netherlands Equity Partners, III, C.V.;

      . Voting Agreement by and among Robert T. Walston, Technical Services Partners, L.P. Warburg, Pincus Equity Partners, L.P., Warburg, Pincus Netherlands Equity Partners I, C.V., Warburg, Pincus Netherlands Equity Partners II, C.V. and Warburg, Pincus Netherlands Equity Partners, III, C.V.;

      . Voting Agreement by and among Fleming US Discovery Fund III, L.P., Fleming US Discovery Offshore Fund III, L.P., Warburg, Pincus Equity Partners, L.P., Warburg, Pincus Netherlands Equity Partners I, C.V., Warburg, Pincus Netherlands Equity Partners II, C.V., and Warburg, Pincus Netherlands Equity Partners, III, C.V.;

      .  Four Media Company Common Stock Purchase Warrant;

      . Registration Rights Agreement among Warburg, Pincus Equity Partners, L.P., Warburg, Pincus Netherlands Equity Partners I, C.V., Warburg, Pincus Netherlands Equity Partners II, C.V. and Warburg, Pincus Netherlands Equity Partners, III, C.V.; and

      . Preferred Stock Conversion and Stockholders Agreement by and among Warburg, Pincus Equity Partners, L.P., Warburg, Pincus Netherlands Equity Partners I, C.V., Warburg, Pincus Netherlands Equity Partners II, C.V., Warburg, Pincus Netherlands Equity Partners, III, C.V., Fleming US Discovery Fund III, L.P. and Fleming US Discovery Offshore Fund III, L.P.

   3. met with certain members of the senior management of the Company to discuss the operations, financial condition, future prospects and projected operations and performance of the Company;

   4. visited certain facilities and business offices of the Company;

   5. reviewed forecasts and projections prepared by the Company's management with respect to the Company for the years ended August 30, 1999 through 2005;

   6. reviewed the historical market prices and trading volume for the Company's publicly traded securities;

   7. reviewed certain other publicly available financial data for certain companies that we deem comparable to the Company, and publicly available prices and premiums paid in other transactions that we considered similar to the Transaction;

   8. reviewed drafts of certain documents to be delivered at the closing of the Transaction; and

   9. conducted such other studies, analyses and inquiries as we have deemed appropriate.

   We have relied upon and assumed, without independent verification, that the financial forecasts and projections provided to us have been reasonably prepared and reflect the best currently available estimates of the future financial results and condition of the Company, and that there has been no material change in the assets, financial condition, business or prospects of the Company since the date of the most recent financial statements made available to us.

   We have not independently verified the accuracy and completeness of the information supplied to us with respect to the Company and do not assume any responsibility with respect to it. We have not made any physical inspection or independent appraisal of any of the properties or assets of the Company. Our opinion is necessarily based on business, economic, market and other conditions as they exist and can be evaluated by us at the date of this letter.

   Based upon the foregoing, and in reliance thereon, it is our opinion that the Transaction is fair, from a financial point of view, to the Company and the public stockholders of the Company.

                                        HOULIHAN LOKEY HOWARD & ZUKIN
                                         FINANCIAL ADVISORS, INC.

                                    ANNEX D

                      FOUR MEDIA COMPANY 1997 STOCK PLAN

   1. Purposes of the Plan. The purposes of this Stock Plan are to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to Employees and Consultants of the Company and its Subsidiaries and to promote the success of the Company's business. Options granted under the Plan may be Incentive Stock Options or Nonstatutory Stock Options, as determined by the Administrator at the time of grant of any Option and subject to the applicable provisions of
Section 422 of the Code and the regulations promulgated thereunder. Stock Purchase Rights may also be granted under the Plan.

   2. Definitions. As used herein, the following definitions shall apply:

   (a) "Administrator" means the Board or any of its Committees appointed pursuant to Section 4 of the Plan.

   (b) "Board" means the Board of Directors of the Company.

   (c) "Code" means the Internal Revenue Code of 1986, as amended.

   (d) "Committee" means a Committee appointed by the Board of Directors in accordance with Section 4 of the Plan.

   (e) "Common Stock" means the Common Stock of the Company.

   (f) "Company" means FOUR MEDIA COMPANY, a Delaware corporation.

   (g) "Consultant" means any person who is engaged by the Company or any Parent or Subsidiary to render consulting or advisory services and is compensated for such services. The term Consultant shall not include Directors who are not compensated for their services or are paid only a Director's fee by the Company.

   (h) "Continuous Status as an Employee or Consultant" means that the employment or consulting relationship with the Company, any Parent or Subsidiary is not interrupted or terminated. Continuous Status as an Employee or Consultant shall not be considered interrupted in the case of (i) any leave of absence approved by the Company or (ii) transfers between locations of the company or between the Company, its Parent, any Subsidiary or successor. A leave of absence approved by the Company shall include sick leave, military leave or any other personal leave approved by an authorized representative of the Company. For purposes of Incentive Stock Options, no such leave may exceed 90 days, unless reemployment upon expiration of such leave is guaranteed by statute or contract, including Company policies. If reemployment upon expiration of a leave of absence approved by the Company is not so guaranteed, on the 91st day of such leave any Incentive Stock Option held by the Optionee shall cease to be treated as an Incentive Stock Option and shall be treated for tax purposes as a Nonstatutory Stock Option.

   (i) "Director" means a member of the Board of Directors of the Company.

   (j) "Employee" means any person, including Officers and Directors, employed by the Company or any Parent or Subsidiary of the Company. The payment of a Director's fee by the Company shall not be sufficient to constitute "employment" by the Company.

   (k) "Exchange Act" means the Securities Exchange Act of 1934, as amended.

   (l) "Fair Market Value" means, as of any date, the value of Common Stock determined as follows:

     (i) If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the Nasdaq National Market of the National Association of Securities Dealers, Inc. Automated Quotation ("NASDAQ") System, its Fair market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system for the last market trading day prior to the time of determination and reported in The Wall Street Journal or such other source as the Administrator deems reliable;

     (ii) If the Common Stock is quoted on the NASDAQ System (but not on the Nasdaq National Market thereof) or regularly quoted by a recognized securities dealer but selling prices are not reported, its Fair Market Value shall be the mean between the high bid and low asked prices for the Common Stock on the last market trading day prior to the day of determination; or

     (iii) In the absence of an established market for the Common Stock, the Fair Market Value thereof shall be determined in good faith by the Administrator.

   (m) "Incentive Stock Option" means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code.

   (n) "Nonstatutory Stock Option" means an Option not intended to qualify as an Incentive Stock Option.

   (o) "Officer" means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

   (p) "Option" means a stock option granted pursuant to the Plan.

   (q) "Option Agreement" means an agreement between the Company and an Optionee pursuant to which the Optionee receives an Option or a Stock Purchase Right.

   (r) "Optioned Stock" means the Common Stock subject to an Option or a Stock Purchase Right.

   (s) "Optionee" means an Employee or Consultant who receives an Option or Stock Purchase Right.

   (t) "Parent" means a "parent corporation," whether now or hereafter existing, as defined in Section 424(e) of the Code.

   (u) "Plan" means this 1997 Stock Plan.

   (v) "Restricted Stock" means shares of Common Stock acquired pursuant to a grant of Stock Purchase Rights under Section 11 below.

   (w) "Share" means a share of the Common Stock, as adjusted in accordance with Section 12 below.

   (x) "Stock Purchase Right" means a right to purchase Common Stock pursuant to Section 11 below.

   (y) "Subsidiary" means a "subsidiary corporation," whether not or hereafter existing, as defined in Section 424(f) of the Code.

   3. Stock Subject to the Plan. Subject to Section 12, the maximum aggregate number of Shares which may be subject to option and sold under the Plan is 1,650,000 Shares; provided, however, that beginning August 1, 1997, the number of Shares shall be increased each August 1st by five percent (5%) of the total issued and outstanding Shares on such date. In no event, except as subject to
Section 12, shall more than 1,650,000 Shares be available for issuance pursuant to Incentive Stock Option grants under the Plan.

   If an Option or Stock Purchase Right expires or becomes unexercisable without having been exercised in full, the unpurchased Shares which were subject thereto shall become available for future grant or sale under the plan (unless the Plan has terminated). However, Shares that have actually been issued under the Plan, upon exercise of either an Option or Stock Purchase Right, shall not be returned to the Plan and shall not become available for future distribution under the Plan, except that if Shares of Restricted Stock are repurchased by the Company at their original purchase price and the original purchaser of such Shares did not receive any benefits of ownership of such Shares, such Shares shall become available for future grant under the Plan. For purposes of the preceding sentence, voting rights shall not be considered a benefit of Share ownership.

4. Administration of the Plan.

   (a) Procedure.

     (i) Multiple Administrative Bodies. If permitted by Rule 16b-3, the Plan may be administered by different bodies with respect to Directors and Officers, and Employees and Consultants who are neither Directors nor Officers.

     (ii) Administration With Respect to Directors and Officers. With respect to grants of Options and Stock Purchase Rights to Employees who are also Officers or Directors of the Company, the Plan shall be administered by (A) the Board if the Board may administer the Plan in compliance with Rule 16b-3 promulgated under the Exchange Act or any successor thereto ("Rule 16b-3") with respect to a plan intended to qualify thereunder as a discretionary plan, or (B) a Committee designated by the Board to administer the Plan, which Committee shall be constituted in such a manner as to permit the Plan to comply with Rule 16b-3 with respect to a plan intended to qualify thereunder as a discretionary plan. Once appointed, such Committee shall continue to serve in its designated capacity until otherwise directed by the Board. From time to time the Board may increase the size of the Committee and appoint additional members thereof, remove members (with or without cause) and appoint new members in substitution therefor, fill vacancies, however caused, and remove all members of the Committee and thereafter directly administer the Plan, all to the extent permitted by Rule 16b-3 with respect to a plan intended to qualify thereunder as a discretionary plan.

     (iii) Administration With Respect to Other Employees and
  Consultants. With respect to grants of Options and Stock Purchase Rights to Employees or Consultants who are neither Directors nor Officers of the Company, the Plan shall be administered by (A) the Board or (B) a Committee designated by the Board, which committee shall be constituted in such a manner as to satisfy the legal requirements relating to the administration of incentive stock option plans, if any, of California corporate and securities laws, of the Code, and of any applicable stock exchange (the "Applicable Laws"). Once appointed, such Committee shall continue to serve in its designated capacity until otherwise directed by the Board. From time to time the Board may increase the size of the Committee and appoint additional members thereof, remove members (with or without cause) and appoint new members in substitution therefor, fill vacancies, however caused, and remove all members of the Committee and thereafter directly administer the Plan, all to the extent permitted by the Applicable Laws.

   (b) Powers of the Administrator. Subject to the provisions of the Plan and, in the case of a Committee, the specific duties delegated by the Board to such Committee, and subject to the approval of any relevant authorities, including the approval, if required, of any stock exchange upon which the Common Stock is listed, the Administrator shall have the authority in its discretion:

     (i) to determine the Fair Market Value of the Common Stock, in accordance with Section 2(l) of the Plan;

     (ii) to select the Consultants and Employees to whom Options and Stock Purchase Rights may be granted hereunder;

     (iii) to determine whether and to what extent Options and Stock Purchase Rights or any combination thereof are granted hereunder;

     (iv) to determine the number of shares of Common Stock to be covered by each Option and Stock Purchase Right granted hereunder;

     (v) to approve forms of agreement for use under the Plan;

     (vi) to determine the terms and conditions, not inconsistent with the terms of the Plan, of any award granted hereunder. Such terms and conditions include, but are not limited to, the exercise price, the time or times when Options or Stock Purchase Rights may be exercised (which may be based on performance criteria), any vesting acceleration or waiver of forfeiture restrictions, and any restriction or limitation regarding any Option or Stock Purchase Right or the shares of Common Stock relating thereto, based in each case on such factors as the Administrator, in its sole discretion, shall determine;

     (vii) to reduce the exercise price of any Option or Stock Purchase Right to the then current Fair Market Value if the Fair Market Value of the Common Stock covered by such Option or Stock Purchase Right shall have declined since the date the Option or Stock Purchase Right was granted;

     (viii) to construe and interpret the terms of the Plan and awards granted pursuant to the Plan;

     (ix) to prescribe, amend and rescind rules and regulations relating to the Plan, including rules and regulations relating to sub-plans established for the purpose of qualifying for preferred tax treatment under foreign tax laws;

     (x) to modify or amend each Option or Stock Purchase Right (subject to Section 14 of the Plan), including the discretionary authority to extend the post-termination exercisability period of Options longer than is otherwise provided for in the Plan;

     (xi) to authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Option or Stock Purchase Right previously granted by the Administrator;

     (xii) to determine the terms and restrictions applicable to Options and Stock Purchase Rights and any Restricted Stock; and

     (xiii) to make all other determinations deemed necessary or advisable for administering the Plan.

   (c) Effect of Administrator's Decision. All decisions, determinations and interpretations of the Administrator shall be final and binding on all Optionees and any other holders of any Options or Stock Purchase Rights.

5. Eligibility.

   (a) Nonstatutory Stock Options and Stock Purchase Rights may be granted to Employees and Consultants. Incentive Stock Options may be granted only to Employees. An Employee or Consultant who has been granted an Option or Stock Purchase Right may, if otherwise eligible, be granted additional Options or Stock Purchase Rights.

   (b) Each Option shall be designated in the written option agreement as either an Incentive Stock Option or a Nonstatutory Stock Option. However, notwithstanding such designations, to the extent that the aggregate Fair Market Value of Shares subject to an Optionee's Incentive Stock Options granted by the Company, any Parent or Subsidiary, which become exercisable for the first time during any calendar year (under all plans of the Company or any Parent or Subsidiary) exceeds the limit imposed by Section 422(d) of the Code or any successor statute thereto, such excess Options shall be treated as Nonstatutory Stock Options. For purposes of this Section 5(b), Incentive Stock Options shall be taken into account in the order in which they were granted. The Fair Market Value of the Shares shall be determined as of the time the Option with respect to such Shares is granted.

   (c) Neither the Plan nor any Option or Stock Purchase Right shall confer upon any Optionee any right with respect to continuation of his or her employment or consulting relationship with the Company, nor shall it interfere in any way with his or her right or the Company's right to terminate his or her employment or consulting relationship at any time, with or without cause.

   (d) Upon the Company or a successor corporation issuing any class of common equity securities required to be registered under Section 12 of the Exchange Act or upon the Plan being assumed by a corporation having a class of common equity securities required to be registered under Section 12 of the Exchange Act, the following limitations shall apply to grants of Options and Stock Purchase Rights to Employees:

       (i) No Employee shall be granted, in any fiscal year of the Company, Options and Stock Purchase Rights to purchase more than 175,000 Shares.

       (ii) The foregoing limitation shall be adjusted proportionately in connection with any change in the Company's capitalization as described in Section 12.

       (iii) If an Option or Stock Purchase Right is cancelled in the same fiscal year of the Company in which it was granted (other than in connection with a transaction described in Section 12), the cancelled Option shall be counted against the limit set forth in Section 5(d)(i). For this purpose, if the exercise price of an Option is reduced, such reduction will be treated as a cancellation of the Option and the grant of a new Option.

   6. Term of Plan. The Plan shall become effective upon the earlier to occur of its adoption by the Board of Directors or its approval by the stockholders of the Company, as described in Section 18 of the Plan. It shall continue in effect for a term of ten (10) years unless sooner terminated under Section 14 of the Plan.

   7. Term of Option. The term of each Option shall be the term stated in the Option Agreement; provided, however, that the term shall be no more than ten
(10) years from the date of grant thereof. In the case of an Incentive Stock Option granted to an Optionee who, at the time the Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Option shall be five (5) years from the date of grant thereof or such shorter term as may be provided in the Option Agreement.

   8. Option Exercise Price and Consideration.

   (a) The per Share exercise price for the Shares to be issued upon exercise of an Option shall be such price as is determined by the Administrator, but shall be subject to the following:

     (i) In the case of an Incentive Stock Option

       (A) granted to an Employee who, at the time of grant of such Option, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price shall be no less than 110% of the Fair Market Value per Share on the date of grant;

       (B) granted to any other Employee, the per Share exercise price shall be no less than 100% of the Fair Market Value per Share on the date of grant.

     (ii) In the case of a Nonstatutory Stock Option, the per Share exercise price shall be determined by the Administrator.

   (b) The consideration to be paid for the Shares to be issued upon exercise of an Option, including the method of payment, shall be determined by the Administrator (and, in the case of an Incentive Stock Option, shall be determined at the time of grant). Such consideration may consist of (1) cash,
(2) check, (3) promissory note, (4) other Shares which (x) in the case of Shares acquired upon exercise of an Option, have been owned by the Optionee for more than six months on the date of surrender, and (y) have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which such Option shall be exercised, (5) delivery of a properly executed exercise notice together with such other documentation as the Administrator and a broker, if applicable, shall require to effect an exercise of the Option and delivery to the Company of the sale or loan proceeds required to pay the exercise price, (6) a reduction in the amount of any Company liability to the Optionee, including any liability attributable to the Optionee's participation in any Company-sponsored deferred compensation program or arrangement, or (7) any combination of the foregoing methods of payment. In making its determination as to the type of consideration to accept, the Administrator shall consider if acceptance of such consideration may be reasonably expected to benefit the Company.

9. Exercise of Option.

   (a) Procedure for Exercise; Rights as a Stockholder. Any Option granted hereunder shall be exercisable at such times and under such conditions as determined by the Administrator, including performance criteria with respect to the Company and/or the Optionee, and as shall be permissible under the terms of the Plan. Notwithstanding the foregoing, no Option may be exercised earlier than six (6) months from the date of grant of such Option.

   An Option may not be exercised for a fraction of a Share.

   An Option shall be deemed to be exercised when written notice of such exercise has been given to the Company in accordance with the terms of the Option by the person entitled to exercise the Option and full payment for the Shares with respect to which the Option is exercised has been received by the Company. Full payment may, as authorized by the Administrator, consist of any consideration and method of payment allowable under Section 8(b) hereof. Until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the stock certificate evidencing such Shares, no right to vote, receive dividends or any other rights as a stockholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Option. The Company shall issue (or cause to be issued) such stock certificate promptly upon exercise of the Option. No adjustment shall be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued, except as provided in Section 12 hereof.

   Exercise of an Option in any manner shall result in a decrease in the number of Shares which thereafter may be available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

   (b) Termination of Employment or Consulting Relationship. In the event of termination of an Optionee's Continuous Status as an Employee or Consultant (but not in the event of an Optionee's change of status from Employee to Consultant (in which case an Employee's Incentive Stock Option shall automatically convert to a Nonstatutory Stock Option on the ninety-first
(91st) day following such change of status) or from Consultant to Employee), such Optionee may, but only within such period of time as is determined by the Administrator, with such determination in the case of an Incentive Stock Option not exceeding three (3) months after the date of such termination (but in no event later than the expiration date of the term of such Option as set forth in the Option Agreement), exercise his or her Option to the extent that the Optionee was entitled to exercise it at the date of such termination. To the extent that the Optionee does not exercise such Option to the extent so entitled within the time specified herein, the Option shall terminate, and the shares covered by such Option shall revert to the Plan.

   (c) Disability of Optionee. In the event of termination of an Optionee's Continuous Status of an Employee or Consultant as a result of his or her "Disability," as such term is defined in Section 422(e)(3) of the Code, the Optionee may, but only within twelve (12) months from the date of such termination (and in no event later than the expiration date of the term of such Option as set forth in the Option Agreement), exercise the Option to the extent otherwise entitled to exercise it at the date of such termination. To the extent that the Optionee was not entitled to exercise the Option at the date of termination, or if the Optionee does not exercise such Option to the extent so entitled within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

   (d) Death of Optionee. In the event of the death of an Optionee, the Option may be exercised at any time within twelve (12) months following the date of death (but in no event later than the expiration of the term of such Option as set forth in the Option Agreement) by the Optionee's estate or by a person who acquired the right to exercise the Option by bequest or inheritance, but only to the extent that the Optionee was entitled to exercise the Option on the date of death. If, at the time of death, the Optionee was not entitled to exercise his or her entire Option, the Shares covered by the unexercisable portion of the Option shall immediately revert to the Plan. If, after the Optionee's death, the Optionee's estate or a person who acquires the right to exercise the Option by bequest or inheritance does not exercise the Option within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

   (e) Rule 16b-3. Options granted to persons subject to Section 16(b) of the Exchange Act must comply with Rule 16b-3 and shall contain such additional conditions or restrictions as may be required thereunder to qualify for the maximum exemption from Section 16 of the Exchange Act with respect to Plan transactions.

   (f) Buyout Provisions. The Administrator may at any time offer to buy out for a payment in cash or Shares, an Option previously granted, based on such terms and conditions as the Administrator shall establish and communicate to the Optionee at the time that such offer is made.

   10. Non-Transferability of Options and Stock Purchase Rights. Options and Stock Purchase Rights may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Optionee, only by the Optionee.

   11. Stock Purchase Rights.

   (a) Rights to Purchase. Stock Purchase Rights may be issued either alone, in addition to, or in tandem with other awards granted under the Plan and/or cash awards made outside of the Plan. After the Administrator determines that it will offer Stock Purchase Rights under the Plan, it shall advise the offeree in writing of the terms, conditions and restrictions related to the offer, including the number of Shares that such person shall be entitled to purchase, the price to be paid, and the time within which such person must accept such offer, which shall in no event exceed thirty (30) days from the date upon which the Administrator makes the determinations to grant the Stock Purchase Right. The offer shall be accepted by execution of a Restricted Stock purchase agreement in the form determined by the Administrator. Shares purchased pursuant to the grant of a Stock Purchase Right shall be referred to herein as "Restricted Stock."

   (b) Repurchase Option. Unless the Administrator determines otherwise, the Restricted Stock purchase agreement shall grant the Company a repurchase option exercisable upon the voluntary or involuntary termination of the purchaser's employment or consulting relationship with the Company for any reason (including death or Disability). The purchase price for Shares repurchased pursuant to the Restricted Stock purchase agreement shall be the original price paid by the purchaser and may be paid by cancellation of any indebtedness of the purchaser to the Company. The repurchase option shall lapse at such rate as the Administrator may determine.

   (c) Rule 16b-3. Stock Purchase Rights granted to persons subject to Rule 16b-3 of the Exchange Act ("Insiders"), and Shares purchased by Insiders in connection with Stock Purchase Rights, shall be subject to any restrictions applicable thereto in compliance with Rule 16b-3. An Insider may only purchase Shares pursuant to the grant of a Stock Purchase Right, and may only sell Shares purchased pursuant to the grant of a Stock Purchase Right, during such time or times as are permitted by Rule 16b-3.

   (d) Other Provisions. The Restricted Stock purchase agreement shall contain such other terms, provisions and conditions not inconsistent with the Plan as may be determined by the Administrator in its sole discretion. In addition, the provisions of Restricted Stock purchase agreements need not be the same with respect to each purchaser.

   (e) Rights as a Stockholder. Once the Stock Purchase Right is exercised, the purchaser shall have rights equivalent to those of a stockholder and shall be a stockholder when his or her purchase is entered upon the records of the duly authorized transfer agent of the Company. No adjustment shall be made for a dividend or other right for which the record date is prior to the date the Stock Purchase Right is exercised, except as provided in Section 12 of the Plan.

   12. Adjustments Upon Changes in Capitalization or Merger.

   (a) Changes in Capitalization. Subject to any required action by the stockholders of the Company, the number of Shares of Common Stock covered by each outstanding Option or Stock Purchase Right, and the number of shares of Common Stock which have been authorized for issuance under the Plan but as to which no Options or Stock Purchase Rights have yet been granted or which have been returned to the Plan upon cancellation or expiration of an Option or Stock Purchase Right, as well as the price per Share of Common Stock covered by each such outstanding Option or Stock Purchase Right, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued Shares of Common Stock effected without receipt of consideration by the Company. The conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration." Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of Shares of stock of any class, or securities convertible into Shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of Shares of Common Stock subject to an Option or Stock Purchase Right.

   (b) Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Administrator shall notify the Optionee at least fifteen (15) days prior to such proposed action. To the extent it has not been previously exercised, the Option or Stock Purchase Right shall terminate immediately prior to the consummation of such proposed action.

   (c) Merger or Asset Sale. In the event of a merger of the Company with or into another corporation, or the sale of substantially all of the assets of the Company, each outstanding Option and Stock Purchase Right shall be assumed or an equivalent option or right substituted by the successor corporation or a Parent or Subsidiary of the successor corporation. In the event that the successor corporation refuses to assume or substitute for the Option or Stock Purchase Right, the Optionee shall have the right to exercise the Option or Stock Purchase Right as to all of the Optioned Stock, including Shares as to which it would not otherwise be exercisable. If an Option or Stock Purchase Right is exercisable in lieu of assumption or substitution in the event of a merger or sale of assets, the Administrator shall notify the Optionee that the Option or Stock Purchase Right shall be fully exercisable for a period of fifteen (15) days from the date of such notice, and the Option or Stock Purchase Right shall terminate upon the expiration of such period. For the purposes of this paragraph, the Option or Stock Purchase Right shall be considered assumed if, following the merger or sale of assets, the option or right confers the right to purchase or receive, for each Share of Optioned Stock subject to the Option or Stock Purchase Right immediately prior to the merger or sale of assets, the consideration (whether stock, cash, or other securities or property) received in the merger or sale of assets by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the merger or sale of assets was not solely common stock of the successor corporation or its Parent, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of the Option or Stock Purchase Right, for each Share of Optioned Stock subject to the Option or Stock Purchase Right, to be solely common stock of the successor corporation or its Parent equal in fair market value to the per share consideration received by holders of Common Stock in the merger or sale of assets.

   13. Time of Granting Options and Stock Purchase Rights. The date of grant of an Option or Stock Purchase Right shall, for all purposes, be the date on which the Administrator makes the determination granting such Option or Stock Purchase Right, or such other date as is determined by the Administrator. Notice of the determination shall be given to each Employee or Consultant to whom an Option or Stock Purchase Right is so granted within a reasonable time after the date of such grant.

   14. Amendment and Termination of the Plan.

   (a) Amendment and Termination. The Board may at any time amend, alter, suspend or discontinue the Plan, but no amendment, alteration, suspension or discontinuation shall be made which would impair the rights of any Optionee under any grant theretofore made, without his or her consent. In addition, to the extent necessary and desirable to comply with Rule 16b-3 under the Exchange Act or with Section 422 of the Code (or any other applicable law or regulation, including the requirements of the NASD or an established stock exchange), the Company shall obtain stockholder approval of any Plan amendment in such a manner and to such a degree as required.

   (b) Effect of Amendment or Termination. Any such amendment or termination of the Plan shall not affect Options or Stock Purchase Rights already granted, and such Options and Stock Purchase Rights shall remain in full force and effect as if this Plan had not been amended or terminated, unless mutually agreed otherwise between the Optionee and the Administrator, which agreement must be in writing and signed by the Optionee and the Company.

   15. Conditions Upon Issuance of Shares. Shares shall not be issued pursuant to the exercise of an Option or Stock Purchase Right unless the exercise of such Option or Stock Purchase Right and the issuance and delivery of such Shares pursuant thereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the Shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

   As a condition to the exercise of an Option or Stock Purchase Right, the Company may require the person exercising such Option or Stock Purchase Right to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned relevant provisions of law.

   16. Reservation of Shares. The Company, during the term of this Plan, shall at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

   The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company's counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

   17. Agreements. Options and Stock Purchase Rights shall be evidenced by written agreements in such form as the Administrator shall approve from time to time.

   18. Stockholder Approval. Continuance of the Plan shall be subject to approval by the stockholders of the Company within twelve (12) months before or after the date the Plan is adopted. Such stockholder approval shall be obtained in the degree and manner required under applicable state and federal law and the rules of any stock exchange upon which the Common Stock is listed.

                                    ANNEX E

                              FIRST AMENDMENT TO

                      FOUR MEDIA COMPANY 1997 STOCK PLAN

   THIS FIRST AMENDMENT TO FOUR MEDIA COMPANY 1997 STOCK PLAN, dated as of
    , 1999, is made and adopted by FOUR MEDIA COMPANY, a Delaware corporation (the "Company"). Capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to them in the 1997 Stock Plan, as amended (as defined below).

                                   RECITALS

   WHEREAS, the Company maintains the Four Media Company 1997 Stock Plan (as amended, the "1997 Stock Plan");

   WHEREAS, the Company desires to amend the 1997 Stock Plan to, among other things, increase the number of shares of common stock of the Company subject thereto;

   WHEREAS, this First Amendment was adopted by the Board of Directors of the
Company on     , 1999; and

   WHEREAS, this First Amendment was approved by the stockholders of the
Company on     , 1999.

   NOW, THEREFORE, in consideration of the foregoing, the Company hereby amends the 1997 Stock Plan as follows:

     1. The first paragraph of Section 3 of the 1997 Stock Plan is hereby deleted in its entirety and replaced with the following paragraph:

       "3. Stock Subject to the Plan. Subject to Section 12, the maximum aggregate number of Shares which may be subject to option and sold under the Plan is 6,271,464 Shares (the "Available Shares"); provided, however, that beginning January 1, 2000, the number of Shares shall be increased each January 1st by 650,000 Shares. In no event, except as subject to Section 12, shall more than 1,650,000 Shares be available for issuance pursuant to Incentive Stock Option grants under the Plan. Of the Available Shares, the maximum aggregate number of Shares which may be subject to Special Options (as defined below) granted pursuant to the Employment Agreements (as defined below) is 3,200,000 Shares. For purposes of this Plan, "Special Options" shall mean those Options granted to the Chief Executive Officer of the Company, the President and Chief Administrative Officer of the Company, and the President-- Broadcast, Syndication and Manufacturing of the Company (collectively, the "Executives"), pursuant to those certain Employment Agreements (the "Employment Agreements"), each dated as of January 1, 1999, between the Company and each of the Executives."

     2. Paragraph 5(d)(i) of the 1997 Stock Plan is hereby deleted in its entirety and replaced with the following paragraph:

       "(i) Except with respect to the Special Options, no Employee shall be granted, in any fiscal year of the Company, Options and Stock Purchase Rights to purchase more than 175,000 Shares. With respect to the Special Options, the Chief Executive Officer of the Company shall not be granted, in the fiscal year of the Company ending August 1, 1999, Special Options to purchase more than 2,500,000 Shares, the President and Chief Administrative Officer of the Company shall not be granted, in the fiscal year of the Company ending August 1, 1999, Special Options to purchase more than 500,000 Shares, and the President--Broadcast, Syndication and Manufacturing of the Company shall not be granted, in the fiscal year of the Company ending August 1, 1999, Special Options to purchase more than 200,000 Shares."

     3. This First Amendment shall be and is hereby incorporated in and forms a part of the 1997 Stock Plan.

     4. All other terms and provisions of the 1997 Stock Plan shall remain unchanged except as specifically modified herein.

     5. The 1997 Stock Plan, as amended by this First Amendment, is hereby ratified and confirmed.

     6. This First Amendment shall be interpreted and enforced under the internal laws of the State of California without regard to conflicts of laws thereof.

                          [Signature Page to Follow]

   I hereby certify that the foregoing Amendment was duly adopted by the Board
of Directors of Four Media Company on     , 1999.

                                          By: _________________________________
                                          Name:
                                          Title:

   I hereby certify that the foregoing Amendment was approved by the
stockholders of Four Media Company on     , 1999.

                                          By: _________________________________
                                          Name:
                                          Title:

                     PROXY                        FOUR MEDIA COMPANY

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                   AND MAY BE REVOKED PRIOR TO ITS EXERCISE

   The undersigned hereby appoints Robert T. Walston, Jeffrey J. Marcketta and William E. Niles proxies with power to act without the other and with power of substitution, and hereby authorizes them to represent and vote all the share of stock of Four Media Company standing in the name of the undersigned with all powers which the undersigned would possess if present at the Special
Meeting of Stockholders of the Company to be held March   , 1999, or any
adjournment or postponement thereof.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSALS 1, 2 AND 3.

   Unless contrary instructions are given below, this Proxy will be voted according to the recommendations of the Board.

PROPOSAL 1: APPROVAL OF STOCK ISSUANCE

                          FOR            AGAINST             ABSTAIN
                          [_]              [_]                 [_]

PROPOSAL 2: APPROVAL OF AMENDMENT TO 1997 STOCK OPTION PLAN

                          FOR            AGAINST             ABSTAIN
                          [_]              [_]                 [_]

PROPOSAL 3. RATIFICATION OF ELECTION OF DIRECTORS

                          FOR            AGAINST             ABSTAIN
                          [_]              [_]                 [_]

I PLAN TO ATTEND THE MEETING [_]

_____________________________________     _____________________________________
Signature                                 Dated

Note: Please sign as name appears hereon. Joint Owners must each sign. When signing as attorney-in-fact, executor, administrator, trustee or guardian, please give full title as such.